Exhibit 10.1

EXECUTION VERSION

13 APRIL 2021

PREMIER ENTERTAINMENT PARENT, LLC

(as Parent)

PREMIER ENTERTAINMENT SUB, LLC

(as Borrower)

arranged by

DEUTSCHE BANK AG, LONDON BRANCH

GOLDMAN SACHS BANK USA

and

BARCLAYS BANK PLC

(as Arrangers)

with

DEUTSCHE BANK AG, LONDON BRANCH

(as Interim Facility Agent)

and

DEUTSCHE BANK AG, LONDON BRANCH

(as Interim Security Agent)

INTERIM FACILITIES AGREEMENT

99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

Schedule 1	63
Definitions and Interpretation
Schedule 2	92
Form of Drawdown Request

Schedule 3	93
Conditions Precedent
Schedule 4	96
Major Representations, Undertakings and Events of Default
Major Undertakings
Major Events of Default
Schedule 5	107
Impairment and Replacement of Interim Finance Parties
Defaulting Lender
Schedule 6	119
Form of Transfer Certificate
Schedule 7	122
Form of Assignment Agreement
Schedule 8	125
The Original Interim Lenders
Schedule 9	126
GUARANTEE
Schedule 10	130
form of extension request
Schedule 11	131
CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL GUARANTOR
Schedule 12	133
Form of Accession Deed
Schedule 13	135
Form of us tax compliance certificates
Schedule 14	139
REFERENCE RATE TERMS
Schedule 15	142
DAILY NON-CUMULATIVE COMPOUNDED RFR RATE
Schedule 16	144
CUMULATIVE COMPOUNDED RFR RATE

THIS AGREEMENT is made on 13 April 2021:

(1)	PREMIER ENTERTAINMENT PARENT, LLC, a company incorporated with limited liability under the laws of the State of Delaware (the “Parent”);

(2)	PREMIER ENTERTAINMENT SUB, LLC, a company incorporated with limited liability under the laws of the State of Delaware (the “Borrower”);

(3)	DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS BANK USA and BARCLAYS BANK PLC as arrangers (the “Arrangers”);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 8 (The Original Interim Lenders) as lenders (the “Original Interim Lenders”);

(5)	DEUTSCHE BANK AG, LONDON BRANCH as agent of the other Interim Finance Parties (the “Interim Facility Agent”); and

(6)	DEUTSCHE BANK AG, LONDON BRANCH as security agent for the Interim Finance Parties (the “Interim Security Agent”).

1.	INTERPRETATION

Terms defined in Schedule 1 (Definitions and Interpretation) to this Agreement have the same meanings when used in this Agreement. Each Schedule to this Agreement forms part of the terms of this Agreement.

2.	THE INTERIM FACILITies - AVAILABILITY

2.1	The Interim Facilities

Subject to the terms of this Agreement, the Original Interim Lenders make available to the Borrower:

(a)	an interim term loan facility in an aggregate amount equal to the Total Interim Facility (GBP) Commitments available to be utilised in Sterling (“Interim Facility (GBP)”); and

(b)	an interim term loan facility in an aggregate amount equal to the Total Interim Facility (EUR) Commitments available to be utilised in euro (“Interim Facility (EUR)”).

2.2	Availability Periods

The undrawn Interim Commitments of each Interim Lender under each Interim Facility will be automatically cancelled at 11:59 p.m. (London time) on the last day of the Certain Funds Period.

2.3	Voluntary Cancellation

The Parent may, by two (2) Business Days’ prior written notice to the Interim Facility Agent, at any time cancel any undrawn amount of any Interim Facility. Any cancellation shall reduce the Commitments of the Interim Lenders rateably under the relevant Interim Facility.

3.	THE MAKING OF THE INTERIM LOANS

3.1	Conditions Precedent

(a)	The obligations of each Interim Lender to participate in each Interim Loan are subject only to the conditions precedent that on the date on which that Interim Loan is to be made:

(i)	the Interim Facility Agent has received (or acting at the direction of the Majority Interim Lenders waived the requirement to receive) all of the documents and evidence referred to in Schedule 3 (Conditions Precedent), where required, in form and substance satisfactory to it (acting reasonably or on the instructions of the Majority Interim Lenders (each acting reasonably));

(ii)	no Major Event of Default is continuing or would result from the making of the relevant Interim Loan; and

(iii)	it is not unlawful in any applicable jurisdiction for such Interim Lender to make, or to allow to have outstanding, that Interim Loan.

(b)

(i)	The Interim Facility Agent shall notify the Parent and the Interim Lenders promptly upon being satisfied that the conditions described in paragraph (a)(i) above have been received by it or waived and the Interim Facility Agent shall, if requested by the Parent, promptly provide the Parent with a letter confirming the same. The Interim Lenders authorise the Interim Facility Agent to give any such notifications and/or provide any such letter.

(ii)	The Interim Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any notification and/or letter referred to in paragraph (b)(i) above (unless they result from the fraud, default or negligence of the Interim Facility Agent).

3.2	Certain Funds Period

Notwithstanding any other provision of any Interim Finance Document, during the Certain Funds Period none of the Interim Finance Parties shall:

(a)	refuse to participate in or make available any Interim Loan, provided that the condition in paragraph (a)(i) of Clause 3.1 (Conditions Precedent) above has been satisfied;

(b)	be entitled to take any action to rescind, terminate or cancel this Agreement (or any provision hereof or obligation hereunder) or any Interim Loan or Interim Commitment;

(c)	exercise any right of set-off, indemnification or counterclaim in respect of any Interim Loan or Interim Commitment;

(d)	accelerate any Interim Loan or otherwise demand or require repayment or prepayment of any sum from any Obligor; or

(e)	enforce (or instruct the Interim Security Agent to enforce) any Security Interest under any Interim Finance Document,

unless at any time any of the conditions in paragraphs (a)(ii) to (a)(iii) (inclusive) of Clause 3.1 (Conditions Precedent) above are not satisfied (which, in respect of paragraph (a)(iii) of Clause 3.1 (Conditions Precedent) above, shall allow the relevant Interim Lender to take such action in respect of itself only and shall not permit any other Interim Finance Parties to take such action), provided that, immediately upon the expiry of the Certain Funds Period, all such rights, remedies and entitlements shall be available to the Interim Finance Parties, notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

3.3	Purpose

The proceeds of each Interim Loan are to be applied in or towards (directly or indirectly):

(a)	financing the cash consideration paid or payable for the Acquisition (including in respect of the acquisition of shares in Target pursuant to a Scheme or an Offer, any proposals to be made under Rule 15 of the City Code and, if applicable a Squeeze-Out or any other acquisition of shares in Target by the Borrower or other payments in connection with, related to or in lieu of such acquisition);

(b)	refinancing or otherwise discharging indebtedness of the Target Group under the Senior Facilities Agreement (as defined in the Commitment Letter) (the “Existing Facilities”) and paying any breakage costs, redemption premium, make-whole costs and other fees, costs and expenses payable in connection with such refinancing and/or discharge of the Existing Facilities (the “Refinancing”);

(c)	financing or refinancing other related amounts, including fees, premiums, expenses and other transaction costs incurred in connection with the Transactions (including but not limited to the Acquisition and/or the Refinancing) and/or the Transaction Documents; and/or

(d)	any other purpose contemplated by the Funds Flow Statement or the Tax Structure Memorandum.

3.4	Override

Notwithstanding any other term of this Agreement or any other Interim Finance Document, none of:

(a)	the actions, steps or events set out in, or reorganisations specified in or expressly contemplated by, or expressly referred to in the Tax Structure Memorandum or the Transaction Documents (or, in each case, the actions or intermediate steps necessary to implement any of those steps, actions or events); and

(b)	the actions permitted under the Existing Facilities (prior to discharge) as they relate to the Target Group,

in any case, shall constitute, or result in, a breach of any representation, warranty, undertaking or other term of the Interim Finance Documents or a Default or a Major Event of Default, actual or potential, and each such event shall be expressly permitted under the terms of the Interim Finance Documents, including the use of the proceeds of any Interim Loan for any purpose set out in the Tax Structure Memorandum or the Funds Flow Statement.

4.	NATURE OF AN INTERIM FINANCE PARTY’S RIGHTS AND OBLIGATIONS

4.1	No Interim Finance Party is bound to monitor or verify any Interim Loan nor be responsible for the consequences of such Interim Loan.

4.2	The obligations of each Interim Finance Party under the Interim Finance Documents are several.

4.3	Failure by an Interim Finance Party to perform its obligations does not affect the obligations of any other Party under the Interim Finance Documents.

4.4	No Interim Finance Party is responsible for the obligations of any other Interim Finance Party under the Interim Finance Documents.

4.5	The rights of each Interim Finance Party under the Interim Finance Documents are separate and independent rights.

4.6	An Interim Finance Party may, except as otherwise stated in the Interim Finance Documents, separately enforce its rights under the Interim Finance Documents.

4.7	A debt arising under the Interim Finance Documents to an Interim Finance Party is a separate and independent debt.

4.8	Each Interim Lender will promptly notify the Parent if it becomes aware of any matter or circumstance which would entitle it not to advance or participate in any Interim Loan.

5.	UTILISATION

5.1	Giving of Drawdown Requests

(a)	The Borrower may borrow an Interim Loan by giving to the Interim Facility Agent a duly completed Drawdown Request. A Drawdown Request is, once given, irrevocable.

(b)	The latest time for receipt by the Interim Facility Agent of a duly completed Drawdown Request:

(i)	for an Interim Loan in Sterling is 09.30 a.m. (London time) on the date falling one (1) Business Day before the proposed Drawdown Date; and

(ii)	for an Interim Loan in euro is 09.30 a.m. (London time) on the date falling one (1) Business Day before the proposed Drawdown Date,

in each case, or such later time and/or date as agreed by the Interim Facility Agent.

(c)	The Interim Facility (GBP) and Interim Facility (EUR) may be drawn during the Certain Funds Period.

(d)	The Borrower may only draw fifteen (15) Interim Loans under the Interim Facility (GBP).

(e)	The Borrower may only draw two (2) Interim Loans under the Interim Facility (EUR).

5.2	Completion of Drawdown Requests

A Drawdown Request for an Interim Loan will not be regarded as having been duly completed unless:

(a)	the Drawdown Date is a Business Day within the Certain Funds Period;

(b)	the amount of the Interim Loan does not exceed the Total Interim Commitments in respect of the applicable Interim Facility; and

(c)	the currency of the Interim Loan complies with paragraph (d) of Clause 5.3 (Advance of Interim Loans) and the proposed Interest Period complies with paragraph (b) of Clause 7.2 (Payment of interest).

5.3	Advance of Interim Loans

(a)	The Interim Facility Agent must promptly notify each Interim Lender of the details of the requested Interim Loan and the amount of its share in that Interim Loan.

(b)	Each Interim Lender will participate in each Interim Loan in the proportion which its Interim Commitment under the applicable Interim Facility bears to the Total Interim Commitments under that Interim Facility, immediately before the making of that Interim Loan.

(c)	No Interim Lender is obliged to participate in any Interim Loan if as a result the amount of its share in the applicable Interim Facility would exceed its Interim Commitments under that Interim Facility.

(d)	Each Interim Loan may only be denominated in the currency or currencies in which the applicable Interim Facility is stated to be available under Clause 2.1 (The Interim Facilities) above, unless otherwise agreed in writing by all the Interim Lenders under the applicable Interim Facility.

(e)	If the applicable conditions set out in this Agreement have been met, each Interim Lender shall make its participation in each Interim Loan available to the Interim Facility Agent for the account of the Borrower by the Drawdown Date through its Facility Office.

6.	REPAYMENT AND PREPAYMENT

6.1	Repayment

(a)	The Borrower must repay all outstanding Interim Loans (together with all outstanding interest thereon) on the Final Repayment Date or, if earlier:

(i)	in full on the date of receipt by an Obligor of a written demand (the “Acceleration Notice”) from the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) following the occurrence of a Major Event of Default which is continuing requiring immediate prepayment and cancellation in full of the Interim Facilities; or

(ii)	the date of receipt by any Obligor or any Group Company of the proceeds from the first utilisation made under any Long-term Financing (free of any escrow or similar arrangements), to the extent of such proceeds.

(b)	If an Interim Loan is, or is declared to be, due and payable in accordance with the terms of this Agreement, all interest and all other amounts accrued or outstanding in respect of that Interim Loan shall be immediately due and payable.

(c)	If an Interim Loan is, or is declared to be, due and payable, in accordance with the terms of this Agreement, on demand, all interest and all other amounts accrued or outstanding in respect of that Interim Loan shall be immediately due and payable on demand by the Interim Facility Agent on the instructions of the Majority Interim Lenders.

(d)	If an Interim Loan is, or is declared to be, due and payable in accordance with the terms of this Agreement, the Interim Facility Agent may, and shall if so directed by the Majority Interim Lenders, by notice to the Parent, exercise or direct the Interim Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Interim Finance Documents.

(e)	Amounts repaid under an Interim Facility cannot be redrawn.

6.2	Prepayment

(a)	The Borrower may prepay the whole or any part of any outstanding Interim Loan (including, for the avoidance of doubt, the whole or any part of any outstanding Interim Loan owed to a particular Interim Lender to the extent provided for by the terms of this Agreement), together with accrued but unpaid interest, at any time:

(i)	in the case of an Interim Facility (GBP) Loan, on giving one (1) Business Day prior notice in writing to the Interim Facility Agent; or

(ii)	in the case of an Interim Facility (EUR) Loan, on giving one (1) Business Day prior notice in writing to the Interim Facility Agent.

(b)	Amounts prepaid under an Interim Facility cannot be redrawn.

(c)	On the occurrence of a prepayment under this Clause 6.2, a corresponding amount of the Interim Commitments shall be cancelled.

6.3	Cancellation of Interim Commitments

(a)	On the occurrence of any event referred to in paragraph (a) of Clause 6.1 (Repayment), the Interim Commitments, which, at that time, are unutilised shall be cancelled in full.

(b)	Upon the payment of funds (the “Relevant Proceeds”) into the Escrow Account, the Borrower (or the Parent on its behalf) shall provide a notice to the Interim Lenders as to the amount of Interim Commitments to be cancelled (the “Commitment Reduction”). The Commitment Reduction shall equal the aggregate sterling converted amount of the Relevant Proceeds as agreed by the Borrower and the Financial Adviser. Promptly upon receipt of notice of the Commitment Reduction, the applicable Interim Commitments shall be irrevocably cancelled in the amount of the Commitment Reduction.

6.4	Extension Option

(a)	The Parent may, by delivering an Extension Request to the Interim Facility Agent no earlier than twenty (20) days and not later than ten (10) days before the Original Final Repayment Date, request that the Final Repayment Date be extended to the Extended Final Repayment Date.

(b)	The Interim Facility Agent shall promptly notify the Interim Lenders that an Extension Request has been served following receipt of the Extension Request.

(c)	Provided that no Major Event of Default is continuing on the date of the Extension Request, the Final Repayment Date shall be automatically extended to the Extended Final Repayment Date upon receipt by the Interim Facility Agent of the Extension Request (the “Extension Effective Date”).

(d)	An Extension Request shall be irrevocable.

7.	INTEREST

7.1	Calculation of interest – Interim Facility (GBP) Loans

(a)	The rate of interest on each Interim Facility (GBP) Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for an Interim Facility (GBP) Loan is not an RFR Banking Day, the rate of interest on that Interim Facility (GBP) Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

7.2	Calculation of interest – Interim Facility (EUR) Loans

The rate of interest on each Interim Facility (EUR) Loan for its Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	the Margin; and

(b)	EURIBOR in relation to any Interim Facility (EUR) Loan for that Interest Period.

7.3	Payment of interest

(a)	The period for which each Interim Loan is outstanding shall be divided into successive interest periods (each, an “Interest Period”), each of which will start on the expiry of the previous Interest Period or, in the case of the first Interest Period for an Interim Loan, on the relevant Drawdown Date.

(b)	The Borrower of each Interim Facility (GBP) Loan (or the Parent on its behalf) shall select an Interest Period as specified in the applicable Reference Rate Terms.

(c)	Prior to the Extension Effective Date, the Borrower of each Interim Facility (EUR) Loan (or the Parent on its behalf) shall select an Interest Period of one (1), two (2) or three (3) weeks, one (1) or two (2) months or ninety (90) days (or any other period agreed with the Interim Facility Agent) in each Drawdown Request and (in relation to subsequent Interest Periods for the Interim Facility (EUR) Loans) thereafter no later than 09.30 a.m. (London time) one (1) Business Day prior to the end of the existing Interest Period for the outstanding Interim Facility (EUR) Loans.

(d)	Upon and following the Extension Effective Date, the Borrower of each Interim Facility (EUR) Loan (or the Parent on its behalf) shall select an Interest Period of one (1), two (2) or three (3) months (or any other period agreed with the Interim Facility Agent) in each Drawdown Request and (in relation to subsequent Interest Periods for the Interim Facility (EUR) Loans) thereafter no later than 09.30 a.m. (London time) one (1) Business Day prior to the end of the existing Interest Period for the outstanding Interim Facility (EUR) Loans.

(e)	If the Borrower (or the Parent on its behalf) does not select an Interest Period for an Interim Facility (GBP) Loan, the default Interest Period shall (subject to paragraph (h) below) be as specified in the applicable Reference Rate Terms.

(f)	If the Borrower (or the Parent on its behalf) does not select an Interest Period for an Interim Facility (EUR) Loan, the default Interest Period shall (subject to paragraph (h) below) be one (1) month prior to the Extension Effective Date and three (3) months upon and following the Extension Effective Date (or, if earlier, a period ending on the Final Repayment Date).

(g)	The Borrower must pay accrued interest on each Interim Loan made to it on the last day of each Interest Period in respect of that Interim Loan and on any date on which that Interim Loan is repaid or prepaid.

(h)	Notwithstanding paragraphs (a), (b), (e) and (f) above, no Interest Period will extend beyond the Final Repayment Date.

(i)	Subject to paragraph (j) below, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not), provided that no Interest Period will extend beyond the Final Repayment Date.

(j)	If the Interim Loan is an Interim Facility (GBP) Loan, any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period.

(k)	If there is a repayment, prepayment or recovery of all or any part of an Interim Loan other than on the last day of its Interest Period, the Borrower will pay the Interim Finance Parties promptly following demand their break costs (if any). The break costs (the “Break Costs”) will be the amount by which:

(i)	in respect of any Interim Facility (GBP) Loan, any amount specified as such in the Reference Rate Terms; or

(ii)	in respect of any Interim Facility (EUR) Loan, the amount (if any) by which:

(A)	EURIBOR (disregarding for this purpose any interest rate floor) which would have been payable at the end of the relevant Interest Period on the amount of the Interim Facility (EUR) Loan repaid, prepaid or recovered; exceeds

(B)	if positive, the amount of interest the Interim Lenders would have received by placing a deposit equal to the relevant amount with leading banks in the Relevant Interbank Market for a period starting on the Business Day following receipt and ending on the last day of the relevant Interest Period.

7.4	Interest on overdue amounts

(a)	If an Obligor fails to pay when due any amount payable by it under the Interim Finance Documents, it must immediately on demand by the Interim Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)	Interest on an overdue amount is payable at a rate determined by the Interim Facility Agent to be one (1) per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted part of that Interim Loan.

(c)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount on the last day of each Interest Period (or such duration as selected by the Interim Facility Agent acting reasonably) to the extent permitted under any applicable law and regulation.

7.5	Interest calculation

(a)	Interest shall be paid in the currency of the relevant Interim Loan and shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365 day year, or in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

(b)	The aggregate amount of any accrued interest in respect of the Interest Period for an Interim Facility (GBP) Loan shall be rounded to 2 decimal places.

(c)	The Interim Facility Agent shall promptly upon an Interest Payment being determined in respect of an Interim Facility (GBP) Loan notify:

(i)	the Borrower of that Interest Payment;

(ii)	each relevant Interim Lender of the proportion of that Interest Payment which relates to that Interim Lender’s participation in the relevant Interim Facility (GBP) Loan; and

(iii)	the relevant Interim Lenders and the Borrower of:

(A)	each applicable rate of interest relating to the determination of that Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Interim Facility (GBP) Loan.

This paragraph (c) shall not apply to any Interest Payment determined pursuant to Clause 7.9 (Proposed Disrupted Loans).

(d)	The Interim Facility Agent shall promptly notify the relevant Interim Lenders and the Borrower of the determination of a rate of interest relating to an Interim Facility (GBP) Loan to which Clause 7.9 (Proposed Disrupted Loans) applies.

(e)	The Interim Facility Agent shall promptly notify each relevant Party of the determination of a rate of interest relating to an Interim Facility (EUR) Loan under this Agreement.

(f)	This Clause shall not require the Interim Facility Agent to make any notification to any Party on a day which is not a Business Day.

7.6	Replacement of Screen Rate

(a)	Subject to paragraphs (b) and (c) below, any amendment or waiver which relates to providing for an additional or alternative benchmark rate, base rate or reference rate to apply in relation to that currency in place of that Screen Rate or Compounded Reference Rate for an applicable Interim Facility (including any amendment, replacement or waiver to the definition of, “EURIBOR”, “Compounded Reference Rate” (or any component definition thereof) or “Screen Rate”, including an alternative or additional page, service or method for the determination thereof) (or which relates to aligning any provision of an Interim Finance Document to the use of that other benchmark rate, base rate or reference rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that other benchmark rate, base rate or reference rate for any Interest Period and making other consequential and/or incidental changes) (a “Benchmark Rate Change”) may be made with the consent of the Majority Interim Lenders and the Parent.

(b)	If either the Parent or the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) requests the making of a Benchmark Rate Change, the Parent shall notify the Interim Facility Agent (or, as the case may be, the Interim Facility Agent shall notify the Parent) thereof and if such Benchmark Rate Change cannot be agreed upon by the date which is five (5) Business Days before the end of the current Interest Period (or in the case of a new Interim Loan, the date which is five (5) Business Days before the date upon which the Drawdown Request will be served, as notified by the Parent to the Interim Facility Agent), the Screen Rate applicable to any Interim Lender’s share of an applicable Interim Loan shall be replaced by the rate certified to the Interim Facility Agent by that Interim Lender as soon as practicable (and in any event by the date falling two (2) Business Days before the date on which interest is due to be paid in respect of the relevant Interest Period) to be that which expresses as a percentage rate per annum of the cost to the relevant Interim Lender of funding its participation in that applicable Interim Loan in the Relevant Interbank Market.

(c)	Notwithstanding the definitions of “EURIBOR”, “Compounded Reference Rate” (or any component definition thereof) or “Screen Rate” in Schedule 1 (Definitions and Interpretation) or any other term of any Interim Finance Document, the Interim Facility Agent may from time to time (with the prior written consent of the Parent) specify a Benchmark Rate Change for any currency for the purposes of the Interim Finance Documents, and each Interim Lender authorises the Interim Facility Agent to make such specification.

7.7	Absence of quotations

(a)	If:

(i)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for an Interim Facility (GBP) Loan; and

(ii)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms,

Clause 7.9 (Proposed Disrupted Loans) shall apply to that Interim Facility (GBP) Loan for that Interest Period.

(b)	If EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12.00 noon (Brussels time) on the Rate Fixing Day then EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks, subject to Clause 7.8 (Market Disruption Notice).

7.8	Market Disruption Notice

If, in relation to any actual or proposed Interim Loan (a “Disrupted Loan”):

(a)	in the case of an Interim Facility (GBP) Loan, if:

(i)	a Market Disruption Rate is specified in the Reference Rate Terms; and

(ii)	before the Reporting Time the Interim Facility Agent receives notifications from an Interim Lender or Interim Lenders (whose participations in an Interim Facility (GBP) Loan equal or exceed forty (40) per cent. of that Interim Facility (GBP) Loan) that its cost of funds relating to its participation in that Interim Facility (GBP) Loan would be in excess of that Market Disruption Rate, then Clause 7.9 (Proposed Disrupted Loans) shall apply to that Interim Facility (GBP) Loan for the relevant Interest Period; and

(b)	in the case of an Interim Facility (EUR) Loan:

(i)	EURIBOR is to be determined by reference to rates supplied by Reference Banks and none or only one of the Reference Banks supplies a rate by 12.00 noon (Brussels time) on the Rate Fixing Day; or

(ii)	before close of business in London on the Rate Fixing Day for the relevant Interest Period, one or more Interim Lenders whose participations in that Interim Facility (EUR) Loan equal or exceed in aggregate forty (40) per cent. of the amount of that Interim Facility (EUR) Loan notify the Interim Facility Agent that by reason of circumstances affecting the Relevant Interbank Market generally the cost to those Interim Lenders of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR, in each case, the Interim Facility Agent will promptly give notice of such event to the Parent and the Interim Lenders (a “Market Disruption Notice”).

7.9	Proposed Disrupted Loans

If a Market Disruption Notice is given in respect of a proposed Disrupted Loan and this Clause 7.9 applies to an Disrupted Loan for an Interest Period, Clause 7.1 (Calculation of interest) shall not apply to that Disrupted Loan for that Interest Period and the interest rate applicable on each Interim Lender’s participation in that Disrupted Loan will be the applicable Margin plus:

(a)	in relation to a Disrupted Loan under Interim Facility (GBP), the rate certified by that Interim Lender to the Interim Facility Agent by the Reporting Time; or

(b)	in relation to a Disrupted Loan under Interim Facility (EUR), the rate certified by that Interim Lender to the Interim Facility Agent no later than five (5) Business Days after the Rate Fixing Day, in each case, to be its cost of funds (from any source which it may reasonably select).

8.	TAXES

8.1	Gross-up

(a)	Each Obligor must make all payments under the Interim Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Parent or an Interim Lender becomes aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), it shall promptly notify the Interim Facility Agent. Failure to give such notice shall not affect the obligations of any Obligor under the Interim Finance Documents. If the Interim Facility Agent receives such notification from an Interim Lender it shall notify the Parent.

(c)	If any Tax Deduction is required by law to be made by an Obligor (or by the Interim Facility Agent on behalf of an Obligor):

(i)	except as provided in Clause 8.2 (Exceptions from gross-up), the amount of the payment due from such Obligor will be increased to an amount which (after taking into account any Tax Deduction including a Tax Deduction imposed on or with respect to the increased amount pursuant to this paragraph (c)(i)) leaves an amount equal to the amount which would have been due if no Tax Deduction had been required; and

(ii)	the Parent will:

(A)	ensure that the Tax Deduction and any payment required in connection with it does not exceed the minimum amount required by law;

(B)	make the Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed by law; and

(C)	within thirty (30) days of making any Tax Deduction or any payment to the relevant Tax authorities required in connection with it, deliver to the Interim Facility Agent (for the Interim Finance Party entitled to the payment) evidence satisfactory to that Interim Finance Party (acting reasonably) that such Tax Deduction has been made or (as applicable) such payment paid to the appropriate authority.

8.2	Exceptions from gross-up

An Obligor is not required to make any increased payment to an Interim Finance Party under Clause 8.1 (Gross-up) by reason of a Tax Deduction if:

(a)	the Tax Deduction is the result of the Taxes described in paragraph (b)(i) (Tax indemnity); or

(b)	the Tax Deduction is on account of Tax imposed with respect to payments made by or with respect to a US Tax Obligor, if such Tax is a US Excluded Tax.

8.3	Tax indemnity

(a)	The Parent shall (or shall procure that another Group Company will) (within five (5) Business Days of demand by the Interim Facility Agent) pay to an Interim Finance Party an amount equal to the loss, liability or cost which that Interim Finance Party determines (acting reasonably and in good faith) will be or has been (directly or indirectly) suffered for or on account of Tax by that Interim Finance Party in relation to a payment received or receivable from an Obligor under an Interim Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	to any Tax assessed on an Interim Finance Party under the law of the jurisdiction (or any political subdivision thereof) in which:

(A)	that Interim Finance Party is incorporated or, if different, in which that Interim Finance Party is treated as resident for tax purposes; or

(B)	that Interim Finance Party’s Facility Office or other permanent establishment is located in respect of amounts received or receivable in that jurisdiction (or any political subdivision thereof) or in respect of amounts attributed to the permanent establishment on the basis that personnel of the Interim Finance Party are undertaking relevant functions in the jurisdiction (or any political subdivision thereof) where that permanent establishment is located; or

(C)	that Interim Finance Party has a present or former connection (other than any connection arising solely under the Interim Facilities or any transactions contemplated thereby) in respect of amounts received or receivable under the Interim Finance Documents in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Interim Finance Party or if that Tax is a franchise Tax, branch profits Tax or similar Tax; or

(ii)	to the extent a loss or liability:

(A)	is compensated for by payment of an amount under Clause 8.1 (Gross-up);

(B)	would have been compensated for by payment of an increased amount under Clause 8.1 (Gross-up) but was not so compensated solely because one of the exclusions in Clause 8.2 (Exceptions from gross-up) applied;

(C)	is compensated for by payment of an amount under Clause 8.5 (Stamp Taxes) or Clause 8.6 (Value added taxes) or would have been compensated for by payment of an increased amount under such Clauses but was not so compensated solely because one of the exclusions in the applicable Clause applied;

(D)	(for the avoidance of doubt) is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); or

(E)	relates to a FATCA Deduction required to be made by a party.

(c)	An Interim Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Parent and the Interim Facility Agent of the event which has given, or will give, rise to the claim.

8.4	Tax Credit

If an Obligor or a Group Company pays an additional amount under Clause 8.1 (Gross-up) or Clause 8.3 (Tax indemnity) and an Interim Finance Party determines (in its absolute discretion acting in good faith) that it (or one of its Affiliates) has obtained and utilised a Tax Credit attributable to that additional amount or the Tax Deduction in consequence of which the additional amount was required, then, subject to the penultimate sentence of this Clause 8.4, that Interim Finance Party shall pay to the Obligor or that Group Company (as the case may be) an amount equal to such Tax Credit (but only to the extent of the additional amounts paid under Clause 8.1 (Gross-up) or Clause 8.3 (Tax indemnity) with respect to the Taxes giving rise to such Tax Credit and subject to that penultimate sentence), net of all out-of-pocket expenses (including Taxes) of such Interim Finance Party and its Affiliates (as applicable) and without interest (other than any interest paid by the relevant governmental or tax authority with respect to such Tax Credit); provided that, the Obligor, upon the request of such Interim Finance Party, shall repay to such Interim Finance Party the amount paid over pursuant to this Clause 8.4 in the event that such Interim Finance Party (or any of its Affiliates) is required to repay such Tax Credit to the relevant governmental or tax authority or it otherwise transpires that the Interim Finance Party is unable to obtain and utilize the Tax Credit. Notwithstanding anything to the contrary in this Clause 8.4, in no event will the Interim Finance Party be required to pay any amount to the Obligor pursuant to this Clause 8.4 the payment of which would place the Interim Finance Party and its Affiliates in a less favourable net after-Tax position than the Interim Finance Party and its Affiliates would have been in if the Tax subject to indemnification and giving rise to such Tax Credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Clause 8.4 shall not be construed to require any Interim Finance Party to make available its Tax returns (or the Tax returns of any Affiliate) (or any other information relating to its or any of its Affiliate’s Taxes that it deems confidential) to the Borrower or any other person.

8.5	Stamp Taxes

The Parent shall pay (or shall procure that another Group Company pays) within five (5) Business Days of demand and indemnify each Interim Finance Party against all losses, costs and liabilities which that Interim Finance Party (directly or indirectly) suffers or incurs in relation to any stamp duty, stamp duty reserve tax, transfer tax, registration or other similar Tax payable in respect of any Interim Finance Document except for:

(a)	any such Tax payable in respect of any transfer, assignment, sub-participation or other disposal of an Interim Finance Party’s rights or obligations under an Interim Finance Document, unless such transfer, assignment, sub-participation or other disposal is (i) pursuant to Clause 9.2 (Mitigation) or (ii) at the request of the Parent under Part 3 (Replacement of an Interim Lender/Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties) other than such a request in respect of a Defaulting Lender; or

(b)	any such Tax to the extent it becomes payable upon a voluntary registration made by any Interim Finance Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such Interim Finance Party under an Interim Finance Document.

8.6	Value added taxes

(a)	All amounts expressed to be payable under an Interim Finance Document by any party to an Interim Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply or supplies made by any Interim Finance Party to any party in connection with an Interim Finance Document, and such Interim Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Interim Finance Party (in addition to and at the same time as paying the consideration for that supply or supplies) an amount equal to the amount of the VAT (upon such Interim Finance Party providing an appropriate VAT invoice to such party).

(b)	If VAT is or becomes chargeable on any supply made by any Interim Finance Party (the “Supplier”) to any other Interim Finance Party (the “Recipient”) under an Interim Finance Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Interim Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where an Interim Finance Document requires any party to reimburse or indemnify an Interim Finance Party for any costs or expenses, that party shall reimburse or indemnify (as the case may be) the Interim Finance Party against any VAT incurred by the Interim Finance Party in respect of the costs or expenses, to the extent that the Interim Finance Party reasonably determines that neither it nor any group of which it is a member for VAT purposes is entitled to credit or receive repayment in respect of the VAT from the relevant tax authority.

(d)	Any reference in Clause 8.6 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in section 43 of the Value Added Tax Act 1994 or in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	In relation to any supply made by an Interim Finance Party to any party under an Interim Finance Document, if reasonably requested by such Interim Finance Party, that party must promptly provide such Interim Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Interim Finance Party’s VAT reporting requirements in relation to such supply.

8.7	US Tax Forms

(a)	Any Interim Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Interim Finance Document by or in respect of an obligation of any Borrower that is a US Person (each, a “US Borrower”) shall deliver to such US Borrower (with a copy to the Interim Facility Agent), at the time or times reasonably requested by any US Borrower or the Interim Facility Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by such US Borrower or the Interim Facility Agent or prescribed by applicable law, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Interim Lender, if reasonably requested by any US Borrower or the Interim Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such US Borrower or the Interim Facility Agent as will enable such US Borrower or the Interim Facility Agent to determine whether or not such Interim Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (b)(i) and (b)(ii) of this Clause 8.7) shall not be required if in the Interim Lender’s reasonable judgment such completion, execution or submission would subject such Interim Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Interim Lender.

(b)	Without limiting the generality of the foregoing,

(i)	any Interim Lender that is a US Person shall deliver to the US Borrower and the Interim Facility Agent on or about the date on which such Interim Lender becomes an Interim Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Interim Facility Agent), executed copies of IRS Form W-9 certifying that such Interim Lender is exempt from U.S. federal backup withholding tax;

(ii)	any Interim Lender that is not a US Person (each, a “Non-US Lender”) shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Interim Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-US Lender becomes an Interim Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Interim Facility Agent), whichever of the following is applicable:

(A)	in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Interim Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Interim Finance Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the US Code, (x) a certificate substantially in the form of the applicable portion of Schedule 13 (Forms of US Tax Compliance Certificates) to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the US Code, a “10 percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the US Code, or a “controlled foreign corporation” related to the US Borrower as described in Section 881(c)(3)(C) of the US Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)	to the extent a Non-US Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a US Tax Compliance Certificate substantially in the form of the applicable portion of Schedule 13 (Forms of US Tax Compliance Certificates), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a US Tax Compliance Certificate substantially in the form of the applicable portion of Schedule 13 (Forms of US Tax Compliance Certificates) on behalf of each such direct and indirect partner; and

(iii)	any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to the US Borrower and the Interim Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-US Lender becomes an Interim Lender under this Agreement (and from time to time thereafter upon the reasonable request of the US Borrower or the Interim Facility Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the US Borrower or the Interim Facility Agent to determine the withholding or deduction required to be made.

(c)	Each Interim Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the US Borrower and the Interim Facility Agent in writing of its legal inability to do so.

(d)	In the event that any Borrower is a US Borrower, on or prior to the date that the Interim Facility Agent (and any successor thereto) becomes a party to this Agreement, and from time to time as reasonably requested by the US Borrower, (x) if the Interim Facility Agent is a US Person, it shall provide the US Borrower executed copies of IRS Form W-9, or (y) if the Interim Facility Agent is not a US Person, it shall provide the US Borrower executed copies of IRS Form W-8IMY certifying that the Interim Facility Agent is acting as a “nonqualified intermediary” and accompanied by any required attachments (including certification documents from each beneficial owner). In addition, with respect to any U.S.-source fees, interest or other payments received on its behalf, the Interim Facility Agent shall provide the US Borrower executed copies of IRS Form W-8BEN-E claiming an exemption under an applicable tax treaty that would allow the US Borrower to make payments to it without deduction or withholding of any U.S. federal withholding Taxes.

8.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Interim Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Interim Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor, or the Interim Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Interim Lender shall, within 10 Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Interim Lender is an Original Interim Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date or a date on which an increase in the Interim Commitments takes effect pursuant to paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties) and the relevant Interim Lender is a New Interim Lender or an Increase Lender, the relevant Transfer Date or a date on which an increase in the Interim Commitments takes effect;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where no Borrower is a US Tax Obligor, the date of the request from the Interim Facility Agent,

supply to the Interim Facility Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Interim Facility Agent may require to certify or establish the status of such Interim Lender under FATCA or that other law or regulation.

The Interim Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from an Interim Lender pursuant to this paragraph (e) above to the relevant Obligor.

(f)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Interim Facility Agent by an Interim Lender pursuant to paragraph 8.9(e) above is or becomes materially inaccurate or incomplete, that Interim Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Interim Facility Agent unless it is unlawful for the Interim Lender to do so (in which case the Interim Lender shall promptly notify the Interim Facility Agent in writing of its legal inability to do so). The Interim Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Obligor.

8.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Interim Facility Agent, and the Interim Facility Agent shall notify the other Interim Finance Parties.

9.	INCREASED COSTS

9.1	Increased Costs

(a)	If (i) the introduction of, or a change in, or a change in the interpretation, administration or application of, any law, regulation or treaty occurring after the date on which it becomes party to this Agreement, or (ii) compliance with any law, regulation or treaty made after the date on which it becomes party to this Agreement or (iii) the implementation or application of or compliance with Basel III and/or CRD IV or any other law or regulation which implements Basel III and/or CRD IV, results in any Interim Finance Party (a “Claiming Party”) or any Affiliate of it incurring any Increased Cost (as defined in paragraph (c) below):

(i)	the Claiming Party will notify the Parent and the Interim Facility Agent of the circumstances giving rise to that Increased Cost as soon as reasonably practicable after becoming aware of it and will as soon as reasonably practicable provide a certificate confirming the amount of that Increased Cost with (to the extent available) appropriate supporting evidence; and

(ii)	within five (5) Business Days of demand by the Claiming Party, the Parent will (or shall procure that another Group Company will) pay to the Claiming Party the amount of any Increased Cost incurred by it (or any Affiliate of it).

(b)	No Group Company will be obliged to compensate any Claiming Party under paragraph (a) above in relation to any Increased Cost:

(i)	to the extent already compensated for by a payment under Clause 8 (Taxes) (or would have been so compensated but for an exclusion in Clauses 8.2 (Exceptions from gross-up), 8.3 (Tax indemnity), 8.5 (Stamp Taxes) or 8.6 (Value added taxes));

(ii)	attributable to the breach by the Claiming Party of any law, regulation or treaty or any Interim Finance Document;

(iii)	attributable to a Tax Deduction required by law to be made by an Obligor;

(iv)	attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Claiming Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment to Basel II arising out of Basel III (as defined in paragraph (c)(ii) below)) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Interim Finance Party or any of its Affiliates) but excluding any Increased Cost attributable to Basel III or any other law or regulation which implements Basel III (in each case, unless an Interim Finance Party was or reasonably should have been aware of that Increased Cost on the date on which it became an Interim Finance Party under this Agreement);

(vi)	attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);

(vii)	attributable to a FATCA Deduction required to be made by a Party;

(viii)	attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements or applies Basel III or CRD IV, in each case, to the extent the relevant Interim Finance Party was aware of (or could reasonably be expected to have been aware of) the relevant Increased Cost at the date of this Agreement or, if later, the date it became an Interim Finance Party; or

(ix)	not notified to the Parent in accordance with paragraph (a)(i) above.

(c)	In this Agreement:

(i)	“Increased Cost” means:

(A)	an additional or increased cost;

(B)	a reduction in any amount due, paid or payable to the Claiming Party under any Interim Finance Document; or

(C)	a reduction in the rate of return from an Interim Facility or on the Claiming Party’s (or its Affiliates’) overall capital,

suffered or incurred by a Claiming Party (or any Affiliate of it) as a result of it having entered into or performing its obligations under any Interim Finance Document or making or maintaining its participation in any Interim Loan; and

(ii)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel (III); and

(iii)	“CRD IV” means EU CRD IV and UK CRD IV.

(iv)	“EU CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(v)	“UK CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

(B)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(C)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

9.2	Mitigation

(a)	If circumstances arise which entitle an Interim Finance Party:

(i)	to receive payment of an additional amount under Clause 8 (Taxes);

(ii)	to demand payment of any amount under Clause 9.1 (Increased Costs); or

(iii)	to require cancellation or prepayment to it of any amount under Clause 9.3 (Illegality),

then that Interim Finance Party will, in consultation with the Parent, take all reasonable steps to mitigate the effect of those circumstances (including by transferring its rights and obligations under the Interim Finance Documents to an Affiliate or changing its Facility Office or transferring its Interim Commitments and participation in each Interim Loan for cash at par plus all accrued but unpaid interest thereon to another bank, financial institution or other person nominated for such purpose by the Parent).

(b)	No Interim Finance Party will be obliged to take any such steps or action if to do so is likely in its opinion (acting in good faith) to be unlawful or to have an adverse effect on its business, operations or financial condition or breach its banking policies or require it to disclose any confidential information.

(c)	The Parent shall (or shall procure that another Group Company will), within five (5) Business Days of demand by the relevant Interim Finance Party, indemnify such Interim Finance Party for any costs or expenses reasonably incurred by it as a result of taking any steps or action under this Clause 9.2.

(d)	This Clause 9.2 does not in any way limit, reduce or qualify the obligations of the Parent under the Interim Finance Documents.

9.3	Illegality

If after the date of this Agreement (or if later, the date the relevant Interim Lender became a Party) it becomes unlawful in any applicable jurisdiction for an Interim Finance Party to participate in the Interim Facilities, maintain its Interim Commitments or participation in any Interim Loan or perform any of its obligations under any Interim Finance Documents, then:

(a)	that Interim Finance Party shall promptly so notify the Interim Facility Agent and the Parent upon becoming aware of that event; and

(b)	the Parent shall (or shall procure that a Group Company will) prepay that Interim Finance Party’s participation in all outstandings under the Interim Facilities (together with any related accrued interest) and pay (or procure payment of) all other amounts due to that Interim Finance Party under the Interim Finance Documents and that Interim Finance Party’s Interim Commitment will be cancelled, in each case, to the extent necessary to cure the relevant illegality and, on the date specified by that Interim Finance Party in such notice (being the last Business Day immediately prior to the illegality taking effect or the latest date otherwise allowed by the relevant law (taking into account any applicable grace period)) unless an earlier date is otherwise agreed or required by the Parent, provided that on or prior to such date the Parent shall have the right to require that Interim Lender to transfer its Interim Commitments and participation in each Interim Loan to another bank, financial institution or other person nominated for such purpose by the Parent which has agreed to purchase such rights and obligations at par plus accrued interest.

10.	PAYMENTS

10.1	Place

(a)	Unless otherwise specified in an Interim Finance Document, on each date on which payment is to be made by any Party (other than the Interim Facility Agent) under an Interim Finance Document, such Party shall pay, in the required currency, the amount required to the Interim Facility Agent, for value on the due date at such time and in such funds as the Interim Facility Agent may specify to the Party concerned as being customary at that time for settlement of transactions in the relevant currency in the place of payment. All such payments shall be made to the account specified by the Interim Facility Agent for that purpose in the principal financial centre of the country of the relevant currency (or in relation to euro, US Dollars and Sterling, London).

(b)	Unless otherwise specified in an Interim Finance Document (including any Drawdown Request), each payment received by the Interim Facility Agent under the Interim Finance Documents for another Party shall, subject to paragraphs (c) and (d) below and to Clause 10.3 (Assumed receipt), be made available by the Interim Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of an Interim Lender, for the account of its Facility Office), to such account as that Party may notify to the Interim Facility Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or in relation to euro, US Dollars and Sterling, London).

(c)	The Interim Facility Agent may with the consent of the Parent (or in accordance with Clause 16 (Set-Off)) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount then due and payable by an Obligor under the Interim Finance Documents or in or towards purchase of any amount of any currency to be so applied.

(d)	Each Agent may deduct from any amount received by it for another Party any amount due to such Agent from that other Party but unpaid and apply the amount deducted in payment of the unpaid debt owed to it.

10.2	Currency of payment

(a)	Subject to paragraphs (b) to (e) (inclusive) below, Sterling is the currency of account and payment of any sum due from any Obligor under any Interim Finance Documents shall be made in Sterling.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes were incurred.

(c)	Each repayment of an Interim Loan or overdue amount or payment of interest thereon shall be made in the currency of the Interim Loan or overdue amount.

(d)	Each payment under Clauses 8.1 (Gross-up), 8.3 (Tax indemnity) or 9.1 (Increased Costs) shall be made in the currency specified by the Interim Finance Party making the claim (being the currency in which the Tax or losses were incurred).

(e)	Any amount expressed in the Interim Finance Documents to be payable in a particular currency shall be paid in that currency.

10.3	Assumed receipt

(a)	Where an amount is or is required to be paid to the Interim Facility Agent under any Interim Finance Document for the account of another person (the “Payee”), the Interim Facility Agent is not obliged to pay that amount to the Payee until the Interim Facility Agent is satisfied that it has actually received that amount.

(b)	If the Interim Facility Agent nonetheless pays that amount to the Payee (which it may do at its discretion) and the Interim Facility Agent had not in fact received that amount, then the Payee will on demand refund that amount to the Interim Facility Agent (together with interest on that amount at the rate determined by the Interim Facility Agent to be equal to the cost to the Interim Facility Agent of funding that amount for the period from payment by the Interim Facility Agent until refund to the Interim Facility Agent of that amount), provided that the Obligors will have no obligation to refund any such amount received from the Interim Facility Agent and paid by it (or on its behalf) to any third party for a purpose set out in Clause 3.3 (Purpose).

10.4	No set-off or counterclaim

All payments made or to be made by an Obligor under the Interim Finance Documents must be      paid in full without (and free and clear of any deduction for) set-off or counterclaim.

10.5	Business Days

(a)	If any payment would otherwise be due under any Interim Finance Document on a day which is not a Business Day, that payment shall be due on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any such extension of the due date for payment of any principal or overdue amount, or any extension of an Interest Period, interest shall accrue and be payable at the rate payable on the original due date.

10.6	Change in currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country:

(i)	any reference in any Interim Finance Document to, and any obligations arising under any Interim Finance Document in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Interim Facility Agent (after consultation with the Parent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Interim Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, the Interim Finance Documents will, to the extent the Interim Facility Agent specifies is necessary (acting reasonably and after consultation with the Parent), be amended to comply with any generally accepted conventions and market practice in any Relevant Interbank Market and otherwise to reflect the change in currency. The Interim Facility Agent will notify the other Parties to the relevant Interim Finance Documents of any such amendment, which shall be binding on all the Parties.

10.7	Application of proceeds

(a)	If the Interim Facility Agent receives a payment that is insufficient to discharge all amounts then due and payable by an Obligor under any Interim Finance Document, the Interim Facility Agent shall apply that payment towards the obligations of the Obligors under the Interim Finance Documents in the following order:

(i)	first, in payment pro rata of any fees, costs and expenses of the Agents and the Arrangers due but unpaid under the Interim Finance Documents;

(ii)	second, in payment pro rata of any fees, costs and expenses of the Interim Lenders, due but unpaid under the Interim Finance Documents;

(iii)	third, in payment pro rata of any accrued interest in respect of each Interim Facility, due but unpaid under the Interim Finance Documents;

(iv)	fourth in payment pro rata of any principal due but unpaid under each Interim Facility; and

(v)	fifth in payment pro rata of any other amounts due but unpaid under the Interim Finance Documents; and

(vi)	the balance, if any, in payment to the Borrower.

(b)	The Interim Facility Agent shall, if directed by all the Interim Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(v).

(c)	Any such application by the Interim Facility Agent will override any appropriation made by any Obligor.

(d)	Any amount recovered under the Interim Security Documents will be paid to the Interim Facility Agent to be applied as set out in paragraph (a) above.

11.	FEES AND EXPENSES

11.1	Costs and expenses

The Parent shall (or shall procure that another Group Company will) pay to the Interim Facility Agent, within ten (10) Business Days of demand, for the account of the Interim Finance Parties the amount of all reasonable and documented costs and expenses (including legal fees limited to one primary counsel to the Arrangers, the Agents and the Interim Lenders taken as a whole and one local and gaming counsel in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions)) properly incurred by them or any of their Affiliates in connection with:

(a)	the negotiation, preparation, printing, execution and perfection of any Interim Finance Document and other documents contemplated by the Interim Finance Documents executed after the date of this Agreement; and

(b)	any amendment, waiver or consent made or granted in connection with the Interim Finance Documents,

provided that if the Interim Facility is not drawn no such costs and expenses will be payable (other than legal costs).

11.2	Enforcement costs

The Parent shall (or shall procure that another Group Company will) pay to each Interim Finance Party, within five (5) Business Days of demand, the amount of all reasonable and documented costs and expenses (including legal fees limited to one primary counsel to the Arrangers, the Agents and the Interim Lenders taken as a whole and one local and gaming counsel in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions)) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Interim Finance Document and any proceedings instituted by or against the Interim Security Agent as a consequence of taking or holding the Interim Security or enforcing these rights.

11.3	Amendment costs

The Parent shall (or shall procure that another Group Company will) pay to the Interim Facility Agent, within ten (10) Business Days of demand, all reasonable and documented costs and expenses (including legal fees limited to one primary counsel to the Arrangers, the Agents and the Interim Lenders taken as a whole and one local and gaming counsel in each relevant material jurisdiction (which may include a single counsel acting in multiple jurisdictions)) properly incurred by the Interim Facility Agent or Interim Security Agent in connection with responding to, evaluating, negotiating or complying with any amendment, waiver or consent requested or required by the Parent, subject always to any limits as agreed between the Parent and the relevant Interim Finance Party from time to time.

11.4	Other fees

The Parent shall (or shall procure that another Group Company or Topco Group Company will) pay the Interim Finance Parties’ fees in accordance with the Fee Letter.

11.5	Limitations

Notwithstanding anything to the contrary in any Interim Finance Document (including Clauses 11.1 (Costs and expenses) to 11.4 (Other fees) above):

(a)	no fees, costs, expenses or other amount shall be payable by any Group Company to any Interim Finance Party under any Interim Finance Document if the Interim Closing Date does not occur (save legal fees subject to any limit agreed prior to the date of this Agreement);

(b)	any demand for reimbursement of costs and expenses incurred by an Interim Finance Party must be accompanied by reasonable details of the amount demanded (including, at the request of the Parent in respect of any professional advisor fees, hours worked, rates charged and individuals involved); and

(c)	if an Interim Lender assigns or transfers any of its rights, benefits or obligations under the Interim Finance Documents, no Group Company shall be required to pay any fees, costs, expenses or other amounts relating to or arising in connection with that assignment or transfer (including any stamp duty, transfer or registration Taxes and any amounts relating to the perfection or amendment of the Interim Security Documents).

12.	INDEMNITIES

12.1	General indemnity

The Parent will (or shall procure that another Group Company will) indemnify each Interim Finance Party within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded) against any loss or liability (not including loss of future Margin and/or profit) which that Interim Finance Party incurs as a result of:

(a)	the occurrence of any Major Event of Default;

(b)	the operation of Clause 15 (Pro Rata Payments);

(c)	any failure by any Obligor to pay any amount due under an Interim Finance Document on its due date;

(d)	funding, or making arrangements to fund, its participation in an Interim Loan requested by a Borrower (or the Parent) in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement, including as a result of a Drawdown Request not being duly completed in accordance with Clause 5.2 (Completion of Drawdown Requests) (other than as a result of the fraud, default or negligence of that Interim Finance Party);

(e)	any Interim Loan or overdue amount under an Interim Finance Document being repaid or prepaid otherwise than in accordance with a notice of prepayment given by the Borrower (or the Parent on its behalf) or otherwise than on the last day of the then current Interest Period relating to that Interim Loan or overdue amount, other than as a result of that Interim Lender failing to advance its participation pursuant to any Long-term Financing Agreement for the purposes of refinancing the Interim Facility;

including any loss on account of funds borrowed, contracted for or utilised to fund any Interim Loan or amount payable under any Interim Finance Document.

12.2	Currency indemnity

(a)	If:

(i)	any amount payable by an Obligor under or in connection with any Interim Finance Document is received by any Interim Finance Party (or by an Agent on behalf of any Interim Finance Party) in a currency (the “Payment Currency”) other than that agreed in the relevant Interim Finance Document (the “Agreed Currency”), and the amount produced by such Interim Finance Party converting the Payment Currency so received into the Agreed Currency is less than the required amount of the Agreed Currency; or

(ii)	any amount payable by an Obligor under or in connection with any Interim Finance Document has to be converted from the Agreed Currency into another currency for the purpose of making, filing, obtaining or enforcing any claim, proof, order or judgment, the Parent shall (or shall procure that another Group Company will), as an independent obligation, within ten (10) Business Days of demand indemnify the relevant Interim Finance Party for any loss or liability incurred by it as a result of the conversion, provided that, if the amount produced or payable as a result of the conversion is greater than the relevant amount due, that Interim Finance Party will promptly refund such excess amount to the Parent.

(b)	Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the relevant Interim Finance Party, acting reasonably, as being most appropriate for the conversion. The Parent will also (or shall procure that another Group Company will), within ten (10) Business Days of demand, pay the reasonable costs of the conversion.

(c)	The Parent waives any right it may have in any jurisdiction to pay any amount under any Interim Finance Document in a currency other than that in which it is expressed to be payable in that Interim Finance Document.

12.3	Indemnity to the Interim Facility Agent

The Parent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify the Interim Facility Agent against any cost, loss or liability incurred by the Interim Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Major Event of Default (provided that, if after doing so it is established or determined that no Major Event of Default was continuing at the time such cost, loss or liability was incurred, such cost, loss or liability shall be for the account of the Interim Lenders); and

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

except where the cost, loss or liability incurred by the Interim Facility Agent is a result of fraud, wilful misconduct, gross negligence or default of the Interim Facility Agent.

12.4	Indemnity to the Interim Security Agent

(a)	The Parent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify the Interim Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by the Interim Security Agent, Receiver or Delegate (acting reasonably) incurred as a result of:

(i)	the taking, holding, protection or enforcement of the Interim Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Interim Security Agent and each Receiver and Delegate by the Interim Finance Documents or by law; and

(iii)	any default by an Obligor in the performance of any of the obligations expressed to be assumed by it in the Interim Finance Documents,

except where, as the case may be, the cost, loss or liability incurred by the Interim Security Agent, Receiver and/or Delegate is a result of fraud, wilful misconduct, gross negligence or default of the Interim Security Agent, Receiver and/or Delegate.

(b)	The Interim Security Agent and, to the extent relevant, each other Interim Finance Party may, in priority to any payment to the Interim Finance Parties, indemnify itself out of the Charged Property over which it holds Interim Security in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 12.4 and shall have a lien on the Interim Security held by it and the proceeds of the enforcement of the Interim Security held by it for all moneys payable to it.

12.5	Acquisition Indemnity

(a)	The Parent shall (or shall procure that another Group Company will) within ten (10) Business Days of demand indemnify and hold harmless the Interim Finance Parties and any of their respective Affiliates and any of their directors, officers, agents, advisers and employees (as applicable) (each an “Indemnified Person”) against any cost, expense, loss, liability (including, except as specified below, legal fees and limited, in the case of legal fees and expenses, to one counsel to such Indemnified Persons taken as a whole and in the case of a conflict of interest, one additional counsel to the affected Indemnified Persons similarly situated, taken as a whole and, if reasonably necessary one local and gaming counsel in any relevant jurisdiction) incurred by or awarded against such Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding (including any action, claim, investigation or proceeding to preserve or enforce rights) (collectively, each a “Proceeding”), commenced or threatened, relating to this Agreement, the Interim Facility or the Acquisition or the use or proposed use of proceeds of the Interim Facility (except to the extent such cost, expense, loss or liability resulted from (x) the wilful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or related parties (as determined in a final non-appealable judgment in a court of competent jurisdiction), (y) any material breach of the obligations of such Indemnified Person or any of its affiliates or related parties under this Agreement (as determined in a final non-appealable judgment in a court of competent jurisdiction) or (z) any dispute among Indemnified Persons (or their respective affiliates or related parties) that does not involve an act or omission by the Parent or any of its subsidiaries).

(b)	If any event occurs in relation to which indemnification will be sought from the Parent under paragraph (a) above, the relevant Indemnified Person shall use reasonable endeavours to notify the Parent in writing (where legally permissible and practicable to do so) after the relevant Indemnified Person becomes aware of such event, consult with the Parent fully and promptly (where legally permissible and practicable to do so) with respect to the conduct of the relevant claim, action or proceeding, conduct such claim, action or proceeding properly and diligently and shall consult with the Parent prior to settling any claim, action or proceeding, provided that failure to notify and/or consult with the Parent shall not relieve the Parent from any liability under this Clause 12.5 except to the extent that the Parent would have been prejudiced through loss, forfeiture or impairment of the applicable Indemnified Person’s rights or defences by such failure.

(c)	The Indemnified Person shall also be entitled to appoint one primary counsel for all Indemnified Persons (taken as a whole) in each applicable jurisdiction (and, solely in the case of a conflict of interest, one additional counsel as necessary to the affected Indemnified Persons taken as a whole) in respect of any such claim, action or proceeding.

(d)	Neither (x) any Indemnified Person, nor (y) any member of the Combined Group or any member of the Target Group (or any of their respective Affiliates), shall be liable for any indirect, special, punitive or consequential losses or damages in connection with its activities related to the Interim Facility or the Interim Finance Documents; provided that nothing contained in this paragraph (d) shall limit the Parent’s and its subsidiaries’ indemnification and reimbursement obligations to the extent such indirect, special, punitive or consequential losses or damages are included in any third party claim with respect to which such Indemnified Person is entitled to indemnification hereunder.

(e)	In the case of any proceeding to which the indemnities in this Clause 12 apply, such indemnities shall be effective whether or not such proceeding is brought by any member of the Combined Group or the Target Group, their respective equity holders or creditors or an Indemnified Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Transactions is consummated.

13.	SECURITY

13.1	Responsibility

The Interim Security Agent is not liable or responsible to any other Interim Finance Party for:

(a)	any failure in perfecting or protecting the Security Interest created by any Interim Security Document; or

(b)	any other action taken or not taken by it in connection with an Interim Security Document.

13.2	Possession of documents

The Interim Security Agent is not obliged to hold in its own possession any Interim Security Document, title deed or other document in connection with any asset over which a Security Interest is intended to be created by an Interim Security Document. Without prejudice to the above, the Interim Security Agent may allow any bank providing safe custody services or any professional adviser to the Interim Security Agent to retain any of those documents in its possession.

13.3	Investments

Except as otherwise provided in any Interim Security Document, all moneys received by the Interim Security Agent under the Interim Finance Documents may be:

(a)	invested in the name of, or under the control of, the Interim Security Agent in any investment for the time being authorised by applicable law for the investment by trustees of trust money or in any other investments which may be selected by the Interim Security Agent with the consent of the Majority Interim Lenders; or

(b)	placed on deposit in the name of, or under the control of, the Interim Security Agent at such bank or institution (including any other Interim Finance Party) and upon such terms as the Interim Security Agent may think fit.

13.4	Conflict with Interim Security Documents

If there is any conflict between the provisions of this Agreement and any Interim Security Document with regard to instructions to or other matters affecting the Interim Security Agent, this Agreement will prevail.

13.5	Enforcement of Interim Security Documents

(a)	The Security Interests granted pursuant to the Interim Security Documents may only be enforced if an Acceleration Notice has been given to the Parent and remains outstanding.

(b)	If the Interim Security is being enforced pursuant to paragraph (a) above, the Interim Security Agent shall enforce the Interim Security in such manner as the Majority Interim Lenders shall instruct, or, in the absence of any such instructions, as the Interim Security Agent sees fit.

(c)	Subject to Clause 14 (Agents and Arrangers), each Interim Finance Party (other than the Interim Security Agent) agrees not to enforce independently or exercise any rights or powers arising under an Interim Security Document except through the Interim Security Agent and in accordance with the Interim Finance Documents.

13.6	Release of security

(a)	If:

(i)	a disposal to a person or persons outside the Group of any asset over which a Security Interest has been created by any Interim Security Document is:

(A)	being effected at the request of the Majority Interim Lenders in circumstances where any of the security created by the Interim Security Documents has become enforceable; or

(B)	being effected by enforcement of the Interim Security Documents;

(ii)	the Interim Liabilities (other than contingent obligations not then due) are repaid in full; or

(iii)	there is a disposal of any asset over which security has been created by any Interim Security Document and which is permitted or not prohibited by the Interim Finance Documents,

the Interim Security Agent is irrevocably authorised to execute on behalf of each Interim Finance Party, the Parent and each person which has granted the relevant security (and at the cost of the Parent) the releases and disposals referred to in paragraph (b) below.

(b)	The releases referred to in paragraph (a) above are:

(i)	any release of the security created by the Interim Security Documents over that asset; and

(ii)	if that asset comprises all of the shares in the capital of any member of the Group (or any direct or indirect holding company of any member of the Group) held by any other member of the Group, a release of that member of the Group (or any direct or indirect holding company of any member of the Group) and its Subsidiaries from all present and future liabilities (both actual and contingent and including any liability to any other member of the Group under the Interim Finance Documents by way of contribution or indemnity) under the Interim Finance Documents and a release of all Security granted by that member of the Group (or any direct or indirect holding company of any member of the Group) and its Subsidiaries under the Security Documents.

(c)	In the case of paragraphs (a)(i)(A) and (a)(i)(B) above, the net cash proceeds of the disposal must be applied in accordance with Clause 13.7 (Application of Proceeds - Enforcement of Interim Security).

(d)	If the Interim Security Agent is satisfied that a release is permitted under this Clause 13.6, each Interim Finance Party must execute (at the cost of the Parent) any document which is reasonably required to achieve that release. Each other Interim Finance Party irrevocably authorises the Interim Security Agent to execute any such document. Any release will not affect the obligations of any other member of the Group under the Interim Finance Documents.

13.7	Application of Proceeds - Enforcement of Interim Security

All amounts from time to time received or recovered by the Interim Security Agent in connection with the realisation or enforcement of any Interim Security pursuant to paragraphs (a)(i)(A) or (a)(i)(B) of Clause 13.6 (Release of Security) shall be first applied by the Interim Security Agent in paying the costs and expenses of such enforcement and thereafter be applied in the order of priority set out in Clause 10.7 (Application of proceeds).

13.8	Investment of Proceeds

Prior to the application of the proceeds of the Interim Security in accordance with Clause 13.7 (Application of Proceeds - Enforcement of Interim Security) the Interim Security Agent may, at its reasonable discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Interim Security Agent or Interim Facility Agent with any financial institution (including itself) and for so long as the Interim Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Interim Security Agent’s discretion in accordance with the provisions of this Clause 13.

13.9	Currency Conversion

(a)	For the purpose of or pending the discharge of any of the obligations secured pursuant to the Interim Security, the Interim Security Agent may convert any moneys received or recovered by the Interim Security Agent from one currency to another, at the spot rate at which the Interim Security Agent is able to purchase the currency in which the obligations secured pursuant to the Interim Security are due with the amount received.

(b)	The obligations of the Parent to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

13.10	Permitted Deductions

The Interim Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Interim Security Agent under any of the Interim Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

13.11	Discharge of Secured Obligations

(a)	Any payment to be made in respect of the obligations secured pursuant to the Interim Security by the Interim Security Agent may be made to the Interim Facility Agent on behalf of the Interim Lenders and that payment shall be a good discharge to the extent of that payment, to the Interim Security Agent.

(b)	The Interim Security Agent is under no obligation to make payment to the Interim Facility Agent in the same currency as that in which any sum due and payable but unpaid by an Obligor under the Interim Finance Documents is denominated.

13.12	Perpetuity period

If applicable to any trust created in this Agreement, the perpetuity period for that trust is 125 years.

13.13	Guarantee

Each Guarantor guarantees the Interim Facilities on the terms set out in Schedule 9 (Guarantee).

14.	AGENTS AND ARRANGERS

14.1	Appointment of Agents

(a)	Each Interim Finance Party (other than the relevant Agent) irrevocably authorises and appoints each Agent:

(i)	to act as its agent under and in connection with the Interim Finance Documents (and in the case of the Interim Security Agent to act as its trustee for the purposes of the Interim Security Documents) subject to 14.10 (Role of the Interim Security Agent) with respect to the Interim Security Documents;

(ii)	to execute and deliver such of the Interim Finance Documents and any other document related to the Interim Finance Documents as are expressed to be executed by such Agent;

(iii)	to execute for and on its behalf any and all Interim Security Documents and any other agreements related to the Interim Security Documents, including the release of the Interim Security Documents; and

(iv)	to perform the duties and to exercise the rights, powers and discretions which are specifically delegated to such Agent by the terms of the Interim Finance Documents, together with all other incidental rights, powers and discretions.

(b)	Each Interim Finance Party:

(i)	(other than the Interim Facility Agent, the Interim Security Agent and the Arrangers) irrevocably authorises and appoints, severally, each of the Agents and the Arrangers to accept on its behalf the terms of any reliance, non-reliance, hold harmless or engagement letter relating to any report, certificate or letter provided by accountants, auditors or other professional advisers in connection with any of the Interim Finance Documents or any related transactions and to bind such Interim Finance Party in respect of the addressing or reliance or non-reliance or limitation of liability of any person under any such report, certificate or letter; and

(ii)	accepts the terms and any limitation of liability or qualification in the reports or any reliance, non-reliance, hold harmless or engagement letter entered into by any of the Agents and/or the Arrangers (in each case, whether before or after such Interim Finance Party became party to this Agreement) in connection with the Interim Finance Documents.

(c)	The relationship between each Agent and the other Interim Finance Parties is that of principal and agent only. Except as specifically provided in the Interim Finance Documents, no Agent shall:

(i)	have, or be deemed to have, any obligations to, or trust or fiduciary relationship with, any other Party or other person, other than those for which specific provision is made by the Interim Finance Documents; or

(ii)	be bound to account to any other Interim Finance Party for any sum or the profit element of any sum received by it for its own account.

(d)	Neither Agent is authorised to act on behalf of an Interim Finance Party in any legal or arbitration proceedings relating to any Interim Finance Document without first obtaining that Interim Finance Party’s consent except in any proceedings for the protection, preservation or enforcement of any Interim Security Documents otherwise permitted by this Agreement.

14.2	Agents’ duties

(a)	Each Agent will only have those duties which are expressly specified in the Interim Finance Documents. The duties of the Agents are solely of a mechanical and administrative nature.

(b)	Each Agent shall promptly send to each other Interim Finance Party a copy of each notice or document delivered to that Agent by the Parent for that Interim Finance Party under any Interim Finance Document.

(c)	Each Agent shall, subject to any terms of this Agreement which require the consent of all the Interim Lenders or of any particular Interim Finance Party:

(i)	act or refrain from acting in accordance with any instructions from the Majority Interim Lenders and any such instructions shall be binding on all the Interim Finance Parties; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with the instructions of the Majority Interim Lenders.

(d)	In the absence of any such instructions from the Majority Interim Lenders (or if required all Interim Lenders), each Agent may act or refrain from acting as it considers to be in the best interests of the Interim Lenders and any such action (or omission) shall be binding on all Interim Finance Parties.

(e)	The Interim Facility Agent, acting solely for this purpose as a non-fiduciary agent of the Parent, shall maintain a register for the recordation of the names and addresses of the Interim Lenders, and the commitments of, and principal amounts (and stated interest) of the Interim Loans owing to, each Interim Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent, the Interim Facility Agent and the Interim Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as an Interim Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent and any Interim Lender, at any reasonable time and from time to time upon reasonable prior notice.

14.3	Agents’ rights

Each Agent may:

(a)	act under the Interim Finance Documents by or through its personnel, delegates or agents (and any indemnity given to, or received by, an Agent under this Agreement extends also to its personnel, delegates or agents who may rely on this provision);

(b)	except as expressly provided to the contrary in any Interim Finance Document, refrain from exercising any right, power or discretion vested in it under the Interim Finance Documents until it has received instructions from the Majority Interim Lenders or, where relevant, all the Interim Lenders;

(c)	unless it has received notice to the contrary in accordance with this Agreement, treat the Interim Lender which makes available any portion of an Interim Loan as the person entitled to repayment of that portion (and any interest, fees or other amounts in relation thereto);

(d)	notwithstanding any other term of an Interim Finance Document, refrain from doing anything (including disclosing any information to any Interim Finance Party or other person) which would or might in its opinion breach any law, regulation, court judgment or order or any confidentiality obligation, or otherwise render it liable to any person, and it may do anything which is in its opinion necessary to comply with any such law, regulation, judgment, order or obligation;

(e)	assume that no Major Event of Default has occurred, unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default;

(f)	refrain from acting in accordance with the instructions of the Majority Interim Lenders or all the Interim Lenders until it has been indemnified and/or secured to its satisfaction against all costs, losses or liabilities (including legal fees and any associated VAT) which it may sustain or incur as a result of so acting;

(g)	rely on any notice or document believed by it to be genuine and correct and assume that any notice or document has been correctly and appropriately authorised and given;

(h)	rely on any statement made by any person regarding any matter which might reasonably be expected to be within such person’s knowledge or power to verify;

(i)	engage, obtain, rely on and pay for any legal, accounting or other expert advice or services which may seem necessary to it;

(j)	at any time, and it shall if instructed by the Majority Interim Lenders, convene a meeting of the Interim Lenders;

(k)	accept without enquiry (and has no obligation to check) any title which an Obligor may have to any asset intended to be the subject of any Security Interest to be created by the Interim Security Documents; and

(l)	deposit any title deeds, transfer documents, share certificates, Interim Security Document or any other documents in connection with any of the assets charged by the Interim Security Documents with any bank or financial institution or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers or other professional advisers (each, a “custodian”) and it shall not be responsible or liable for or be required to insure against any loss incurred in connection with any such deposit or the misconduct or default of any such custodian and it may pay all amounts required to be paid on account or in relation to any such deposit.

14.4	Exoneration of the Arrangers and the Agents

Neither the Arrangers nor the Agents are:

(a)	responsible for, or responsible for checking, the adequacy, accuracy or completeness of:

(i)	any representation, warranty, statement or information (written or oral) made in or given in connection with any report, any Interim Finance Document or any notice or document delivered in connection with any Interim Finance Document or the transactions contemplated thereby; or

(ii)	any notice, accounts or other document delivered under any Interim Finance Document (irrespective of whether the relevant Agent forwards that notice, those accounts or other documents to another Party);

(b)	responsible for the validity, legality, adequacy, accuracy, completeness, enforceability, admissibility in evidence or performance of any Interim Finance Document or any agreement or document entered into or delivered in connection therewith;

(c)	under any obligation or duty either initially or on a continuing basis to provide any Interim Finance Party with any credit, financial or other information relating to the Parent or any other Group Company or any member of the Target Group or any risks arising in connection with any Interim Finance Document, except as expressly specified in this Agreement;

(d)	obliged to monitor or enquire as to the occurrence or continuation of a Major Event of Default;

(e)	deemed to have knowledge of the occurrence of a Major Event of Default unless it has received notice from another Party stating that a Major Event of Default has occurred and giving details of such Major Event of Default;

(f)	responsible for any failure of any Party duly and punctually to observe and perform their respective obligations under any Interim Finance Document;

(g)	responsible for the consequences of relying on the advice of any professional advisers selected by it in connection with any Interim Finance Document;

(h)	responsible for any shortfall which arises on the enforcement or realisation of the Interim Security;

(i)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Interim Finance Parties in circumstances where it has not been given instructions by the Interim Lenders or the Majority Interim Lenders (as the case may be);

(j)	liable to any Interim Finance Party for anything done or not done by it under or in connection with any Interim Finance Document and any other agreement, arrangement or documents entered into, made or executed in anticipation of, under or in connection with any Interim Finance Document, save to the extent directly caused by its own fraud, negligence or wilful misconduct; or

(k)	under any obligation to enquire into or check the title of any Obligor to, or to insure, any assets or property or any interest therein which is or is purported to be subject to any Security Interest constituted, created or evidenced by any Interim Security Document.

14.5	The Arrangers and the Agents individually

(a)	If it is an Interim Lender, each of the Arrangers and Agents has the same rights and powers under the Interim Finance Documents as any other Interim Lender and may exercise those rights and powers as if it were not also acting as an Arranger or an Agent.

(b)	Each of the Agents and the Arrangers may:

(i)	retain for its own benefit and without liability to account to any other person any fee, profit or other amount received by it for its own account under or in connection with the Interim Finance Documents or any of the activities referred to in paragraph (ii) below; and

(ii)	accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with the Parent or any other Group Company (or Affiliate of the Parent or any other Group Company) or other Party (and, in each case, may do so without liability to account to any other person).

(c)	Except as otherwise expressly provided in this Agreement, no Arranger in its capacity as such has any obligation or duty of any kind to any other Party under or in connection with any Interim Finance Document.

14.6	Communications and information

(a)	All communications to the Parent (or any Affiliate of the Parent) under or in connection with the Interim Finance Documents are, unless otherwise specified in the relevant Interim Finance Document, to be made by or through the Interim Facility Agent. Each Interim Finance Party will notify the Interim Facility Agent of, and provide the Interim Facility Agent with a copy of, any communication between that Interim Finance Party and the Parent (or Affiliate of the Parent) on any matter concerning the Interim Facility or the Interim Finance Documents.

(b)	No Agent will be obliged to transmit to or notify any other Interim Finance Party of any information relating to any Party which that Agent has or may acquire otherwise than in connection with the Interim Facility or the Interim Finance Documents.

(c)	In acting as agent for the Interim Lenders, each Agent’s agency division will be treated as a separate entity from any of its other divisions or department (the “Other Divisions”). Any information relating to any Group Company acquired by any of the Other Divisions of an Agent or which in the opinion of that Agent is acquired by it otherwise than in its capacity as Agent under the Interim Finance Documents may be treated by it as confidential and will not be treated as information available to the other Interim Finance Parties.

14.7	Non-reliance

(a)	Each other Interim Finance Party confirms that it has made (and will continue to make) its own independent investigation and appraisal of the assets, business, financial condition and creditworthiness of the Group and the Target Group and of any risks arising under or in connection with any Interim Finance Document, and has not relied, and will not at any time rely, on any Agent or Arranger:

(i)	to assess the adequacy, accuracy or completeness of any information (whether oral or written) provided by or on behalf of the Parent or any Group Company or any member of the Target Group under or in connection with any Interim Finance Document (whether or not that information has been or is at any time circulated to it by an Arranger or an Agent), or any document delivered pursuant thereto, including any contained in the Reports or the transactions contemplated thereby;

(ii)	to assess whether that Interim Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Interim Finance Document;

(iii)	to assess the assets, business, financial condition or creditworthiness of the Parent, any Group Company, the Target Group or any other person; or

(iv)	to assess the validity, legality, adequacy, accuracy, completeness, enforceability or admissibility in evidence of any Transaction Document or any document delivered pursuant thereto.

(b)	This Clause 14.7 is without prejudice to the responsibility of the Parent for the information supplied by it or on its behalf under or in connection with the Interim Finance Documents and the Parent remains responsible for all such information.

(c)	No Party (other than the relevant Agent) may take any proceedings against any officer, delegate, employee or agent of an Agent in respect of any claim it may have against that Agent or in respect of any act or omission by that officer, delegate, employee or agent in connection with any Interim Finance Document.

(d)	No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Interim Finance Documents to be paid by that Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose.

14.8	Know your customer

Nothing in this Agreement shall oblige the Agents or the Arrangers to carry out know your customer or other checks in relation to any person on behalf of any Interim Lender and each Interim Lender confirms to the Agents and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agents or the Arrangers.

14.9	Agents’ indemnity

(a)	Each Interim Lender shall on demand indemnify each Agent for its share of any cost, loss or liability incurred by the relevant Agent in acting, or in connection with its role, as Agent under the Interim Finance Documents, except to the extent that the cost, loss or liability is incurred as a result of the relevant Agent’s fraud, negligence or wilful misconduct.

(b)	An Interim Lender’s share of any such loss or liability shall be the proportion which:

(i)	that Interim Lender’s participation in the outstanding Interim Loan bears to the outstanding Interim Loan at the time of demand; or

(ii)	if there is no outstanding Interim Loan at that time, that Interim Lender’s Interim Commitment bears to the Total Interim Commitments at that time; or

(iii)	if the Total Interim Commitments have been cancelled, that Interim Lender’s Interim Commitment bore to the Total Interim Commitments immediately before being cancelled.

(c)	The provisions of this Clause 14.9 are without prejudice to any obligations of the Parent to indemnify the Agents under the Interim Finance Documents.

14.10	Role of the Interim Security Agent

(a)	The Interim Security Agent declares that it shall hold the Interim Security on trust for itself and the other Interim Finance Parties on the terms contained in this Agreement and shall administer the Interim Security Documents for itself and the other Interim Finance Parties and will apply all payments and other benefits received by it under the Interim Security Documents in accordance with the Interim Finance Documents.

(b)	Each of the Parties agrees that the Interim Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Interim Security Documents to which the Interim Security Agent is expressed to be a party (and no others shall be implied).

(c)	Each Interim Finance Party hereby authorises the Interim Security Agent (whether or not by or through employees or agents):

(i)	to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Interim Security Agent under the Interim Security Documents together with such powers and discretions as are reasonably incidental thereto; and

(ii)	to take such action on its behalf as may from time to time be authorised under or in accordance with the Interim Security Documents.

(d)	The Interim Security Agent shall not be liable for any failure, omission or defect in registering, protecting or perfecting any Security Interest constituted, created or evidenced by any Interim Security Document.

(e)	The Interim Security Agent has no duty or obligation to require the deposit with it of, or to hold, any title deeds, share certificates, transfer documents or other documents in connection with any asset charged or encumbered or purported to be charged or encumbered under any Interim Security Document.

(f)	Each Interim Finance Party confirms its approval of each Interim Security Document and authorises and directs the Interim Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent) or as otherwise provided.

(g)	It is agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Agreement, the relationship of the Interim Finance Parties to the Interim Security Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, that all the other provisions of this Agreement shall have full force and effect between the parties hereto.

15.	PRO RATA PAYMENTS

15.1	Recoveries

Subject to Clause 15.3 (Exceptions to sharing), if any amount owing by the Obligors under any Interim Finance Document to an Interim Lender (the “Recovering Interim Lender”) is discharged by payment, set-off or any other manner other than through the Interim Facility Agent in accordance with Clause 10 (Payments) (the amount so discharged being a “Recovery”), then:

(a)	within three (3) Business Days of receipt of the Recovery, the Recovering Interim Lender shall notify details of such Recovery to the Interim Facility Agent;

(b)	the Interim Facility Agent shall determine whether the amount of the Recovery is in excess of the amount which such Recovering Interim Lender should have received had such amount been paid to the Interim Facility Agent under Clause 10 (Payments) without taking account of any Tax which would have been imposed on the Interim Facility Agent in relation to the Recovery (any such excess amount being the “Excess Recovery”);

(c)	within three (3) Business Days of demand, the Recovering Interim Lender shall pay to the Interim Facility Agent an amount equal to the Excess Recovery;

(d)	the Interim Facility Agent shall treat that payment as if it was a payment made by an Obligor to the Interim Lenders under Clause 10 (Payments) and distribute it to the Interim Lenders (other than the Recovering Interim Lender) accordingly; and

(e)	on a distribution by the Interim Facility Agent under paragraph (d) above of any payment received by a Recovering Interim Lender from an Obligor as between that Obligor and the Recovering Interim Lender, the amount of the Excess Recovery shall be treated as not having been paid and (without double counting) the Obligor will owe the Recovering Interim Lender a debt (immediately due and payable) in an amount equal to the Excess Recovery.

15.2	Notification of Recovery

If any Recovery has to be wholly or partly refunded by the Recovering Interim Lender after it has paid any amount to the Interim Facility Agent under paragraph (c) of Clause 15.1 (Recoveries), each Interim Lender to which any part of the Excess Recovery (or amount in respect of it) was distributed will, on request from the Recovering Interim Lender, pay to the Recovering Interim Lender that Interim Lender’s pro rata share of the amount (including any related interest) which has to be refunded by the Recovering Interim Lender.

15.3	Exceptions to sharing

Notwithstanding Clause 15.1 (Recoveries), no Recovering Interim Lender will be obliged to pay any amount to the Interim Facility Agent or any other Interim Lender in respect of any Recovery:

(a)	if it would not (after that payment) have a valid claim against an Obligor under paragraph (e) of Clause 15.1 (Recoveries) in an amount equal to the Excess Recovery; or

(b)	which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Interim Finance Documents, which proceedings have been notified to the other Interim Finance Parties and where the Interim Lender concerned had a right and opportunity to, but does not, either join in those proceedings or promptly after receiving notice commence and diligently pursue separate proceedings to enforce its rights in the same or another court.

15.4	No security

The provisions of this Clause 15 shall not constitute a charge by any Interim Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this Clause 15.

16.	SET-OFF

Subject to Clause 3.2 (Certain Funds Period), if a Major Event of Default has occurred and is continuing, an Interim Finance Party may set off any matured obligation (to the extent beneficially owned by the Interim Finance Party) due and payable by an Obligor to it under an Interim Finance Document against any matured obligation due and payable by it to an Obligor, regardless of currency, place of payment or booking branch of either obligation. The relevant Interim Finance Party may convert either obligation at a market rate of exchange in its ordinary course of business in order to effect such set-off.

17.	NOTICES

17.1	Mode of service

(a)	Any notice, demand, consent or other communication (a “Notice”) made under or in connection with any Interim Finance Document must be in writing and made by letter, email or any other electronic communication approved by the Interim Facility Agent or otherwise permitted pursuant to the terms of this Agreement.

(b)	An electronic communication will be treated as being in writing for the purposes of this Agreement.

(c)	The address and email address of each Party (and person for whose attention the Notice is to be sent) for the purposes of Notices given under or in connection with the Interim Finance Documents are:

(i)	in the case of any person which is a Party on the date of this Agreement, the address and email address set out beneath its name in the signature pages to this Agreement;

(ii)	in the case of any other Interim Finance Party, the address and email address notified in writing by that Interim Finance Party for this purpose to the Interim Facility Agent on or before the date it becomes a Party; or

(iii)	any other address and/or email address notified in writing by that Party for this purpose to the Interim Facility Agent (or in the case of the Interim Facility Agent, notified by the Interim Facility Agent to the other Parties) by not less than five (5) Business Days’ notice.

(d)	Any Notice given to an Agent will be effective only:

(i)	if it is marked for the attention of the department or officer specified by that Agent for receipt of Notices; and

(ii)	subject to paragraph (b) of Clause 17.2 (Deemed service) below, when actually received by that Agent.

17.2	Deemed service

(a)	Subject to paragraph (b) below, a Notice will be deemed to be given as follows:

(i)	if by letter or delivered personally, when delivered;

(ii)	if by email or any other electronic communication, when received in legible form; and

(iii)	if by posting to an electronic website, at the time of notification to the relevant recipient of such posting or (if later) the time when the recipient was given access to such website.

(b)	A Notice given in accordance with paragraph (a) above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

17.3	Electronic communication

(a)	Any communication to be made between the Interim Facility Agent and an Interim Lender under or in connection with the Interim Finance Documents may be made by unencrypted electronic mail or other electronic means, if the Interim Facility Agent and the relevant Interim Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Interim Facility Agent and an Interim Lender will be effective only when actually received in readable form and in the case of any electronic communication made by an Interim Lender to the Interim Facility Agent only if it is addressed in such a manner as the Interim Facility Agent shall specify for this purpose.

17.4	Language

(a)	Any Notice must be in English.

(b)	All other documents provided under or in connection with any Interim Finance Document must be:

(i)	in English; or

(ii)	if not in English, accompanied by a certified English translation, in which case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

17.5	Personal liability

No personal liability shall attach to any director, manager, officer, employee or other individual signing a certificate or other document on behalf of a Group Company which proves to be incorrect in any way, unless that individual acted fraudulently in giving that certificate or other document, in which case, any liability will be determined in accordance with applicable law.

18.	CONFIDENTIALITY

18.1	Each Interim Finance Party will keep the Interim Finance Documents and any information supplied to it by or on behalf of any member of the Combined Group under the Interim Finance Documents confidential, provided that it may disclose any such document or information to any person:

(a)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Interim Finance Documents and to any of that person’s Affiliates, related funds, representatives and professional advisers on a confidential basis (provided that such person has first entered into a Confidentiality Undertaking agreeing to keep such Interim Finance Document or other document or information confidential);

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Interim Finance Documents and/or the Parent and to any of that person’s Affiliates, related funds, representatives and professional advisers on a confidential basis (provided that such person has first entered into a Confidentiality Undertaking agreeing to keep such Interim Finance Document or other document or information confidential);

(c)	which is publicly available (other than by virtue of a breach of this Clause 18);

(d)	if and to the extent required by law or regulation or at the request of an administrative authority (including any tax or bank supervisory authority or if required pursuant to the rules of any relevant stock exchange) (in which event such Interim Finance Party shall notify the Parent promptly thereof to the extent permitted by law);

(e)	to its directors, officers, employees, auditors and professional advisers on a confidential basis;

(f)	to any direct or indirect Holding Company of the Parent, any Party or any Group Company;

(g)	to the extent reasonably necessary in connection with any legal or arbitration proceedings to which it is a party (in which event such Interim Finance Party shall notify the Parent promptly thereof to the extent permitted by law);

(h)	for the purpose of obtaining any consent, making any filing, registration or notarisation or paying any stamp or registration tax or fee in connection with any of the Interim Finance Documents;

(i)	with the agreement of the Parent;

(j)	to any Affiliate (and any of their officers, directors, employees, professional advisers, auditors, partners and representatives) in connection with the transactions contemplated hereby, on an as needed and confidential basis (and such Interim Finance Party shall be responsible for such recipient’s compliance with this Clause 18.1); or

(k)	to the Financial Advisor or to any of its Affiliates (and any of their officers, directors, employees, professional advisers, auditors, partners and representatives) in connection with the transactions contemplated hereby, on an as needed and confidential basis.

18.2	This Clause 18 replaces any previous confidentiality undertaking given by any Interim Finance Party in connection with this Agreement prior to it becoming a Party.

18.3	For reasons of technical practicality, electronic communication may be sent in unencrypted form, even if the content may be subject to confidentiality and banking secrecy.

19.	KNOW YOUR CUSTOMER REQUIREMENTS

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Parent or the composition of the shareholders of the Parent after the date of this Agreement; or

(c)	a proposed assignment or transfer by an Interim Lender of any of its rights and/or obligations under this Agreement to a party that is not an Interim Lender prior to such assignment or transfer,

obliges the Interim Facility Agent or any Interim Lender (or, in the case of paragraph (a) of Clause 18 (Confidentiality) above, any prospective new Interim Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent must promptly on the request of any Interim Finance Party supply to that Interim Finance Party any documentation or other evidence which is reasonably requested by that Interim Finance Party (whether for itself, on behalf of any Interim Finance Party or any prospective new Interim Lender) to enable an Interim Finance Party or prospective new Interim Lender to complete all applicable know your customer requirements. For the avoidance of doubt, any notification given by the Interim Facility Agent pursuant to paragraph (b) of Clause 3.1 (Conditions Precedent) shall remain valid and in full force and effect notwithstanding the occurrence of any of the circumstances in paragraphs (a) to (c) (inclusive).

20.	REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.1	Representations

(a)	Each Obligor makes the representations and warranties stated in Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default), in each case, in respect of itself only to each Interim Finance Party on the date of this Agreement or if later, the date it becomes a party to this Agreement (including pursuant to an Accession Deed), the date of each Drawdown Request and the first day of each Interest Period, in each case by reference to the facts and circumstances existing at the relevant time.

(b)	Each Obligor acknowledges that each Interim Finance Party is relying on the representations and warranties made by it.

(c)	For the avoidance of doubt, no representations and warranties other than those which are set out in Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default) shall constitute a Major Representation under and pursuant to the definition thereof.

20.2	Undertakings

(a)	Each Obligor agrees to be bound by the Major Undertakings relating to it set out in Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default) only.

(b)	For the avoidance of doubt, no undertakings other than those which are set out in Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default) shall constitute a Major Undertaking under and pursuant to the definition thereof.

(c)	Each Obligor undertakes that it will procure that, so far as it is able, any director, officer, agent, employee or person acting on its behalf or following the Extension Effective Date, on behalf of any other member of the Group, is not a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person.

(d)	Each Obligor shall not (and, following the Extension Effective Date, the Parent will ensure that each other member of the Group will not) directly or, to the best of its knowledge, indirectly use:

(i)	any revenue or benefit derived from any activity or dealing with a Restricted Person or in a Sanctioned Country in breach of Sanctions to be used in discharging any obligation due or owing to the Interim Lenders; or

(ii)	the proceeds of any Interim Loan (or lend, contribute or otherwise make available such proceeds to any person) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of, or agreeing to give, money, anything else of value, or any financial or other advantage or inducement to any person in violation of any Anti-Corruption Laws.

(e)	Each Obligor shall not (and, following the Extension Effective Date, the Parent will ensure that each other member of the Group will not) knowingly (acting with due care and enquiry) use, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Interim Facility to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Person or in any Sanctioned Country in breach of any Sanctions;

(ii)	in any manner that would result in it or any Interim Lender being in breach of any Sanctions or becoming a Restricted Person; or

(iii)	in any manner that would violate Sanctions.

(f)	This Clause 20.2 shall not be interpreted or applied in relation to any Obligor or any member of the Combined Group to the extent that the obligations of this Clause 20.2 would violate or expose such entity or any director, officer or employee thereof to any liability under anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) and that are applicable to such entity including, without limitation, EU Regulation (EC) No 2271/96.

(g)	The Parent will procure that no later than five (5) Business Days after the Interim Closing Date, the Borrower shall grant Interim Security over its shares in the Target and any intercompany receivables owed to it by the Target.

(h)	The Parent will procure that in respect of any shares of the Target acquired following the Interim Closing Date by TopCo or any of its Subsidiaries (other than the Borrower and its Subsidiaries), TopCo (or any relevant Subsidiary of TopCo) and the Borrower (as applicable) have entered into a contribution agreement and a stock transfer form in order to (x) transfer beneficial ownership interests in such shares to the Borrower and (y) grant a voting power of attorney in respect of such shares in favour of the Borrower, in each case, prior to or simultaneously with any drawing under the Interim Facilities made after the Interim Closing Date.

(i)	In respect of any shares of the Target acquired by TopCo or any of its Subsidiaries (other than the Borrower and its Subsidiaries), following the entry by TopCo (or any relevant Subsidiary of TopCo) and the Borrower into a contribution agreement and a stock transfer form in respect of such shares in order to transfer beneficial interest in such shares to the Borrower whether or on or prior to the Interim Closing Date or in accordance with the foregoing sub-clause (h), as applicable, the Borrower shall use its best endeavours to procure that the Target registers the Borrower in its register of members as the legal owner of such shares as soon as reasonably practicable thereafter.

(j)

(i)	At any time following the Extension Effective Date, the Borrower shall not permit the Total Leverage Ratio on the last day of any fiscal quarter (beginning with the last day of the first fiscal quarter ending after the Extension Effective Date) to exceed the ratio equal to the Borrower’s Total Leverage Ratio as of the Interim Closing Date calculated based on a thirty five (35) per cent. cushion to EBITDA of the Parent and its Subsidiaries as of the most recently ended four fiscal quarter period of the Borrower ending prior to the Interim Closing Date.

(ii)	Definitions

For the purposes of this paragraph (j) of Clause 20.2 (Undertakings):

“Consolidated Debt” shall mean, at any date of determination, the aggregate amount of (without duplication) all indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of capital lease obligations, indebtedness for borrowed money and preferred stock of the, Parent, the Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with IFRS.

“EBITDA” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, the consolidated net income as determined in accordance with IFRS of the Parent and its Subsidiaries for such period:

(a)	plus the sum of (in each case without duplication and to the extent the respective amounts described in sub-paragraphs (i) through (v) of this paragraph (a) otherwise reduced such consolidated net income for the respective period for which EBITDA is being determined):

(i)	provision for taxes based on income, profits or capital of the Parent and its Subsidiaries for such period, including, without limitation, foreign, federal and state franchise and similar taxes and withholding taxes (including penalties and interest related to taxes or arising from tax examinations);

(ii)	consolidated interest expense (and to the extent not included in consolidated interest expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock and (y) costs of surety bonds in connection with financing activities) of the Parent and its Subsidiaries for such period (net of interest income of the Parent and its Subsidiaries for such period);

(iii)	depreciation and amortisation expenses of the Parent and its Subsidiaries for such period including, without limitation, the amortisation of intangible assets, deferred financing fees and amortisation of unrecognised prior service costs and actuarial gains and losses related to pensions and other post-employment benefits;

(iv)	transaction expenses in connection with this Agreement and the Acquisition; and

(v)	any other non-cash charges; provided, that, for purposes of this sub-paragraph (v) of this paragraph (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortisation of a prepaid cash item that was paid in a prior period),

(b)	minus the sum of (without duplication and to the extent the amounts described in this paragraph (b) increased such consolidated net income for the respective period for which EBITDA is being determined) non-cash items increasing consolidated net income of the Parent and its Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“Total Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Parent and its Subsidiaries outstanding at such date, less (ii) without duplication, the aggregate amount of all Unrestricted Cash of the Parent and its Subsidiaries on such date.

“Total Leverage Ratio” shall mean, on any date, the ratio of (i) Total Net Debt as of the last day of the four fiscal quarter period most recently ended as of such date to (ii) EBITDA for the four fiscal quarter period most recently ended as of such date, all determined on a consolidated basis in accordance with IFRS.

“Unrestricted Cash” shall mean cash or cash equivalents of the Parent or its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Parent and its Subsidiaries, including without limitation all “cage cash”.

20.3	Events of Default

(a)	The Parent shall promptly notify the Interim Facility Agent of any Major Event of Default (and the steps, if any, being taken to remedy it) upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Interim Facility Agent, if the Interim Facility Agent has reasonable grounds for believing there is an outstanding Major Event of Default, the Parent shall supply to the Interim Facility Agent a certificate signed by an authorised signatory of the Parent certifying that no Major Event of Default is continuing (or, if a Major Event of Default is continuing, specifying the Major Event of Default and the steps, if any, being taken to remedy it).

(c)	The Parent acknowledges that, in entering into the Interim Finance Documents, it has not relied on any representation or warranty by any Interim Finance Party other than those set out in the Interim Finance Documents.

21.	CHANGES TO PARTIES

21.1	No transfers by the Obligors

No Obligor may assign, novate or transfer all or any part of their rights and obligations under any Interim Finance Documents.

21.2	Transfers by Interim Lenders

(a)	Subject to this Clause 21, an Interim Lender (an “Existing Interim Lender”) may assign any of its rights or benefits, or transfer by novation or sub-participate any of its rights or benefits and obligations under or by reference to any Interim Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “New Interim Lender”).

(b)	Any assignment, transfer, sub-participation or other syndication of any rights, benefits and/or obligations under or by reference to the Interim Finance Documents by an Interim Lender shall:

(i)	on or prior to the expiry of the Certain Funds Period, require the prior written consent of the Parent (in its sole discretion); and

(ii)	after the expiry of the Certain Funds Period, require the prior written consent of the Parent (in its sole discretion) unless:

(A)	such assignment, transfer or sub-participation is to another Interim Lender or an Affiliate of an Interim Lender; or

(B)	a Major Event of Default has occurred and is continuing provided that, in all cases (and regardless of whether a Major Event of Default has occurred and is continuing) no assignment, transfer or sub-participation shall be made to any of the following persons unless the prior written consent of the Parent (in its sole discretion) is obtained:

(I)	an Industry Competitor or private equity sponsor; or

(II)	any person that is (or would, upon becoming an Interim Lender, be) a Defaulting Lender,

and further provided that, in all cases (other than where a Major Event of Default under paragraphs 1, 5 and 6 of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Undertakings and Events of Default) has occurred and is continuing) no assignment, transfer or sub-participation shall be made to a Loan to Own/Distressed Investor unless the prior written consent of the Parent (in its sole discretion) is obtained.

(c)	Each New Interim Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Interim Facility Agent has authority to execute on its behalf any consent, release, waiver or amendment that has been approved by the applicable Existing Interim Lender in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that agreement or consent to the same extent as the Existing Interim Lender would have been had it remained an Interim Lender.

(d)	Notwithstanding any other provision of this Agreement, neither the Parent or another Group Company shall be liable to any other Party (by way of reimbursement, indemnity or otherwise) for any stamp, transfer or registration taxes, notarial and security registration or perfection fees, costs or other amounts payable by any Party in connection with any re-taking, re-notarisation, perfection, presentation, novation, re-registration of any Interim Security or otherwise in connection with any assignment, transfer, sub-participation or other back-to-back arrangement (except where such assignment, transfer, sub-participation or other back-to-back arrangement is at the request of the Parent or, in respect of costs and liabilities which an Interim Finance Party (directly or indirectly) suffers (provided that all such costs and liabilities are reasonable) in relation to any stamp duty, stamp duty reserve tax, transfer tax, registration or other similar Tax payable in respect of any Interim Finance Document, as a result of any action taken pursuant to Clause 9.2 (Mitigation)).

(e)	Notwithstanding any other provision of this Agreement, Barclays Bank PLC (and its Affiliates) shall not be restricted from entering into nor required to disclose the identity of any counterparties to (or be required to give the Parent prior notice of):

(i)	any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) (each a “CDS Arrangement”);

(ii)	any financial guarantee transaction, credit-linked note referencing a hypothetical financial guarantee, or any other form of credit hedge transaction (each a “Guarantee Transaction”); or

(iii)	any other sub-participation which does not transfer voting rights,

which it enters into in connection with the Interim Facilities, provided that in each case, it retains exclusive control over all rights and continues to be solely responsible for satisfying all obligations in relation to the participations and commitments that are the subject of the applicable CDS Arrangement, Guarantee Transaction or sub-participation, including all voting and similar rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations).

(f)	Notwithstanding any other provision in the Interim Finance Documents, the Parties hereto hereby agree that Barclays Bank PLC and Goldman Sachs Bank USA, respectively, may assign any of their respective rights or transfer any of their respective rights or obligations under the Interim Finance Documents to (i) in the case of Barclays, Barclays Bank Ireland PLC and (ii) in the case of Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, in each case, at any time without the consent of, or the requirement to notify, the other parties to the Interim Finance Documents, provided that Barclays Bank Ireland PLC or Goldman Sachs Lending Partners LLC, as applicable, shall assume and acquire the same rights and obligations against the other parties to the Interim Finance Documents as if Barclays Bank Ireland PLC or Goldman Sachs Lending Partners LLC, as applicable, was an original party to the Interim Finance Documents, and, to the extent applicable, any provisions of the Interim Finance Documents obliging Barclays Bank PLC or Goldman Sachs Bank USA, as applicable, to retain control over any rights or obligations with respect to its Interim Commitment or remain responsible for the performance of the obligations of Barclays Bank Ireland PLC or Goldman Sachs Lending Partners, as applicable, hereunder shall not apply in the context of any such assignment or transfer.

(g)	Notwithstanding any other provision in this Clause 21, if prior to the end of the Certain Funds Period, an Existing Interim Lender transfers or assigns any of its rights and obligations under any Interim Finance Document in accordance with this Clause 21, it shall remain on risk and liable to fund any amount which any New Interim Lender (or subsequent New Interim Lender), following such transfer of rights and obligations in accordance with this Clause 21, is obliged to fund during the Certain Funds Period, but has failed to fund on a date during such period, as if such transfer never occurred.

(h)	Each Interim Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Interim Loans or other obligations under the Interim Finance Documents (the “Participant Register”); provided that no Interim Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Interim Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under U.S. Treasury regulations Section 5f.103-1(c) or proposed U.S. Treasury regulations section 1.163-5(b) (or, in each case, any amended or successor version).

(i)	Any reference in this Agreement to an Interim Lender includes a New Interim Lender but excludes an Interim Lender if no amount is or may become owed to it under this Agreement.

(j)	Unless the Interim Facility Agent agrees otherwise and excluding an assignment or transfer:

(i)	to an Affiliate of an Interim Lender; or

(ii)	to a Related Fund,

the New Interim Lender shall, on or before the date upon which an assignment or transfer to it takes effect pursuant to this Clause 21, pay to the Interim Facility Agent (for its own account) a fee of £3,500.

21.3	Limitation of responsibility of Existing Interim Lenders

(a)	Unless expressly agreed to the contrary, an Existing Interim Lender makes no representation or warranty and assumes no responsibility to a New Interim Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Interim Security, the Transaction Documents or any other documents;

(ii)	the financial condition of the Parent;

(iii)	the performance and observance by the Parent or other Group Company of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Interim Lender confirms to the Existing Interim Lender and the other Interim Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Parent and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Interim Lender or any other Interim Finance Party in connection with any Transaction Document or the Interim Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Parent and its related entities whilst any amount is or may be outstanding under the Interim Finance Documents or any Interim Commitments are in force.

(c)	Subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), nothing in any Interim Finance Document obliges an Existing Interim Lender to:

(i)	accept a re-transfer or re-assignment from a New Interim Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)	support any losses directly or indirectly incurred by the New Interim Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

21.4	Procedure for transfer

(a)	Subject to the conditions set out in paragraphs (b) and (e) of Clause 21.2 (Transfers by Interim Lenders), a transfer is effected in accordance with paragraph (c) below when the Interim Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender. The Interim Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Interim Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Interim Lender and the New Interim Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Interim Lender.

(c)	On the Transfer Date:

(i)	subject to the conditions set out in paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), to the extent that in the Transfer Certificate the Existing Interim Lender seeks to transfer by novation its rights and obligations under the Interim Finance Documents and, in respect of the Interim Security, each Obligor (and any provider of Interim Security) and the Existing Interim Lender shall be released from further obligations towards one another under the Interim Finance Documents and in respect of the Interim Security and their respective rights against one another under the Interim Finance Documents and in respect of the Interim Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	the Obligors and the New Interim Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors or another Group Company and the New Interim Lender have assumed and/or acquired the same in place of the relevant Obligors;

(iii)	subject to the conditions set out in paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Interim Facility Agent, the Arrangers, the Interim Security Agent, the New Interim Lender and the other Interim Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Interim Security as they would have acquired and assumed had the New Interim Lender been an Original Interim Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Interim Facility Agent, the Arrangers, the Interim Security Agent and the Existing Interim Lender shall each be released from further obligations to each other under the Interim Finance Documents; and

(iv)	the New Interim Lender shall become a Party as an “Interim Lender”.

(d)	If any assignment, transfer, sub-participation or other syndication of any rights, benefits and/or obligations under or by reference to the Interim Finance Documents in accordance with Clause 21.2 (Transfers by Interim Lenders) is executed in breach of the provisions contemplated in this Clause 21, such assignment, transfer or sub-participation, shall be void and deemed not to have occurred.

21.5	Procedure for assignment

(a)	Subject to the condition set out in paragraphs (b) and (e) of Clause 21.2 (Transfers by Interim Lenders), an assignment may be effected in accordance with paragraph (c) below when the Interim Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Interim Lender and the New Interim Lender. The Interim Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Interim Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Interim Lender and the New Interim Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Interim Lender.

(c)	On the Transfer Date:

(i)	subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Existing Interim Lender will assign absolutely to the New Interim Lender its rights under the Interim Finance Documents and in respect of the Interim Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Existing Interim Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Interim Security);

(iii)	the New Interim Lender shall become a Party as an “Interim Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv)	subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), if the assignment relates only to part of the Existing Interim Lender’s share in the outstanding Interim Loans, the assigned part will be separated from the Existing Interim Lender’s share in the outstanding Interim Loans, made an independent debt and assigned to the New Interim Lender as a whole debt.

21.6	Copy of Transfer Certificate or Assignment Agreement to the Parent

The Interim Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send a copy of that Transfer Certificate or Assignment Agreement to the Parent.

21.7	Increased costs

If:

(a)	an Interim Lender assigns, transfers, sub-participates or otherwise disposes of any of its rights or obligations under the Interim Finance Documents or changes its Facility Office or lending office or branch; and

(b)

as a result of circumstances existing at the date the assignment, transfer, sub-participation or other change occurs, an Obligor would be obliged to make a payment or increased payment to the New Interim Lender, the Interim Lender granting the sub-participation or Interim Lender acting through its new office, branch or Facility Office under Clauses 8.1 (Gross-up), 8.3 (Tax indemnity) or 9.1 (Increased Costs), then the New Interim Lender, the Interim Lender granting the sub-participation or Interim Lender acting through its new office, branch or Facility Office is not entitled to receive a payment under Clauses 8.1 (Gross-up), 8.3 (Tax indemnity) or 9.1 (Increased Costs) to the extent such payment would be greater than the payment that would have been made to the Existing Interim Lender or Interim Lender acting through its previous office, branch or Facility Office had the assignment, transfer sub-participation or other change not occurred.

21.8	Pro rata interest settlement

(a)	If the Interim Facility Agent has notified the Interim Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Interim Lenders and New Interim Lenders then (in respect of any transfer pursuant to Clause 21.4 (Procedure for transfer) or any assignment pursuant to Clause 21.5 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Interim Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Interim Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Interim Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Interim Lender; and

(B)	the amount payable to the New Interim Lender on that date will be the amount which would, but for the application of this Clause 21.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 21.8, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Interim Lender which retains the right to the Accrued Amounts pursuant to this Clause 21.8 but which does not have an Interim Commitment shall be deemed not to be an Interim Lender for the purposes of ascertaining whether the agreement of any specified group of Interim Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Interim Lenders under the Interim Finance Documents.

21.9	Additional Guarantors

(a)	A member of the Target Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Additional Guarantor deliver to the Interim Facility Agent a duly completed and executed Accession Deed; and

(ii)	the Interim Facility Agent has received all of the documents and other evidence listed in Schedule 11 (Conditions precedent required to be delivered by an Additional Guarantor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Interim Facility Agent (acting reasonably).

(b)	The Interim Facility Agent shall notify the Parent and the Interim Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Schedule 11 (Conditions precedent required to be delivered by an Additional Guarantor).

22.	IMPAIRMENT AND REPLACEMENT OF INTERIM FINANCE PARTIES

The provisions of Schedule 5 (Impairment and Replacement of Interim Finance Parties) are incorporated into this Clause 22 by reference.

23.	CONDUCT OF BUSINESS BY THE INTERIM FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Interim Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Interim Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order and manner of any claim; or

(c)	oblige any Interim Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

24.	AMENDMENTS AND WAIVERS

24.1	Required consents

(a)	Subject to Clause 24.2 (Exceptions), any term of the Interim Finance Documents may be amended or waived only with the consent of the Parent and the Majority Interim Lenders and any such amendment or waiver will be binding on all Parties.

(b)	The Interim Facility Agent may effect, on behalf of any Interim Finance Party, any amendment or waiver permitted by this Clause 24.

24.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Interim Lenders”;

(ii)	Clause 4 (Nature of an Interim Finance Party’s Rights and Obligations), Clause 15 (Pro Rata Payments) or Clause 21 (Changes to Parties);

(iii)	the nature or scope of:

(A)	the Interim Security; or

(B)	the manner in which the proceeds of enforcement of the Interim Security are distributed;

(iv)	the release of any Interim Security unless permitted under this Agreement or any other Interim Finance Document;

(v)	any provision which expressly requires the consent of all of the Interim Lenders;

(vi)	this Clause 24;

(vii)	paragraph 8 (Change of control) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Undertakings and Events of Default); or

(viii)	any change to the definition of Minimum Acceptance Condition to reduce the Acceptance Condition specified therein to below 75 per cent.,

shall not be made without the prior consent of all the Interim Lenders.

(b)	An amendment or waiver that has the effect of changing or relates to:

(i)	an extension to the availability periods referred to herein or the date of payment of any amount under any Interim Finance Document;

(ii)	a reduction in the Margin or the amount of any payment to be made under any Interim Finance Document;

(iii)	an increase in or an extension of any Interim Commitment; or

(iv)	a change in currency of payment of any amount under the Interim Finance Documents,

in each case, other than as expressly contemplated or provided for in this Agreement shall only require the consent of each Interim Lender that is participating in that extension, reduction, increase or change.

(c)	An amendment or waiver which relates to the rights or obligations of the Interim Facility Agent, the Arrangers or the Interim Security Agent may not be effected without the consent of the Interim Facility Agent, the Arrangers or the Interim Security Agent, as applicable.

(d)	Without prejudice to the Interim Facility Agent’s right to seek instruction from the Interim Lenders from time to time, this Agreement and any other Interim Finance Document may be amended solely with the consent of the Interim Facility Agent and the Parent without the need to obtain the consent of any other Interim Lender if such amendment is effected in order:

(i)	to correct or cure ambiguities, errors, omissions, defects;

(ii)	to effect administrative changes of a technical or immaterial nature; or

(iii)	to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Interim Finance Document.

24.3	Excluded Commitment

If an Interim Lender does not either accept or reject a request from a Group Company (or the Interim Facility Agent on behalf of that Group Company) for any consent or agreement in relation to a release, waiver or amendment of any provisions of the Interim Finance Documents or other vote of Interim Lenders under the terms of the Interim Finance Documents within ten (10) Business Days (or any other period of time specified by that Group Company but, if shorter than ten (10) Business Days, as agreed by the Interim Facility Agent) of the date of such request being made (the last day of such period being the “Exclusion Date”), then that Interim Lender shall be automatically excluded from participating in that vote and its participations, Interim Commitments and vote (as the case may be) shall not be included (or, as applicable, required) with the Total Interim Commitments or otherwise when ascertaining whether the approval of Majority Interim Lenders, all Interim Lenders, or any other class of Interim Lenders (as applicable) has been obtained with respect to that request for a consent or agreement and its status as an Interim Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Interim Lenders has been obtained to approve the request.

25.	MISCELLANEOUS

25.1	Partial invalidity

If any provision of the Interim Finance Documents is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect the legality, validity or enforceability in that jurisdiction of any other term of the Interim Finance Documents or the legality, validity or enforceability in other jurisdictions of that or any other term of the Interim Finance Documents.

25.2	Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. Each party understands and agrees that its electronic signature manifests its consent to be bound by all terms and conditions set forth in this Agreement.

25.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Interim Finance Party, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

25.4	Complete agreement

The Interim Finance Documents contain the complete agreement between the Parties on the matters to which they relate and may not be amended except in accordance with their terms.

25.5	No representations by Interim Finance Parties

No Interim Finance Party is liable to the Parent for any representation or warranty that is not set out in the Interim Finance Documents, except for one made fraudulently by such Interim Finance Party.

25.6	Third party rights

(a)	Unless expressly provided to the contrary in an Interim Finance Document, a person who is not a party to an Interim Finance Document may not rely on or enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(b)	Notwithstanding any term of any Interim Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

26.	GOVERNING LAW

This Agreement (and any non-contractual obligations arising out of or in relation to this Agreement), and any dispute or proceeding (whether contractual or non-contractual) arising out of or relating to this Agreement, shall be governed by English law.

27.	JURISDICTION

27.1	Submission to jurisdiction

For the benefit of each Interim Finance Party, each Obligor agrees that the courts of England have exclusive jurisdiction to hear, decide and settle any dispute or proceedings arising out of or relating to this Agreement (including as to existence, validity or termination) and for the purpose of enforcement or any judgment against its assets, the Borrower irrevocably submits to the jurisdiction of the English courts.

27.2	Forum

Each Obligor agrees:

(a)	that the courts of England are the most appropriate and convenient courts to settle any Dispute and waive any objection to the courts of England on grounds of inconvenient forum or otherwise; and

(b)	that a judgment or order of an English court in connection with a Dispute is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

27.3	Specific performance

Each Interim Finance Party acknowledges and agrees that:

(a)	each Obligor may be irreparably harmed by a breach of any term of the Interim Finance Documents and damages may not be an adequate remedy; and

(b)	an Obligor may be granted an injunction or specific performance for any threatened or actual breach of any term of the Interim Finance Documents.

27.4	Contractual recognition of Bail-In

Notwithstanding any other term of any Interim Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Interim Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Interim Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

27.5	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Interim Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, each Obligor must promptly (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Interim Facility Agent (acting reasonably and in good faith). Failing this, the Interim Facility Agent may appoint another agent for this purpose.

28.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS

(a)	To the extent that the Interim Finance Documents provide support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Interim Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Interim Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Interim Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause 28:

(i)	“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)	“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Definitions and Interpretation

Part 1
Definitions

“Accession Deed” means a document substantially in the form set out in Schedule 12 (Form of Accession Deed).

“Acceleration Notice” has the meaning given to such term in paragraph (a)(i) of Clause 6.1 (Repayment).

“Acceptance Condition” means, in relation to an Offer, a condition such that the Offer may not be declared unconditional as to acceptances until the Borrower has received acceptances in respect of a certain percentage or number of shares in Target.

“Acquisition” means the acquisition of the Target by the Borrower (and any other applicable entity in accordance with the Tax Structure Memorandum) pursuant to a Scheme and/or Offer and, if applicable, a Squeeze-Out or any other acquisition of the Target by the Borrower.

“Acquisition Costs” has the meaning given to such term in the Commitment Letter.

“Acquisition Documents” means the Scheme Documents and/or the Offer Documents and any other document designated as an Acquisition Document by the Parent and the Interim Facility Agent.

“Additional Business Day” means any day specified as such in the Reference Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 21.9 (Additional Guarantors).

“Affiliate” means:

(a)	in relation to any person other than an Interim Finance Party, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company;

(b)	in relation to any Interim Finance Party other than a fund, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Interim Finance Party; or

(c)	in relation to any Interim Finance Party which is a fund, any other fund which is advised or managed by the same investment adviser or an Affiliate of that investment adviser.

“Agent” means the Interim Facility Agent or the Interim Security Agent, as the context requires and Agents means both of them taken together.

“Agreed Security Principles” means the principles set out in the Term Sheet (as defined in and appended to the Commitment Letter).

“Announcement” means any press release made by or on behalf of TopCo and/or the Borrower announcing a firm intention to implement a Scheme or, as the case may be, make an Offer, in each case in accordance with Rule 2.7 of the City Code.

“Anti-Corruption Laws” means all laws and regulations of any jurisdiction applicable to the Obligors from time to time concerning or relating to anti-bribery or anti-corruption, including the US Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 7 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case required by any applicable law or regulation.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Bank Levy” means (i) any amount payable by any Interim Lender or any of its Affiliates on the basis of or in relation to its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including the UK bank levy as set out in the Finance Act 2011 (as amended), the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out by Article 235 ter ZE bis of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) (lag om statligt stöd till kreditinstitut), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and/or (ii) any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, in each case, which has been enacted and/or which has been formally announced as proposed as at the date of this Agreement.

“Baseline CAS” means any rate which is either:

(a)	specified as such in the Reference Rate Terms; or

(b)	determined by the Interim Facility Agent (or by any other Interim Finance Party which agrees to determine that rate in place of the Interim Facility Agent) in accordance with the methodology specified in the Reference Rate Terms.

“Break Costs” has the meaning given to that term in paragraph (k) of Clause 7.2 (Payment of interest).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and in relation to:

(a)	any date for payment or purchase of an amount relating to an Interim Facility (GBP) Loan; or

(b)	the determination of the first day or the last day of an Interest Period for an Interim Facility (GBP) Loan, or otherwise, or in relation to the determination of the length of such an Interest Period, an Additional Business Day relating to that Interim Facility (GBP) Loan.

“Central Bank Rate” has the meaning given to that term in the Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms.

“Certain Funds Period” means the period from (and including) the date of this Agreement to (and including) 11:59 p.m. in London on the earliest of:

(a)	if the Acquisition is intended to be implemented pursuant to a Scheme, the date on which the Scheme lapses or is terminated (including, subject to exhausting any rights of appeal, if a relevant court refuses to sanction the Scheme) or is withdrawn with the consent of the Panel, in accordance with its terms (other than in any such case (i) where such lapse or withdrawal is as a result of, or is followed within five (5) Business Days by, the announcement of the exercise of TopCo’s or the Borrower’s right to effect a switch from the Scheme to an Offer or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement made by TopCo or the Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of this Agreement);

(b)	if the Acquisition is intended to be implemented pursuant to an Offer, the date on which the Offer lapses, terminates or is withdrawn with the consent of the Panel, in accordance with its terms (other than in any such case (i) where such lapse, termination or withdrawal is as a result of, or is followed within five (5) Business Days by, the announcement of the exercise of TopCo’s or the Borrower’s right to effect a switch from the Offer to a Scheme or (ii) it is otherwise to be followed within twenty (20) Business Days by an Announcement made by TopCo or the Borrower to implement the Acquisition by a different offer or scheme (as applicable) in accordance with the terms of this Agreement);

(c)	if the first Announcement has not been released by such time, ten (10) Business Days following the date that the Borrower countersigns the Commitment Letter;

(d)	the date on which the Interim Facilities have been utilised in full or all of the Interim Commitments have been cancelled in full in accordance with the terms of this Agreement; and

(e)	the date that is the first Business Day (the “Outside Date”) following 27 April 2022, provided that, if the Interim Closing Date has occurred, the Outside Date shall be the later of (i) the first Business Day falling after 27 April 2022 and (ii) the date falling 90 days after the Interim Closing Date, or, in each case, such later time as agreed by the Arrangers (acting reasonably and in good faith).

“Change of Control” means the occurrence of any of the events or circumstances described in paragraph 8 (Change of control) of Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Undertakings and Events of Default).

“Change of Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Interim Lender became an Interim Lender pursuant to this Agreement (as applicable) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority other than any change that occurs pursuant to, or in connection with the adoption, ratification, approval or acceptance of, the MLI in or by any jurisdiction.

“Charged Property” means any assets of the Group which, from time to time, are expressed to be the subject of the Interim Security.

“City Code” means the UK City Code on Takeovers and Mergers, as administered by the Panel.

“Combined Group” means the TopCo Group and the Group.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of an Interim Facility (GBP) Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Parent, the Interim Facility Agent (in its own capacity) and the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Parent and each Interim Finance Party.

“Commitment Letter” means a letter dated 13 April 2021 between, among others, the Arrangers, the Initial Lenders and the Borrower setting out the terms and conditions pursuant to which the Arrangers agree to arrange and the Initial Lenders agree to underwrite certain facilities in connection with the Acquisition and the Transactions and appending the schedules thereto.

“Confidentiality Undertaking” means a confidentiality undertaking agreeing to keep the Interim Finance Documents or other documents or information confidential, on which the Parent is able to rely and which is either (i) in the form most recently published by the Loan Market Association or (ii) otherwise in form and substance satisfactory to the Parent acting reasonably.

“Court” means the High Court of Justice of England and Wales.

“Court Order” means the order of the Court sanctioning the Scheme.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for an Interim Facility (GBP) Loan, the percentage rate per annum determined by the Interim Facility Agent (or by any other Interim Finance Party which agrees to determine that rate in place of the Interim Facility Agent) in accordance with the methodology set out in Schedule 16 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for an Interim Facility (GBP) Loan, the percentage rate per annum determined by the Interim Facility Agent (or by any other Interim Finance Party which agrees to determine that rate in place of the Interim Facility Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the Reference Rate Terms.

“Defaulting Lender” has the meaning given to that term in Part 5 (Definitions) of Schedule 5 (Impairment and Replacement of Interim Finance Parties).

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Interim Security Agent.

“Designated Takeout Financing Proceeds” has the meaning given to that term in the Commitment Letter.

“Drawdown Date” means the date of or proposed date for the making of an Interim Loan.

“Drawdown Request” means a signed notice requesting an Interim Loan in the form set out in Schedule 2 (Form of Drawdown Request).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in Clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in Clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegate) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Escrow Account” means a non-interest bearing deposit account in the name of the Borrower (Account Number: SF4360.1) held with the Escrow Agent or any other deposit account(s) from time to time subject to the Escrow Agreement.

“Escrow Agent” means Deutsche Bank Trust Company Americas as escrow agent under the Escrow Agreement, or any replacement or successor thereof.

“Escrow Agreement” means an escrow agreement between the Borrower, the Escrow Agent and the Financial Advisor dated on or around the date hereof in respect of the Escrow Account.

“EURIBOR” means, in relation to any Interim Loan or any overdue amount denominated in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the currency or Interest Period of that Interim Loan or overdue amount) the Interpolated Screen Rate for that Interim Loan or overdue amount; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Interim Loan or an overdue amount; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Interim Loan or overdue amount,

the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Interim Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in the currency of that Interim Loan or overdue amount and a period comparable to that Interest Period for that Interim Loan or overdue amount provided that, if that rate is less than one (1) per cent., EURIBOR shall be deemed to be one (1) per cent.

“Excluded Jurisdiction” has the meaning given to that term in the Agreed Security Principles.

“Existing Facilities” has the meaning given in paragraph (b) of Clause 3.3 (Purpose).

“Existing Interim Lender” has the meaning given to that term in paragraph (a) of Clause 21.2 (Transfers by Interim Lenders).

“Extended Final Repayment Date” means the date falling 364 days after the first date upon which an Interim Facility is drawn.

“Extension Request” means a request by the Parent to exercise the extension option pursuant to Clause 6.4 (Extension Option) in form substantially as attached hereto as Schedule 10 (Form of Extension Request).

“Facility Office” means the office or offices through which an Interim Lender will perform its obligations under an Interim Facility as notified to the Interim Facility Agent in writing on or before the date it becomes an Interim Lender (or, following that date, by not less than five (5) Business Days’ notice).

“FATCA” means:

(a)	Sections 1471 through 1474 of the US Code (as in effect on the date of this Agreement or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of anything mentioned in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of anything mentioned in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the US Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the US Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under an Interim Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” has the meaning given in the Commitment Letter.

“Final Repayment Date” means the Original Final Repayment Date, or, if extended pursuant to Clause 6.4 (Extension Option), the Extended Final Repayment Date.

“Financial Advisor” means Deutsche Bank AG, London Branch.

“Funds Flow Statement” means any funds flow statement which is prepared in respect of the Transactions.

“Group” means the Parent and each of its Subsidiaries from time to time.

“Group Company” means a member of the Group.

“Guarantor” means the Parent, the Borrower and each Additional Guarantor.

“Guarantor Coverage Test” has the meaning given to that term in the Agreed Security Principles.

“Holding Company” means in relation to any person, any other body corporate or other entity of which it is a Subsidiary.

“Industry Competitor” means any person or entity (or any of its Affiliates) which is a competitor of a member of the Group or whose business is similar or related to a member of the Group and any controlling shareholder of such persons, provided that, for the avoidance of doubt, this shall not include any person or entity (or any of its Affiliates) which is a bank, financial institution or trust, fund or other entity whose principal business or a material activity of whom is arranging, underwriting or investing in debt.

“Initial Lenders” has the meaning given in the Commitment Letter.

“Interest Payment” means in respect of an Interim Facility (GBP) Loan, the aggregate amount of interest that is, or is scheduled to become, payable under any Interim Finance Document.

“Interest Period” has the meaning given to such term in paragraph (a) of Clause 7.2 (Payment of interest).

“Interim Closing Date” means the first date upon which an Interim Facility is drawn.

“Interim Commitment” means the Interim Facility (GBP) Commitments and Interim Facility (EUR) Commitments.

“Interim Facility” means Interim Facility (GBP) and Interim Facility (EUR).

“Interim Facility (EUR)” has the meaning given in paragraph (b) of Clause 2.1 (The Interim Facilities).

“Interim Facility (GBP)” has the meaning given in paragraph (a) of Clause 2.1 (The Interim Facilities).

“Interim Facility (EUR) Commitment” means:

(a)	in relation to each Original Interim Lender, the amount of Interim Facility (EUR) set opposite its name in Schedule 8 (The Original Interim Lenders) and the amount of any other Interim Facility (EUR) Commitment transferred to it pursuant to Clause 21 (Changes to Parties) or assumed by it in accordance with Clause 22 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties); and

(b)	in respect of any other Interim Lender, the amount transferred to it in respect of Interim Facility (EUR) pursuant to Clause 21 (Changes to Parties) or assumed by it in accordance with Clause 22 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties),

in each case, to the extent not cancelled, reduced or transferred by it under and in accordance with the express terms of this Agreement.

“Interim Facility (GBP) Commitment” means:

(a)	in relation to each Original Interim Lender, the amount of Interim Facility (GBP) set opposite its name in Schedule 8 (The Original Interim Lenders) and the amount of any other Interim Facility (GBP) Commitment transferred to it pursuant to Clause 21 (Changes to Parties) or assumed by it in accordance with Clause 22 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties); and

(b)	in respect of any other Interim Lender, the amount transferred to it in respect of Interim Facility (GBP) pursuant to Clause 21 (Changes to Parties) or assumed by it in accordance with Clause 22 (Impairment and Replacement of Interim Finance Parties) and paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties),

in each case, to the extent not cancelled, reduced or transferred by it under and in accordance with the express terms of this Agreement.

“Interim Facility (EUR) Loan” means the principal amount of the borrowing under Interim Facility (EUR) or the principal amount outstanding of that borrowing at any time.

“Interim Facility (GBP) Loan” means the principal amount of the borrowing under Interim Facility (GBP) or the principal amount outstanding of that borrowing at any time.

“Interim Finance Documents” means each of this Agreement, the Fee Letter, the Interim Security Documents, each Drawdown Request, each Extension Request, each Accession Deed, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such in writing by the Interim Facility Agent and the Parent.

“Interim Finance Parties” means the Interim Lenders, the Arrangers, the Interim Facility Agent and the Interim Security Agent.

“Interim Lender” means:

(a)	an Original Interim Lender; and

(b)	any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or other person which has become a Party as an Interim Lender pursuant to Clause 21 (Changes to Parties) or paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties),

which, in each case, has not ceased to be an Interim Lender in accordance with the terms of this Agreement.

“Interim Liabilities” means all liabilities owed by the Obligors to the Interim Finance Parties under the Interim Finance Documents.

“Interim Loan” means an Interim Facility (GBP) Loan and Interim Facility (EUR) Loan.

“Interim Security” means the Security Interests created or expressed to be created in favour of the Interim Security Agent pursuant to the Interim Security Documents.

“Interim Security Document” means any document required to be delivered to the Interim Facility Agent under sub-paragraph (c) of paragraph 2 (Interim Finance Documents) of Schedule 3 (Conditions Precedent), paragraph 9 (Guarantors and Security) of Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default)) and any other document entered into by an Obligor pursuant to which Security Interests are created or expressed to be created in favour of the Interim Finance Parties in respect of Interim Liabilities.

“Interpolated Screen Rate” means, in relation to EURIBOR for any Interim Loan denominated in euro or an overdue amount, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Interim Loan or overdue amount; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Interim Loan or overdue amount,

each as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in the currency of that Interim Loan or an applicable amount.

“Loan to Own/Distressed Investor” means any person (including an Affiliate or a Related Fund of an Interim Lender or any transferee which satisfies the requirements set out under paragraph (b)(ii) of Clause 21.2 (Transfers by Interim Lenders)) whose principal business or material activity is in investment strategies whose primary purpose is the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly), provided that:

(a)	any Affiliate of such persons which are a deposit taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum rating equal to or better than BBB- or Baa3 (as applicable) according to at least two of Moody’s, S&P or Fitch which are managed and controlled independently where any information made available under the Interim Finance Documents is not disclosed or made available to other Affiliates; and

(b)	any Original Interim Lender,

shall not, in each case, be a Loan to Own/Distressed Investor.

“Long-term Financing” means any facilities (excluding an Interim Facility) described or contemplated in the Commitment Letter in connection with the Acquisition (including, in respect of any bridge facilities, any takeout financing related thereto).

“Long-term Financing Agreements” means, collectively, the facilities agreements, indentures, trust deeds or other agreements and/or instruments to be entered into for the purpose of documenting the Long-term Financing.

“Lookback Period” means the number of days specified as such in the Reference Rate Terms.

“Major Event of Default” means:

(a)	prior to the expiry of the Certain Funds Period, an event or circumstance set out in Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Undertakings and Events of Default) (but in relation to paragraph 1 (Payment default) thereof only insofar as it relates to payment of principal and/or interest under this Agreement and/or fees specified in the Fee Letter as payable in respect of an Interim Facility and excluding any agency fees payable thereunder); and

(b)	after the expiry of the Certain Funds Period, an event or circumstance set out in Part 3 (Major Events of Default) of Schedule 4 (Major Representations, Undertakings and Events of Default),

in each case: (i) prior to the Extension Effective Date only, to the extent such Major Event of Default relates only to an Obligor, and for the avoidance of doubt no procurement obligation or any other matter or circumstance in respect of, or breach by, any member of the TopCo Group or the Target Group shall relate to the Obligors for these purposes and (ii) on or after the Extension Effective Date only, in respect of each Obligor or member of the Group as such Major Event of Default is applicable to it (including any procurement obligation).

“Major Representation” means:

(a)	prior to the expiry of the Certain Funds Period, a representation set out in Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default) (other than sub-paragraph (c) of paragraph 3 (No conflict) of Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default)); and

(b)	after the expiry of the Certain Funds Period, a representation set out in Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default),

in each case: (i) prior to the Extension Effective Date only, to the extent such Major Representation relates only to an Obligor, and for the avoidance of doubt no procurement obligation or any other matter or circumstance in respect of, or breach by, any member of the TopCo Group or the Target Group shall relate to the Obligors for these purposes and (ii) on or after the Extension Effective Date only, in respect of each Obligor or member of the Group as such Major Representation is applicable to it (including any procurement obligation).

“Major Undertaking” means:

(a)	prior to the expiry of the Certain Funds Period, an undertaking set out in Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default) (other than sub-paragraphs (g) and (i) of paragraph 8 (Acquisition undertakings) of Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default)); and

(b)	after the expiry of the Certain Funds Period, an undertaking set out in Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default),

in each case: (i) prior to the Extension Effective Date only, to the extent such Major Undertaking relates only to an Obligor, and for the avoidance of doubt no procurement obligation or any other matter or circumstance in respect of, or breach by, any member of the TopCo Group or the Target Group shall relate to the Obligors for these purposes and (ii) on or after the Extension Effective Date only, in respect of each Obligor or member of the Group as such Major Undertaking is applicable to it (including any procurement obligation).

“Majority Interim Lenders” means, at any time, Interim Lenders:

(a)	whose Interim Commitments then aggregate greater than 50 per cent. of the Total Interim Commitments; or

(b)	if the Total Interim Commitments have then been reduced to zero, whose Interim Commitments aggregated greater than 50 per cent. of the Total Interim Commitments immediately before that reduction.

“Margin” means:

(a)	in relation to an Interim Facility (GBP) Loan, 2.50 per cent. per annum; and

(b)	in relation to an Interim Facility (EUR) Loan, 2.50 per cent. per annum,

in each case, provided that the applicable margin shall increase by an additional 0.25 per cent. per annum on each of the ninety (90), hundred and eighty (180) and two hundred and seventy (270) day anniversaries of the Interim Closing Date.

“Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms.

“Material Adverse Effect” means any event or circumstance which in each case after taking into account all mitigating factors or circumstances including, any warranty, indemnity or other resources available to the Group or right or recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment:

(a)	has a material adverse effect on:

(i)	the consolidated business, assets or financial condition of the Group (taken as a whole); or

(ii)	the ability of the Obligors to perform any of their payment obligations under the Interim Finance Documents (taking into account the financial resources available from other Group companies); or

(b)	subject to the Reservations and any Perfection Requirements, affects the validity or the enforceability of any of the Interim Finance Documents to an extent which is materially adverse to the interests of the Interim Lenders under the Interim Finance Documents taken as a whole and, if capable of remedy, is not remedied within twenty (20) Business Days of the earlier of:

(i)	the Parent becoming aware of the issue; and

(ii)	the giving of written notice of the issue by the Interim Facility Agent.

“Material Subsidiary” has the meaning given to it in the Agreed Security Principles.

“Member State” means a member state of the European Union.

“Minimum Acceptance Condition” means, in relation to an Offer, an Acceptance Condition of not less than 75 per cent. of the issued ordinary share capital of the Target on a fully diluted basis (assuming exercise in full of all options, warrants and other rights to require allotment or issue of any shares in Target, whether or not such rights are then exercisable).

“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

“New Interim Lender” has the meaning given to that term in paragraph (a) of Clause 21.2 (Transfers by Interim Lenders).

“Non-US Lender” has the meaning given in paragraph (b) of Clause 8.7 (US Tax Forms).

“Obligor” means each Borrower and Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

“Offer” means the takeover offer (as defined in section 974 of the Companies Act 2006) by TopCo and/or the Borrower (and any other applicable entity in accordance with the Tax Structure Memorandum) in accordance with the City Code to acquire all of the shares in Target that are the subject of that takeover offer (within the meaning of section 975 of the Companies Act 2006) pursuant to the Offer Documents.

“Offer Documents” means the applicable Announcement and the offer documents dispatched to shareholders of the Target setting out the terms and conditions of an Offer.

“Original Final Repayment Date” means the date which falls ninety (90) days after the first date upon which an Interim Facility is drawn.

“Panel” means The Panel on Takeovers and Mergers.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or the procuring of any appropriate registration, filing, recordings, enrolments, registrations, notations in stock registries, notarisations, notifications, endorsements and/or stampings of the Interim Security Documents and/or the Security Interests created thereunder.

“Permitted Acquisition” means, following the Extension Effective Date and in respect of the Target Group only:

(a)	any acquisition of any cash or cash equivalent investments for treasury management purposes;

(b)	an acquisition or redemption of shares (directly or indirectly) of directors and employees whose appointment and/or contract is terminated;

(c)	any acquisition of shares following the conversion of an intra-Target Group loan into equity; and

(d)	an acquisition of any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

“Permitted Disposal” means any sale, lease, licence, transfer, disposition, distribution, contribution or other disposal:

(a)	of any asset by an Obligor to another member of the Combined Group, provided that if the asset disposed of is subject to Interim Security at the time of disposal it shall be disposed of on the basis that it shall remain subject to, or otherwise become subject to, an equivalent Security Interest;

(b)	entered into in the ordinary course of the day-to-day business of an Obligor;

(c)	of cash or cash equivalent investments;

(d)	of any asset compulsorily acquired by any governmental authority, to the extent that such disposal does not result in a Major Event of Default;

(e)	required by law or regulation or any order of any governmental entity, provided that this does not result in a Major Event of Default;

(f)	which is a lease, sub-lease, licence or sub-licence of property in the ordinary course of business;

(g)	that arises as a result of a Permitted Transaction;

(h)	pursuant to any Security Interest referenced in paragraph 2 (Negative pledge) of Part 2 (Major Undertakings) of Schedule 4 (Major Representations, Undertakings and Events of Default) or granted under the Interim Security Documents or Long-term Financing Agreement; and

(i)	of assets where the net consideration received for which (when aggregated with net consideration received for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed £20,000,000 (or its equivalent in other currencies) during the life of the Interim Facilities.

“Permitted Financial Indebtedness” means, following the Extension Effective Date and in respect of the Target Group only:

(a)	financial indebtedness arising under (or issued pursuant to) a Permitted Guarantee or a Permitted Loan;

(b)	financial indebtedness arising under BACS facilities, credit card facilities or as a result of daylight exposures of any member of the Target Group in respect of banking arrangements, in each case, entered into in the ordinary course of business;

(c)	to the extent constituting financial indebtedness, any indebtedness, liabilities or obligations (i) incurred in the ordinary course of business in respect of obligations of any member of the Target Group to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) in respect of letters of credit, bankers' acceptances, bank guarantees or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(d)	to the extent constituting financial indebtedness, indebtedness, liabilities or obligations of any member of the Target Group consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(e)	any other financial indebtedness resulting from customer deposits and advance payments from customers and/or suppliers in the ordinary course of business;

(f)	financial indebtedness (including obligations in respect of guarantees, letters of credit, banker's acceptances, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such financial indebtedness) incurred by any member of the Target Group in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurances;

(g)	financial indebtedness of any member of the Target Group representing deferred compensation or other similar arrangements to directors, officers, employees, members of management, managers, independent contractors and consultants of any member of the Target Group in the ordinary course of business;

(h)	unfunded pension fund and other employee benefit plan obligations and liabilities incurred by any member of the Target Group in the ordinary course of business;

(i)	financial indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business consistent with past practice or industry practices;

(j)	financial indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds in the ordinary course of business; and

(k)	any refinancing of the financial indebtedness incurred pursuant to any of the preceding paragraphs or this paragraph (k).

“Permitted Guarantee” means, following the Extension Effective Date and in respect of the Target Group only:

(a)	any guarantee under the Interim Finance Documents;

(b)	any guarantee in respect of financial indebtedness of any entity that is not any guarantee which, if it were a loan, would be a Permitted Loan to the extent the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed;

(c)	guarantees to landlords and counter indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Target Group or guarantees or counter indemnities for the lease obligations of suppliers, customers, franchisees and licensees, in each case, in the ordinary course of business;

(d)	the endorsement of negotiable instruments in the ordinary course of trading;

(e)	customary guarantees guaranteeing performance by a member of the Target Group under any contract entered into in the ordinary course of business;

(f)	customary guarantees and indemnities given in favour of directors and officers of any member of the Target Group in respect of their function as such;

(g)	any guarantee given in respect of cash pooling, netting or set-off arrangements permitted pursuant to paragraph (b) of Permitted Security;

(h)	indemnities given to professional advisers and consultants in the ordinary course of business;

(i)	guarantees given to creditors of members of the Target Group pursuant to capital reductions;

(j)	any guarantee or indemnity provided by a member of the Target Group for the obligations of another member of the Target Group in connection with a member of the Target Group claiming exemption from audit, the preparation and filing of its accounts or other similar exemptions (including under section 394C, 448C or 479C of the Companies Act 2006 or other similar or equivalent provisions);

(k)	to the minimum extent required, mandatory guarantees under any applicable laws;

(l)	any guarantee or indemnity in respect of unfunded pension fund and other employee benefit plan obligations and liabilities incurred by any member of the Target Group in the ordinary course of business; and

(m)	guarantees or indemnities given to regulatory authorities, or financial institutions that have issued letters of credit in respect of, or otherwise guaranteed, obligations owed by the Target Group to regulatory authorities, as required in the ordinary course of the Target Group's business.

“Permitted Loan” means, following the Extension Effective Date and in respect of the Target Group only:

(a)	loans and trade credit in the ordinary course of trading activities;

(b)	advance payments made in the ordinary course of business;

(c)	loans and the granting of credit (including in the ordinary course of intra-Target Group cash pooling arrangements) by a member of the Target Group to another member of the Target Group;

(d)	loans required to be made by mandatory provisions of law;

(e)	a loan made by a member of the Target Group in order to fund a payment to be made under an Interim Finance Document;

(f)	unfunded pension fund and other employee benefit plan obligations and liabilities incurred by any member of the Target Group in the ordinary course of business;

(g)	any prepayments or deposits in the ordinary course of business; and

(h)	loan notes issued by Gaming Realms PLC pursuant to a loan note instrument dated in or around December 2017 relating to the issue of £3,500,000 secured convertible loan notes due 2022, in a principal amount up to £3,500,000 and subscribed for by a member of the Target Group.

“Permitted Payment” means any payment:

(a)	to enable a Holding Company of the Parent to:

(i)	pay Taxes, duties or similar amounts for which it is liable;

(ii)	pay fees, expenses and other costs incurred in acting as, or maintaining its existence as, a holding company or arising by operation of law or in the ordinary course of administration of its business; and

(iii)	meet substance requirements for Tax purposes;

(b)	constituting the repayment or prepayment of liabilities under the Interim Finance Documents;

(c)	for the purpose of funding transaction costs incurred in connection with the Acquisition, the Refinancing, the Interim Facilities and/or the Long-term Financing Agreements (including any such costs incurred by the TopCo Group or a Holding Company and recharged to a Group Company); and/or

(d)	set out in or contemplated by a Permitted Transaction.

“Permitted Security” means, following the Extension Effective Date and in respect of the Target Group only:

(a)	rights of set-off existing in the ordinary course of business between any member of the Target Group and its respective suppliers or customers and any Security Interest or Quasi-Security relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any member of the Target Group in the ordinary course of business;

(b)	encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash pooled net balance basis;

(c)	any Security Interest or Quasi-Security arising under or in connection with any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect or other agreements for the acquisition of assets on deferred payment terms in the ordinary course of business, to the extent such Security Interest is granted by the relevant member of the Target Group over assets comprised within or constituted by or in connection with such arrangements;

(d)	Security Interests over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(e)	Security Interests which does not secure any outstanding actual or contingent liability provided that all reasonable endeavours are used to procure the release or discharge of such Security Interests;

(f)	Security Interests over rental deposits placed by a member of the Target Group with a lessor pursuant to a property lease entered into in the ordinary course of business;

(g)	(i) any Security Interests arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Target Group in good faith by appropriate proceedings and (ii) any pledge and/or deposit securing any settlement of litigation;

(h)	any Security Interest created pursuant to a court order or judgement or a security for costs arising pursuant to court proceedings being contested by the relevant member of the Group in good faith by appropriate proceedings;

(i)	Security Interests over insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(j)	(i) leases, licences (including sub-licences) or subleases granted to others or (ii) assignments of intellectual property rights granted to a customer of any member of the Target Group, in each case in the ordinary course of business;

(k)	Security Interests or Quasi-Security entered into in the ordinary course of business in connection with any workers' compensation, unemployment insurance and other social security laws or regulations and Security Interests or Quasi-Security securing liabilities owed to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and Security Interests or Quasi-Security seeming liabilities for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any member of the Target Group;

(l)	Security Interests or Quasi-Security incurred in the ordinary course of business to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade. contracts, agreements with utility providers, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case, incurred in the ordinary course of business including those to secure health, safety and environmental obligations in the ordinary course of business;

(m)	Security Interests or Quasi-Security incurred in connection with zoning restrictions, easements, survey exceptions, trackage rights, leases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of real estate, servicing agreements, development agreements, site plan agreements and other similar encumbrances or arrangements incurred in the ordinary course of business, including in respect of title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Target Group; and

(n)	Security Interests or Quasi-Security in favour of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods.

“Permitted Transaction” means:

(a)	any step, circumstance, action or transaction contemplated by the Funds Flow Statement, the Tax Structure Memorandum or permitted expressly, contemplated or required by, the Transaction Documents or Long-term Financing Agreements (or other refinancing of the Interim Facilities) (and related documentation);

(b)	any, step, circumstance, agreement or transaction in connection with the payment, management or release of Relevant Proceeds into the Escrow Account;

(c)	any step, circumstance or transaction which is mandatorily required by law (including arising under an order of attachment or injunction or similar legal process);

(d)	any transfer of the shares in, or issue of shares by, any member of the Combined Group or any step, action or transaction including share issue or acquisition or consumption of debt, for the purpose of creating the group structure for the Acquisition or effecting the Refinancing as set out in the Tax Structure Memorandum;

(e)	any step, circumstance or transaction permitted or required or contemplated by any Major Undertaking or paragraph 5 (Holding company status) of Part 1 (Major Representations) of Schedule 4 (Major Representations, Undertakings and Events of Default) (which for the avoidance of doubt, in each case, will be a Permitted Transaction for all Major Undertakings and Major Representations);

(f)	any conversion of a loan, credit or any other indebtedness outstanding which is permitted under any Interim Finance Document into distributable reserves or share capital of any member of the Target Group or any other capitalisation, forgiveness, waiver, release or other discharge of that loan, credit or indebtedness, in each case on a cashless basis;

(g)	any repurchase of shares in any person upon the exercise of warrants, options or other securities convertible into or exchangeable for shares if such shares represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for shares as part of a "cashless" exercise;

(h)	any transaction to which the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders) shall have given prior written consent; and

(i)	any transactions, including any Security Interests granted by a member of the Target Group, any joint ventures, guarantees, indemnities, loans or financial indebtedness existing in respect of the Target Group prior to the Extension Effective Date and which were not incurred or entered into in anticipation of the relevant member of the Target Group becoming an Additional Guarantor after the Extension Effective Date but excluding the Existing Facilities and any security granted in connection therewith.

“Post-Extension Uptake Date” means the date which is ten (10) Business Days after the Original Final Repayment Date.

“Quasi-Security” means a transaction or arrangement to:

(a)	sell, transfer or otherwise dispose of to any person who is not a member of the Target Group any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Target Group;

(b)	sell, transfer or otherwise dispose of any of its receivables to any person who is not a member of the Group on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

“Rate Fixing Day” means, in relation to any period for which an interest rate is to be determined if the currency is euro, two TARGET Days before the first day of that period.

“Receiver” means a receiver, receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Banks” means, in relation EURIBOR), the principal London offices of such banks or financial institutions as may be appointed by the Interim Facility Agent after consultation with the Parent, provided that no Interim Finance Party shall be appointed as a Reference Bank without its consent.

“Reference Rate Supplement” means a document which:

(a)	is agreed in writing by the Parent, the Interim Facility Agent (in its own capacity) and the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c)	has been made available to the Parent and each Interim Finance Party.

“Reference Rate Terms” means the terms set out in Schedule 14 (Reference Rate Terms) or in any Reference Rate Supplement.

“Refinancing” has the meaning given in paragraph (b) of Clause 3.3 (Purpose).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means:

(a)	in relation to euro, the European interbank market; and

(b)	in relation to any other currency, the London interbank market.

“Relevant Market” means the market specified as such in the Reference Rate Terms.

“Reporting Day” means the day (if any) specified as such in the Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the Reference Rate Terms.

“Reservations” means the principle that equitable remedies may be granted or refused at the discretion of the court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors, the time barring of claims under any applicable limitation statutes, the possibility that a court may strike out a provision of a contract for recession or oppression, undue influence or similar reason, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of acquiescence, set-off or counterclaim and similar principles, the principles that in certain circumstances a Security Interest granted by way of fixed charge may be recharacterised as a floating charge or that a Security Interest purported to be constituted as an assignment may be recharacterised as a charge, the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, the principle that the creation or purported creation of a Security Interest over any asset not beneficially owned by the relevant charging company at the date of the relevant security document or over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which a Security Interest has purportedly been created, the principle that a court may not give effect to any parallel debt provisions, covenant to pay the Interim Security Agent or other similar provisions, similar principles, rights and defences under the laws of any jurisdiction in which the relevant obligation may have to be performed and any other matters which are set out in the reservations or qualifications (however described) as to matters of law which are referred to in any legal opinion referred to in paragraph 3 (Legal Opinions) of Schedule 3 (Conditions Precedent) or under any other provision of or otherwise in connection with any Interim Finance Document.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Finance Party” means an Interim Finance Party that notifies the Interim Facility Agent that a Sanctions Provision would result in a violation of, a conflict with or liability under:

(a)	EU Regulation (EC) 2271/96; or

(b)	any similar applicable anti-boycott statute.

“Restricted Person” means a person that is:

(a)	listed on or owned or controlled by a person listed on any Sanctions List; or

(b)	resident in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person resident in or organised under the laws of a Sanctioned Country in breach of applicable Sanctions.

“RFR” means the rate specified as such in the Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the Reference Rate Terms.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of comprehensive Sanctions (as at the date of this Agreement Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions” means any economic, trade or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (a) the United States government, (b) the United Nations Security Council, (c) the European Union and any EU member state, (d) the United Kingdom, and (e) the respective governmental institutions of any of the foregoing which administer Sanctions, including, OFAC, the United States Department of State, the United States Department of Commerce, the United States Department of Treasury and Her Majesty’s Treasury.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar list issued or maintained and made public by any of the Sanctions Authorities as amended, supplemented or substituted from time to time.

“Sanctions Provision” means paragraphs (c), (d) and (e) of Clause 20.2 (Undertakings).

“Scheme” means the scheme of arrangement effected pursuant to part 26 of the Companies Act 2006 to be proposed by the Target to its shareholders to implement the Acquisition pursuant to which TopCo and/or the Borrower (and/or any other applicable entity in accordance with the Tax Structure Memorandum) will, subject to the occurrence of the Scheme Effective Date, become the holder of the shares in Target that are the subject of that scheme of arrangement.

“Scheme Circular” means the circular (including any supplemental circular) dispatched by the Target to shareholders of the Target setting out the resolutions and proposals for and the terms and conditions of the Scheme.

“Scheme Documents” means each of (i) the applicable Announcement, (ii) the Scheme Circular, and (iii) the Court Order.

“Scheme Effective Date” means the date on which the Court Order or copy of the Court Order sanctioning the Scheme is duly delivered on behalf of the Target to the Registrar of Companies in accordance with section 899 of the Companies Act 2006.

“Screen Rate” means in relation to any Interim Loan denominated in euro, the euro interbank offered rate administered by the European Union Money Market Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page is replaced or service ceases to be available, the Interim Facility Agent may specify another page or service displaying the appropriate rate in accordance with Clause 7.6 (Replacement of Screen Rate).

“Security Interest” means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment, reservation of title or other security interest and any other agreement (including a sale and repurchase arrangement) having the commercial effect of conferring security.

“Squeeze-Out” means an acquisition of the outstanding shares in the Target that TopCo and/or the Borrower has not acquired pursuant to the procedures contained in sections 979 to 982 of the Companies Act 2006.

“Subordinated Shareholder Document” means any document creating Subordinated Shareholder Liabilities.

“Subordinated Shareholder Liabilities” means any loan or other indebtedness owed by the Parent to any (direct or indirect) shareholder of the Parent, provided that such loan or indebtedness is subordinated as to both interest and principal to the Interim Facilities on terms satisfactory to the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders (acting reasonably)).

“Subsidiary” means, in relation to any person:

(a)	an entity (including a partnership) of which that person has direct or indirect control; and

(b)	an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership,

and, for this purpose, “control” means the direct or indirect ownership of a majority of the voting share capital or similar ownership rights of that entity, or the right or ability to determine the composition of a majority of the board of directors (or equivalent body) of such entity or otherwise to direct the management of such entity whether by virtue of ownership of share capital, contract or otherwise.

“Target” means Gamesys Group plc.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

“Target Group” means the Target and its Subsidiaries.

“Tax” means any present or future tax, levy, assessment, impost, deduction, duty or withholding or any charge of a similar nature (including any related interest, penalty or fine).

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from any payment under an Interim Finance Document, other than a FATCA Deduction.

“Tax Structure Memorandum” means the tax structure memorandum prepared by Jones Day entitled Project Lincoln Proposed Transaction Structure in relation to the Transactions.

“TopCo” means Bally’s Corporation, a Delaware corporation.

“TopCo Group” means TopCo and its Subsidiaries (other than the Group).

“Total Interim Commitments” means at any time the aggregate of the Total Interim Facility (GBP) Commitments and the Total Interim Facility (EUR) Commitments.

“Total Interim Facility (EUR) Commitments” means at any time the aggregate of the Total Interim Facility (EUR) Commitments, being €336,000,000 as at the date of this Agreement.

“Total Interim Facility (GBP) Commitments” means at any time the aggregate of the Total Interim Facility (GBP) Commitments, being £1,435,000,000 as at the date of this Agreement.

“Transaction Documents” means the Interim Finance Documents, the Acquisition Documents and the Escrow Agreement.

“Transactions” has the meaning given to that term in the Commitment Letter.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or in any other form agreed between the Interim Facility Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Interim Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“US Borrower” has the meaning given in paragraph (a) of Clause 8.7 (US Tax Forms).

“US Code” means the US Internal Revenue Code of 1986 (and any successor legislation thereto), as amended from time to time.

“US Excluded Tax” means:

(a)	in the case of an Interim Lender making an Interim Loan to US Borrower, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Interim Lender with respect to an applicable interest in an Interim Loan pursuant to a law in effect on the date on which:

(i)	such Interim Lender acquires such interest in the Interim Loan (other than pursuant to an assignment request by the Obligor under Part 3 (Replacement of an Interim Lender/Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties)); or

(ii)	such Interim Lender changes its lending office,

except in each case to the extent that, pursuant to Clauses 8.1 (Gross-up) or 8.3 (Tax indemnity), amounts with respect to such Taxes were payable either to such Interim Lender's assignor immediately before such Interim Lender became a party hereto or to such Interim Lender immediately before it changed its lending office; and

(b)	Taxes attributable to an Interim Lender’s or Interim Facility Agent’s failure to comply with Clause 8.7 (US Tax Forms).

“US Person” means each person that is treated as a “United States Person” within the meaning of Section 7701(a)(30) of the US Code.

“US Tax Compliance Certificate” has the meaning given in paragraph (b) of Clause 8.7 (US Tax Forms).

“US Tax Obligor” means:

(a)	an Obligor which is a US Person; or

(b)	an Obligor some or all of whose payments under the Interim Finance Documents are from sources within the United States for United States federal income tax purposes.

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Write-Down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers;

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

Part 2
Other References

1.	In this Agreement, unless a contrary intention appears, a reference to:

(a)	an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case, whether oral or written);

(b)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement (however fundamental), and amend and amended shall be construed accordingly;

(c)	“assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above;

(d)	a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(e)	a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(f)	“financial indebtedness” means any indebtedness for or in respect of:

(i)	moneys borrowed and debit balances at banks or other financial institutions;

(ii)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(iii)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument other than performance bonds or documentary letters of credit issued in respect of obligations of the Group arising under the ordinary course of trading;

(iv)	the amount of any liability in respect of finance leases which would be treated as finance or capital leases in accordance with IFRS;

(v)	receivables sold or discounted;

(vi)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of such transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) shall be taken into account);

(vii)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of payment obligations;

(viii)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) which mature prior to the Final Repayment Date;

(ix)	any amount of any liability under an advance or deferred purchase agreement if the primary reason behind entering into the agreement is to raise finance;

(x)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing and classified as borrowings under IFRS; and

(xi)	the amount of any liability in respect of any guarantee for any of the items referred to in (i) to (x) above;

(g)	a “guarantee” includes:

(i)	an indemnity, counter-indemnity, guarantee or similar assurance against loss in respect of any indebtedness of any other person; and

(ii)	any other obligation of any other person, whether actual or contingent, to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in, any other person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

and “guaranteed” and “guarantor” shall be construed accordingly;

(h)	“including” means including without limitation, and “includes” and “included” shall be construed accordingly;

(i)	“indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(j)	“losses” includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind, and loss shall be construed accordingly;

(k)	“a month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(i)	other than where paragraph (ii) below applies:

(A)	(subject to paragraph (C) below) if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if there is none, on the preceding Business Day;

(B)	if there is no numerically corresponding day in the month in which that period is to end, that period shall end on the last Business Day in that later month; and

(C)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(ii)	in relation to an Interest Period for an Interim Facility (GBP) Loan (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms,

and references to “months” shall be construed accordingly;

(l)	a Major Event of Default being “outstanding” or “continuing” means that such Major Event of Default has occurred or arisen and has not been remedied or waived;

(m)	an Acceleration Notice being “outstanding” means that such Acceleration Notice provided by the Interim Facility Agent under paragraph (a)(i) of Clause 6.1 (Repayment) has not been revoked, withdrawn or cancelled by the Interim Facility Agent or otherwise ceases to have effect;

(n)	a “person” includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality);

(o)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(p)	a “sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by an Interim Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, the Interim Facilities and/or Interim Finance Documents to a counterparty and “sub-participate” shall be construed accordingly; and

1.2	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(a)	any replacement page of that information service which displays that rate; and

(b)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Interim Facility Agent after consultation with the Parent.

1.3	Any reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.4	Any Reference Rate Supplement overrides anything in:

(a)	Schedule 14 (Reference Rate Terms); or

(b)	any earlier Reference Rate Supplement.

1.5	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(a)	Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 16 (Cumulative Compounded RFR Rate), as the case may be; or

(b)	any earlier Compounding Methodology Supplement.

1.6	“$”, “USD” and “US Dollars” denote the lawful currency of the United States of America, “£”, “GBP” and “Sterling” denote the lawful currency of the United Kingdom and “€”, “EUR” and “euro” means the single currency unit of the Participating Member States.

2.	In this Agreement, unless a contrary intention appears:

(a)	a reference to a Party includes a reference to that Party’s successors and permitted assignees or permitted transferees but does not include that Party if it has ceased to be a Party under this Agreement;

(b)	references to paragraphs, Clauses, Schedules and Parts are references to, respectively, paragraphs, clauses of, schedules to and parts of schedules to this Agreement and references to this Agreement include its schedules;

(c)	a reference to (or to any specified provision of) any agreement (including any of the Interim Finance Documents) is to that agreement (or that provision) as amended or novated (however fundamentally) and includes any increase in, extension of or change to any facility made available under any such agreement (unless such amendment or novation is contrary to the terms of any Interim Finance Document);

(d)	a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time;

(e)	a reference to a time of day is, unless otherwise specified, to London time;

(f)	the index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement; and

(g)	a reference to “permitted” under this Agreement or any Interim Finance Document is to be construed as a reference to any matter or circumstance which is not expressly prohibited.

3.	Notwithstanding any other term of the Interim Finance Documents, in this Agreement:

(a)	a reference to the assets of an Obligor shall, prior to the Extension Effective Date only, exclude the assets of any member of the Target Group and other Group Company; and

(b)	prior to the Extension Effective Date only, no matter or circumstance in respect of, or breach by, any member of the Target Group or any member of the Combined Group who is not an Obligor shall relate to an Obligor or otherwise be deemed to constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Interim Finance Documents, to have a Material Adverse Effect, to constitute or give rise to a breach of a Major Undertaking or Major Representation or to have a Major Event of Default.

4.	Sanctions and Restricted Finance Parties

In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision in relation to which:

(a)	an Interim Finance Party is a Restricted Finance Party; and

(b)	in accordance with paragraph (f) of Clause 20.2 (General Undertakings), that Restricted Finance Party does not have the benefit of it:

(i)	the Interim Commitments of an Interim Lender that is a Restricted Finance Party; and

(ii)	the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement,

shall be excluded for the purpose of calculating the Total Interim Commitments under the Interim Facilities when ascertaining whether any relevant percentage of Total Interim Commitments has been obtained to approve such amendment, waiver, determination or direction request and its status as an Interim Finance Party shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Interim Finance Parties has been obtained to approve such amendment, waiver, determination or direction.

5.	Obligors’ Agent

(a)	Each Obligor (other than the Parent) by its execution of this Agreement irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Interim Finance Documents and irrevocably authorises:

(i)	the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Interim Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of the Parent; and

(ii)	each Interim Finance Party to give any notice, demand or other communication in respect of such Obligor pursuant to the Interim Finance Documents to the Parent,

and in each case the Obligor shall be bound as though it itself had given or received the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Interim Finance Document on behalf of any Obligor or in connection with any Interim Finance Document (whether or not known to the Obligor) shall be binding for all purposes on the Obligor as if the Obligor had expressly made, given, received or concurred with it. In the event of any conflict between any notices or other communications of that Obligors’ Agent and the Obligor, those of the Obligors’ Agent shall prevail.

Schedule 2

Form of Drawdown Request

To:	[•] as Interim Facility Agent

From:	[•]

Date:	[•]

[Company] – [          ] Interim Facilities Agreement

dated [           ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This is a Drawdown Request. Terms defined in the Interim Facilities Agreement shall have the same meanings when used in this Drawdown Request.

2.	We wish to borrow an Interim Loan on the following terms:

	Interim Facility:	[Interim Facility (GBP)]/[Interim Facility (EUR)]

	Drawdown Date:	[•]

	Amount:	[•]

	Interest Period:	[•]

3.	Our [payment/delivery] instructions are: [•].

4.	We confirm that each condition specified in paragraphs (a)(i) to (a)(iii) (inclusive) of Clause 3.1 (Conditions Precedent) is satisfied at the date of this Drawdown Request or will be satisfied on or before the proposed Drawdown Date.

5.	The proceeds of this Interim Loan should be credited to [•].

6.	This Drawdown Request is irrevocable.

For and on behalf of

[•]

(as Borrower)

Schedule 3

Conditions Precedent

1.	The OBLIGORS

(a)	Constitutional documents: a copy of the constitutional documents of the Parent and the Borrower (including statutory registers and a certificate of good standing).

(b)	Board approvals: with respect to each of the Parent and the Borrower, to the extent legally required or if required by its constitutional documents, a copy of a resolution of the board of directors or equivalent body of the Parent and the Borrower approving the Interim Finance Documents to which it is a party and the transactions contemplated thereby.

(c)	Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above (to the extent such person will execute an Interim Finance Document).

(d)	Director’s certificates: a certificate from each of the Parent and the Borrower (signed by an authorised signatory):

(i)	certifying that each copy document relating to it specified in paragraphs (a) to (c) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of this Agreement; and

(ii)	confirming that borrowing or securing (as appropriate) the Total Interim Commitments would not cause any borrowing, guaranteeing, security or other similar limit binding on it to be exceeded.

2.	Interim Finance Documents

A copy of the counterparts of each of the following documents duly executed by the Parent and the Borrower (in each case to the extent they are a party to such document):

(a)	this Agreement;

(b)	the Fee Letter; and

(c)	the Interim Security Documents listed in the table below:

Name of party to Interim Security Document	Interim Security Document	Governing law of Interim Security Document
The Parent	Security agreement	New York
The Borrower	Security agreement	New York

3.	Legal Opinions

(a)	An English law legal opinion from Latham & Watkins as legal advisers to the Arrangers and the Original Interim Lenders in respect of the validity and enforceability of the Interim Finance Documents governed by English law.

(b)	The following legal opinions from Jones Day as legal advisers to the Obligors:

(i)	a Delaware law legal opinion in respect of capacity of the Obligors to enter into the Interim Finance Documents; and

(ii)	a New York law legal opinion in respect of the validity and enforceability of the Interim Finance Documents governed by New York Law, the creation and perfection of the security interests under the Interim Security Documents governed by New York Law and the status of the Obligors under the Investment Company Act of 1940.

4.	Announcement

A copy of the applicable Announcement (provided that it is confirmed that such Announcement will be in form and substance satisfactory to the Interim Facility Agent if it is in the form of the draft delivered to the Original Interim Lenders prior to the date of the Commitment Letter or, in respect of any subsequent version of the Announcement, in the form of the previous Announcement, in each case, with any changes which (i) are not materially prejudicial to the interests of the Original Interim Lenders taken as a whole under the Interim Finance Documents, (ii) are approved by the Majority Interim Lenders (such approval not to be unreasonably withheld or delayed)), or (iii) where TopCo and/or the Borrower exercises its right to effect a switch from the Scheme to an Offer or vice versa, are required to reflect the switch.

5.	Acquisition Documents

A copy of (i) the Scheme Circular or (ii) as the case may be, the Offer Documents dispatched to shareholders of the Target by or on behalf of the Borrower (if any), provided that such documents shall not be required to be in a form and substance satisfactory to the Interim Facility Agent or any other Interim Finance Party.

6.	Other Conditions Precedent

(a)	Fees: reasonable evidence that payment of all fees earned, due and payable to the Interim Finance Parties required to be paid under the Fee Letter on the Interim Closing Date for which invoices have been received at least three (3) business days in advance (which amounts may be offset against the proceeds of the Interim Facilities) shall have been made (or shall be made substantially contemporaneously with funding) provided that a reference to payment of such fees in a Drawdown Request (or Funds Flow Statement) shall be deemed to be reasonable evidence that this condition precedent is satisfactory to the Interim Facility Agent.

(b)	Base Case Model: the agreed base case model received by the Arrangers prior to the date of the Commitment Letter.

(c)	Closing Certificate: a certificate from the Borrower (signed by an authorised signatory) confirming that (i) in the case of a Scheme, the Scheme Effective Date has occurred or, in the case of an Offer, the Offer has become or has been declared unconditional in all respects; (ii) in respect of all shares of the Target acquired or to be acquired on or prior to the Interim Closing Date by TopCo or any of its Subsidiaries (other than the Borrower and its Subsidiaries), TopCo (or any relevant Subsidiary of TopCo) and the Borrower (as applicable) have or will have on the Interim Closing Date entered into a contribution agreement and a stock transfer form in order to (x) transfer beneficial ownership interests in such shares to the Borrower and (y) grant a voting power of attorney in respect of such shares in favour of the Borrower, in each case, prior to or simultaneously with any drawing under the Interim Facilities on the Interim Closing Date; and (iii) that the Parent and the Borrower have each been designated as an Unrestricted Subsidiary under and as defined in the Existing Parent Credit Agreement (as defined in the Commitment Letter) and the Senior Unsecured Notes (as defined in the Commitment Letter) or are otherwise permitted (whether by amendment, waiver or otherwise) to borrow the Total Interim Commitments and incur the liabilities under the Interim Finance Documents.

(d)	Tax Structure Memorandum: the Tax Structure Memorandum (on a non-reliance basis) and provided that the form and substance of the Tax Structure Memorandum will be satisfactory to the Interim Facility Agent if the final Tax Structure Memorandum is, in form and substance, substantially the same as the final version or draft (as applicable) received by the Original Interim Lenders prior to the date of the Commitment Letter, save for any changes which are not materially adverse to the interests of the Original Interim Lenders (taken as a whole) under the Interim Finance Documents or any other changes approved by the Original Interim Lenders (acting reasonably).

(e)	Process Agent: evidence that the process agent appointed in respect of the Interim Finance Documents for the Obligors has accepted its appointment as agent for service of process.

Schedule 4

Major Representations, Undertakings and Events of Default

Part 1

Major Representations

1.	Status

It is an exempted company incorporated with limited liability duly incorporated, validly existing and in good standing under the laws of its place of incorporation.

2.	Power and authority

(a)	Subject to the Reservations, it has (or will have on the relevant date(s)) the power to enter into and deliver, and to exercise its rights and perform its obligations under, each Interim Finance Document to which it is or will be a party.

(b)	It has taken all necessary corporate action to authorise the entry into and delivery of and the performance by it of its obligations under each Interim Finance Document to which it is or will be party.

(c)	It has the power to own its material assets and carry on its business as it is being conducted.

3.	No conflict

The entry into and delivery of, and the exercise of its rights and the performance of its obligations under, each Interim Finance Document to which it is a party does not and will not, subject to the Reservations:

(a)	contravene any law, regulation or order to which it is subject in a manner which would have or be reasonably likely to have a Material Adverse Effect;

(b)	conflict with its constitutional documents in any material respect; or

(c)	breach any agreement or document binding upon it or any of its assets, or result in a default or right of any person to terminate any such agreement or document, or require it to make any payment to a third party, in each case, in a manner which would have or be reasonably likely to have a Material Adverse Effect.

4.	Obligations binding

Subject to the Reservations and the Perfection Requirements, the obligations expressed to be assumed by it under each Interim Finance Document to which it is a party constitute its legal, valid, binding and enforceable obligations.

5.	VALIDITY AND ADMISSIBILITY IN EVIDENCE

Subject to the Reservations and the Perfection Requirements, all material Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Interim Finance Documents to which it is a party; and

(b)	to make each Interim Finance Document to which it is a party admissible in evidence in the courts of the jurisdiction whose laws govern the applicable Interim Finance Document,

have been (or will have been by any date required by an Interim Finance Document or, as applicable, within any applicable time limit prescribed by law) obtained or effected and are (or will be) in full force and effect.

6.	Holding company status

In respect of the Borrower and the Parent only, it has not traded, carried on any other business, acquired any assets or incurred any liabilities or commitments other than:

(a)	establishment and administration costs;

(b)	any Permitted Transaction;

(c)	Tax liabilities and other customary assets, rights, commitments and liabilities for a holding company;

(d)	the payment of any fees, costs and expenses, stamp, registration, land and other taxes incurred in connection with the Transaction or the Transaction Documents;

(e)	in connection with any arrangements entered into (or proposed to be entered into) for the purpose of financing, implementing or executing the Transaction and/or refinancing amounts outstanding under the Interim Finance Documents;

(f)	ownership of shares in its Subsidiaries and other assets acquired pursuant to the Transaction Documents, intra-group debit and credit balances (or other intra-Group liabilities) or cash and cash equivalents or making loans to or borrowing loans from entities as shown in the Tax Structure Memorandum; and

(g)	activities in connection with any litigation or court or other proceedings that are, in each case, being contested in good faith, those activities arising by law or court order and liabilities for, or in connection with, Taxes.

Part 2

Major Undertakings

1.	Acquisitions, mergers and joint ventures

Save for any Permitted Transaction or Permitted Acquisition, it will not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will):

(a)	acquire or subscribe for any shares, stocks, securities convertible into share capital, or ownership interests in any person, or acquire any business, or incorporate any company, other than in connection with the Acquisition;

(b)	enter into any amalgamation, merger, demerger or reconstruction; or

(c)	enter into, invest in or acquire any shares, stocks, securities convertible into share capital, or other interest in any joint venture or transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a joint venture or maintain the solvency of or provide working capital to any joint venture.

2.	Negative pledge

It will not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will) create or permit to subsist any Security Interest over any of its assets, other than:

(a)	any Security Interest created or evidenced by the Interim Security Documents or the Transaction Documents;

(b)	any netting, balance transfer or set-off arrangement entered into in the ordinary course of its banking arrangements (including any hedging) for the purpose of netting debit and credit balances;

(c)	security arising under the general business conditions in the ordinary course of day-to-day business, including with any bank with whom any Group Company maintains a banking relationship, including security under the general terms and conditions of those banks;

(d)	security interests over credit balances created or subsisting pursuant to or in connection with cash pooling arrangements;

(e)	any charge or lien arising by operation of law or in the ordinary course of day-to-day business and not as a result of a default by a Group Company;

(f)	any Security Interest arising under any Permitted Transaction;

(g)	any security consisting of cash collateral (including any security over any related bank account) provided or to be provided to support letter of credit or other obligations of the Target Group to facilitate completion of the Acquisition;

(h)	security over cash paid into an escrow account pursuant to any escrow or retention of purchase price arrangements in connection with the Acquisition;

(i)	security or Quasi-Security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith;

(j)	any security arising by operation of law in respect of Taxes being contested in good faith;

(k)	any Security Interest arising under or in connection with the Long-term Financing Agreements; and

(l)	any security not permitted under the preceding paragraphs securing financial indebtedness the outstanding principal amount of which, when aggregated with the outstanding principal amount of any other financial indebtedness which has the benefit of security granted by a Group Company other than any permitted under the preceding paragraphs, does not exceed £10,000,000 (or its equivalent in other currencies) at any time.

3.	Indebtedness

It will not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will) incur or allow to remain outstanding any financial indebtedness, other than, following the Extension Effective Date, Permitted Financial Indebtedness and any:

(a)	financial indebtedness incurred under the Transaction Documents;

(b)	any financial indebtedness in relation to a Permitted Transaction or to facilitate a Permitted Payment;

(c)	to the extent drawn down to refinance amounts outstanding under the Interim Finance Documents in full, financial indebtedness under the Long-term Financing Agreements;

(d)	any equity interests;

(e)	any Subordinated Shareholder Liabilities in respect of liabilities owed by the Parent to any Holding Company of the Parent;

(f)	loans made in the ordinary course of intra-Group cash pooling arrangements;

(g)	any financial indebtedness arising under any non-speculative hedging transaction, including but not limited to any currency hedging transaction entered into by the Parent or the Borrower in connection with the Acquisition or any Permitted Transaction;

(h)	intra-Group financial indebtedness; and

(i)	any financial indebtedness not permitted by the preceding paragraphs and the aggregate outstanding principal amount of which does not exceed £20,000,000 (or its equivalent in other currencies) at any time.

4.	Disposals

(a)	No Obligor shall and the Parent shall procure that no member of the Target Group shall following the Extension Effective Date, enter into a single transaction or series of transactions to (voluntarily or otherwise) sell, lease, transfer or otherwise dispose of any asset unless it is a Permitted Disposal or a Permitted Transaction.

(b)	The Borrower shall not dispose of any of its shares in the capital of the Target unless it is a Permitted Disposal or a Permitted Transaction.

5.	Distributions

It will not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will):

(a)	declare, make or pay, directly or indirectly, any dividend, or make any other distribution, or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital, repay or distribute any share premium reserve, or make any other payment to its shareholders;

(b)	redeem, purchase, defease, retire or repay any of its share capital;

(c)	pay any fee (or make any similar payment) to or to the order of any of its Holding Companies which is not a Group Company or any of their Affiliates; or

(d)	repay or pay any interest or other return on or in respect of any financial indebtedness (other than under the Interim Finance Documents),

except any payment or transaction which is a Permitted Payment or any payment made or transaction entered into to facilitate a Permitted Payment.

6.	Guarantees

Save for any Permitted Transaction or any Permitted Guarantee, it shall not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will) incur or allow to remain outstanding any guarantee in respect of financial indebtedness other than as may arise under or in connection with any financial indebtedness permitted under paragraph 3 (Indebtedness) above.

7.	Loans out

Save for any Permitted Transaction or any Permitted Loan, it shall not (and following the Extension Effective Date, the Parent will procure no member of the Target Group will) be a creditor in respect of financial indebtedness other than as may arise under the Interim Finance Documents or the Subordinated Shareholder Documents and loans made to another Group Company, any credit balance held with any bank or financial institution, or any loan made for the purpose of, or to facilitate the making of, a Permitted Payment.

8.	Acquisition undertakings

(a)	The Borrower shall comply at all times in all material respects with the City Code (subject to any waiver or dispensation of any kind granted by, or requirements of, the Panel or the Court) and all applicable laws or regulations relating to the Acquisition, save where non-compliance would not be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents.

(b)	The Borrower shall not amend or waive or (where the Borrower would, pursuant to Rule 13.5(a) of the Takeover Code and with the consent of the Panel, be entitled to invoke a condition so as not to proceed with, lapse or withdraw the Acquisition) treat as satisfied any material term or condition relating to the Acquisition as set out in the Announcement delivered in satisfaction of paragraph 4 (Announcement) of Schedule 3 (Conditions Precedent) of this Agreement, in a manner or to the extent that would be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents, other than any amendment or waiver:

(i)	made with the consent of the Majority Interim Lenders (such consent, in each case, not to be unreasonably withheld or delayed);

(ii)	required or requested by the Panel or the Court, or reasonably determined by the Borrower as being necessary or desirable to comply with the requirements or requests (as applicable) of the City Code, the Panel or the Court or any other relevant regulatory body or applicable law or regulation;

(iii)	increasing the purchase price (or a written agreement related thereto) in connection with the Acquisition (but not introducing a new form of consideration);

(iv)	extending the period in which holders of the shares in Target may accept the terms of the Scheme or, as the case may be, the Offer (including by reason of the adjournment of any meeting or court hearing); or

(v)	required to allow the Acquisition to switch from being effected by way of an Offer to a Scheme or from a Scheme to an Offer.

(c)	For the avoidance of doubt, in the event that:

(i)	an announcement of a Scheme pursuant to Rule 2.7 of the City Code or a Scheme Circular has been issued, nothing in this Agreement shall prevent the Borrower from subsequently proceeding with an Offer, provided that the terms and conditions contained in the relevant Offer Document include an Acceptance Condition of no lower than the Minimum Acceptance Condition (or such lower Acceptance Condition as is consented to by all the Interim Lenders pursuant to paragraph (e) below); and

(ii)	an announcement of an Offer pursuant to Rule 2.7 of the City Code or an Offer Document has been issued, nothing in this Agreement shall prevent the Borrower from subsequently proceeding with a Scheme.

(d)	Save as required by the Panel, the Court or any other applicable law, regulation or regulatory body, or as reasonably determined by the Borrower as being necessary or desirable to comply with the requirements or requests (as applicable) of the City Code, the Panel or the Court or any other relevant regulatory body or applicable law or regulation, the Borrower shall not prior to the end of the Offer Period (as defined in the City Code) make any press release or other public statement in respect of the Acquisition which refers to the Interim Facilities, any Interim Finance Document or the Interim Finance Parties or any of them (in such capacity) which would be materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents (other than the Announcement, any Scheme Circular or any Offer Document), without (to the extent permitted by law or regulation) first obtaining the prior approval of the Interim Facility Agent (acting on the instructions of the Majority Interim Lenders), with such approval by the Interim Facility Agent and Interim Lenders (as appropriate) not to be unreasonably withheld or delayed. If the Borrower does become so required, the Borrower shall notify the Interim Facility Agent as soon as practicable (and to the extent that it does not prejudice the Borrower’s ability to comply with such requirement), upon becoming aware of the requirement. For the avoidance of doubt, this paragraph shall not restrict the Borrower from making any disclosure that is required, permitted or customary in relation to the Interim Finance Documents or the identity of the Interim Finance Parties in the Announcement, any Scheme Circular or any Offer Document or making any disclosure or filings as required by the City Code or by law or its auditors or in its audited financial statements or in accordance with or in order to satisfy or comply with the terms of the Interim Finance Documents.

(e)	If the Acquisition is effected by way of an Offer, the Borrower shall not reduce the Acceptance Condition to lower than the Minimum Acceptance Condition, other than with the consent of all the Interim Lenders.

(f)	The Borrower shall not take any steps as a result of which any member of the Group is obliged to make a mandatory offer under Rule 9 of the City Code.

(g)	In the case of an Offer, where becoming entitled to do so, the Borrower shall promptly give notices under Section 979 of the Companies Act 2006 in respect of the shares of Target subject to the Offer and shall promptly (and in any event within the maximum time period prescribed by such actions) complete a Squeeze-out.

(h)	Subject always to the Companies Act 2006 and any applicable listing rules, in the case of a Scheme, within 60 days after the Scheme Effective Date, and in relation to an Offer, within 60 days after the date upon which the Borrower (directly or indirectly) owns shares in Target (excluding any shares held in treasury), which, when aggregated with all other shares in Target owned directly or indirectly by the Borrower, represent not less than 75 per cent. of all shares in Target (excluding any shares held in treasury), the Borrower shall use all reasonable endeavours to procure that such action as is necessary is taken to procure that trading in the shares in Target on the Main Market of the London Stock Exchange is cancelled and as soon as reasonably practicable thereafter, procure that the Target is re-registered as a private limited company.

(i)	Subject to any confidentiality, regulatory, legal or other restrictions relating to the supply of such information, the Borrower will keep the Interim Facility Agent informed as to any material developments in relation to the Acquisition, including if the Scheme or the Offer lapses or is withdrawn, and, will from time to time, if the Interim Facility Agent reasonably requests, give the Interim Facility Agent reasonable details as to the current level of acceptances from any Offer.

(j)	The Borrower will provide to the Interim Facility Agent a copy of (i) the Scheme Circular or (ii) as the case may be, the Offer Documents dispatched to shareholders of the Target promptly following such dispatch.

(k)	The Borrower will ensure that the Offer Documents and the Scheme Circular are substantially consistent in all material respects with the terms of the Announcement together with any amendments or other changes which would be permitted under paragraph (b) above.

9.	GuarantORS and Security

By no later than the Post-Extension Uptake Date and thereafter in accordance with the timing set forth in the Agreed Security Principles, the Parent shall procure that, in accordance with and subject to the Agreed Security Principles:

(a)	each member of the Group which is a Material Subsidiary has acceded to this Agreement as an Additional Guarantor; and

(b)	sufficient members of the Group have acceded to this Agreement as Additional Guarantors to ensure that the Guarantor Coverage Test is satisfied as of such date.

Part 3

Major Events of Default

1.	Payment default

Following the Interim Closing Date, an Obligor does not pay on the due date any amount payable by it under the Interim Finance Documents in the manner required under the Interim Finance Documents unless, in the case of principal or interest, payment is made with three (3) Business Days of the due date and, in the case of any amount not constituting principal or interest, payment is made within five (5) Business Days of the due date.

2.	Breach of other obligations

(a)	An Obligor does not comply with any Major Undertaking (or, after the expiry of the Certain Funds Period, any other undertaking set out in Clause 20.2 (Undertakings)) to the extent it is required to do so by Clause 20.2 (Undertakings).

(b)	No Major Event of Default will occur under paragraph (a) above (other than in respect of paragraph (j) of Clause 20.2 (Undertakings)) if the failure to comply is capable of remedy and is remedied within twenty one (21) Business Days of the earlier of the Parent (i) becoming aware of a failure to comply, and (ii) receiving written notice from the Interim Facility Agent notifying it of non-compliance.

3.	Misrepresentation

A Major Representation is incorrect or misleading in any material respect when made and, if capable of remedy, the same is not remedied within twenty one (21) Business Days of the earlier of the Parent:

(a)	becoming aware of such failure; and

(b)	receiving written notice from the Interim Facility Agent notifying it of that failure.

4.	Invalidity/repudiation

Any of the following occurs:

(a)	subject to the Reservations and the Perfection Requirements, any material obligation of an Obligor under any Interim Finance Document is or becomes invalid or unenforceable, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents;

(b)	subject to the Reservations and the Perfection Requirements, it is or becomes unlawful in any applicable jurisdiction for an Obligor to perform any of their material obligations under any Interim Finance Document, in each case, in a manner which is materially adverse to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents; or

(c)	an Obligor repudiates or rescinds an Interim Finance Document and such repudiation or rescission is materially prejudicial to the interests of the Interim Lenders (taken as a whole) under the Interim Finance Documents.

5.	Insolvency

An Obligor (or, following the Extension Effective Date, any member of the Target Group):

(a)	is unable to pay its debts as they fall due (other than solely as a result of liabilities exceeding assets) or suspends making payments on all or a material part of its debts or publicly announces in writing an intention to do so; or

(b)	by reason of actual or anticipated financial difficulties commences negotiations with its financial creditors generally (excluding the Interim Finance Parties) with a view to rescheduling of its indebtedness generally.

6.	Insolvency proceedings

(a)	Any of the following occurs in respect of an Obligor (or, following the Extension Effective Date, any member of the Target Group):

(i)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its material assets; or

(ii)	an application for the judicial winding-up or liquidation of an Obligor,

or any analogous proceedings in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any proceedings or actions which are contested in good faith and discharged, stayed or dismissed within twenty-eight (28) days of commencement;

(ii)	any petition or similar presented by a creditor which is:

(A)	being contested in good faith and due diligence and the relevant entity has demonstrated to the Interim Facility Agent (acting reasonably and in good faith) that it has sufficient financial means to meet the amount of the claim requested by the creditor;

(B)	in the opinion of the Parent (acting reasonably and in good faith), frivolous and vexatious; or

(C)	discharged within twenty-one (21) Business Days, or

(iii)	any step or other matter set out in or contemplated by the Tax Structure Memorandum.

7.	Similar events elsewhere

There occurs in relation to an Obligor (or, following the Extension Effective Date, any member of the Target Group) or any of its material assets (other than prior to the Extension Effective Date only, to the extent they relate to the Target, its share capital or any member of the Target Group or the TopCo Group) in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its material assets are subject, any event or circumstance which corresponds to any of those mentioned in paragraphs 5 (Insolvency) or 6 (Insolvency proceedings) above.

8.	Change of control

(a)	At any time, the members of the TopCo Group cease to directly or indirectly own and control 100 per cent. of the issued equity share capital of the Parent.

(b)	At any time, the Parent ceases to directly own and control 100 per cent. of the issued equity share capital of the Borrower.

(c)	At any time after the completion of the Acquisition, the Borrower, together with TopCo, ceases to directly own and control 100 per cent. of the issued equity share capital of the Target.

Schedule 5

Impairment and Replacement of Interim Finance Parties

Part 1
Impaired Agent

1.	Impaired Agent

(a)	If, at any time, an Agent becomes an Impaired Agent, an Obligor or an Interim Lender which is required to make a payment under the Interim Finance Documents to the Agent in accordance with Clause 10 (Payments) or otherwise under an Interim Finance Document may instead either pay that amount direct to the required recipient or pay that amount to an interest bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the applicable Obligor or the Interim Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Interim Finance Documents. In each case such payments must be made on the due date for payment under the Interim Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this paragraph 1 shall be discharged of the relevant payment obligation under the Interim Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with paragraph 3 (Replacement of an Interim Facility Agent) below, each Party which has made a payment to a trust account in accordance with this paragraph 1 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 15.1 (Recoveries).

(e)	A Party which has made a payment in accordance with paragraph 1 shall, promptly upon request by a recipient and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that recipient,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that recipient.

2.	Communication when Interim Facility Agent is Impaired Interim Facility Agent

If an Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Interim Facility Agent is an Impaired Agent) all the provisions of the Interim Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

3.	Replacement of an Interim Facility Agent

(a)	The Majority Interim Lenders or the Parent may by giving ten (10) days’ notice to an Agent which is an Impaired Agent replace that Agent by appointing a successor Agent (which shall be acting through an office in England).

(b)	The retiring Agent shall (at its own cost, and otherwise at the expense of the Interim Lenders):

(i)	make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Interim Finance Documents; and

(ii)	enter into and deliver to the successor Agent those documents and effect any registrations and notifications as may be required for the transfer or assignment of all its rights and benefits under the Interim Finance Documents to the successor Agent.

(c)	The Parent must take any action and enter into and deliver any document which is necessary to ensure that any Interim Security Document provides for effective and perfected Interim Security in favour of any successor Agent.

(d)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Interim Lenders or the Parent to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Interim Finance Documents (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(e)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(f)	The Interim Facility Agent shall resign and the Majority Interim Lenders shall replace the Interim Facility Agent in accordance with paragraph (i) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Interim Facility Agent under the Interim Finance Documents, either:

(i)	the Interim Facility Agent fails to respond to a request under Clause 8.8 (FATCA information) and the Parent or an Interim Lender reasonably believes that the Interim Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Interim Facility Agent pursuant to Clause 8.8 (FATCA information) indicates that the Interim Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Interim Facility Agent notifies the Parent and the Interim Lenders that the Interim Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Parent or an Interim Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Interim Facility Agent were a FATCA Exempt Party, and the Parent or that Interim Lender, by notice to the Interim Facility Agent, requires it to resign.

Defaulting Lender

1.	For so long as a Defaulting Lender has any undrawn Interim Commitment, in ascertaining (i) the Majority Interim Lenders; or (ii) whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Interim Commitments under the relevant Interim Facilities or the agreement of any specified group of Interim Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Interim Lenders under the Interim Finance Documents, that Defaulting Lender’s Interim Commitments under the relevant Interim Facilities will be reduced by the amount of its undrawn Interim Commitments under the relevant Interim Facilities and, to the extent that that reduction results in that Defaulting Lender’s Total Interim Commitments being zero, that Defaulting Lender shall be deemed not to be an Interim Lender for the purposes of (i) and (ii) above.

2.	For the purposes of paragraph 1 above, the Interim Facility Agent may assume that the following Interim Lenders are Defaulting Lenders:

(a)	any Interim Lender which has notified the Interim Facility Agent that it has become a Defaulting Lender;

(b)	any Interim Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred,

unless it has received notice to the contrary from the Interim Lender concerned (together with any supporting evidence reasonably requested by the Interim Facility Agent) or the Interim Facility Agent is otherwise aware that the Interim Lender has ceased to be a Defaulting Lender.

3.	Without prejudice to any other provision of this Agreement, the Agents may disclose and, on the written request of the Parent or the Majority Interim Lenders, shall, as soon as reasonably practicable, disclose the identity of a Defaulting Lender to the Parent and to the other Interim Finance Parties.

4.	If any Interim Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Interim Lender continues to be Defaulting Lender, give the Interim Facility Agent three (3) Business Days’ notice of cancellation of all or any part of each undrawn Interim Commitment of that Interim Lender.

Part 3

Replacement of an Interim Lender / Increase

1.	Replacement of an Interim Lender

(a)	If at any time:

(i)	any Interim Finance Party becomes or is a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 9.3 (Illegality) or to pay additional amounts pursuant to Clause 8.1 (Gross-up), Clause 8.3 (Tax indemnity) or Clause 9.1 (Increased Costs) to any Interim Finance Party;

(iii)	any Interim Finance Party invokes the benefit of Clauses 7.7 (Absence of quotations) to 7.9 (Proposed Disrupted Loans) (inclusive); or

(iv)	any Interim Finance Party becomes or is a Defaulting Lender,

then the Parent may, on no less than five (5) Business Days’ prior written notice (a “Replacement Notice”) to the Interim Facility Agent and such Interim Finance Party (a “Replaced Lender”):

(A)	replace a participation of such Replaced Lender by requiring such Replaced Lender to (and such Replaced Lender shall) transfer pursuant to Clause 21 (Changes to Parties) on such dates as specified in the Replacement Notice all or part of its rights and obligations under this Agreement to an Interim Lender constituting a New Interim Lender under Clause 21.2 (Transfers by Interim Lenders) selected by the Parent, which confirms its (or their) willingness to assume and does assume all or part of the obligations of the Replaced Lender (including the assumption of the Replaced Lender’s participations or unfunded or undrawn participations (as the case may be) on the same basis as the Replaced Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the applicable outstanding principal amount of such Replaced Lender’s participation in the outstanding Interim Loans and all related accrued interest, Break Costs and other amounts payable in relation thereto under the Interim Finance Documents in respect of such transferred participation; and/or

(B)	prepay on such dates as specified in the Replacement Notice all or any part of such Interim Lender’s participation in the outstanding Interim Loans and all related accrued interest, Break Costs and other amounts payable in relation thereto under the Interim Finance Documents in respect of such participation; and/or cancel all or part of the undrawn Interim Commitments of that Replaced Lender on such dates as specified in the Replacement Notice.

(b)	Any notice delivered under paragraph (a) above (or any subsequent notice for this purpose, as applicable) may be accompanied by a Transfer Certificate complying with Clause 21.4 (Procedure for transfer) and/or an Assignment Agreement complying with Clause 21.5 (Procedure for assignment) and any other related documentation to effect the transfer or assignment, which Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment (if attached) shall be promptly (and by no later than three (3) Business Days from receiving such Transfer Certificate, Assignment Agreement and any other related documentation) executed by the relevant Replaced Lender and returned to the Parent.

(c)	Notwithstanding the requirements of Clause 21 (Changes to Parties) or any other provisions of the Interim Finance Documents, if a Replaced Lender does not execute and/or return a Transfer Certificate, an Assignment Agreement and any other related documentation to effect the transfer or assignment as required by paragraph (b) above within three (3) Business Days of delivery by the Parent, the relevant transfer or transfers or assignment and assignments shall automatically and immediately be effected for all purposes under the Interim Finance Documents on payment of the replacement amount to the Interim Facility Agent (for the account of the relevant Replaced Lender), and the Interim Facility Agent may (and is authorised by each Interim Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate, Assignment Agreement and any other related documentation to effect the transfer or assignment on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations or assign its rights under this Agreement pursuant to paragraph (a) above which shall be effective for the purposes of Clause 21.4 (Procedure for transfer) and Clause 21.5 (Procedure for assignment). The Interim Facility Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (c) and, for the avoidance of doubt, the provisions of Clause 14.4 (Exoneration of the Arrangers and the Agents) shall apply in relation thereto.

(d)	If the Parent or the Interim Facility Agent (at the request of the Parent) has requested the Interim Lenders to give a consent in relation to, or to agree to a release, waiver or amendment of, any provisions of the Interim Finance Documents or other vote of the Interim Lenders under the terms of this Agreement, where the requested consent, release, waiver or amendment is one which requires greater than Majority Interim Lender consent pursuant to this Agreement and has been agreed to by the Majority Interim Lenders, then any Interim Lender who has not consented or agreed (or fails to reject) to such request by the end of the period of ten (10) Business Days (or any other period of time notified by the Parent, with the prior agreement of the Interim Facility Agent if the period for this provision to operate is less than ten (10) Business Days) of a request being made such Interim Lender shall be deemed a “Non-Consenting Lender”.

(e)	If any Non-Consenting Lender fails to assist with any step required to implement the Parent’s right to prepay that Non-Consenting Lender or to replace that Non-Consenting Lender pursuant to this paragraph 1 within three (3) Business Days of a request to do so by the Parent, then that Non-Consenting Lender shall be automatically excluded from participating in that vote, and its participations, Interim Commitments and vote (as the case may be) shall not be included (or, as applicable, required) with the Total Interim Commitments or otherwise when ascertaining whether the approval of Majority Interim Lenders, all Interim Lenders, or any other class of Interim Lenders (as applicable) has been obtained with respect to that request for a consent or agreement; and its status as an Interim Lender shall be disregarded for the purpose of ascertaining whether the agreement or any specified group of Interim Lenders has been obtained to approve the request.

2.	Increase

(a)	The Parent may by giving prior notice to the Interim Facility Agent after the effective date of a cancellation of:

(i)	the undrawn Interim Commitments of a Defaulting Lender in accordance with paragraph 3 of Part 2 (Defaulting Lender) of this Schedule 5; or

(ii)	the Interim Commitments of an Interim Lender in accordance with Clause 9.3 (Illegality) or paragraph 1 (Replacement of an Interim Lender) above,

request that the Interim Commitments be increased (and the Interim Commitments shall be so increased) up to the amount of the undrawn Interim Commitments or Interim Commitments so cancelled as described in the following paragraphs.

(b)	Following a request as described in paragraph (a) above:

(i)	the increased Interim Commitments will be assumed by one or more Interim Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Parent and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of an Interim Lender corresponding to that part of the increased Interim Commitments which it is to assume, as if it had been an Original Interim Lender;

(ii)	each Obligor and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligor and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Interim Lender;

(iii)	each Increase Lender shall become a Party as an Interim Lender and any Increase Lender and each of the other Interim Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Interim Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Interim Lender;

(iv)	the Interim Commitments of the other Interim Lenders shall continue in full force and effect; and

(v)	any increase in the Interim Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in paragraph (c) below are satisfied.

(c)	An increase in the Interim Commitments will only be effective on:

(i)	the execution by the Interim Facility Agent of an Increase Confirmation from the relevant Increase Lender;

(ii)	in relation to an Increase Lender which is not an Interim Lender immediately prior to the relevant increase the Interim Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Interim Commitments by that Increase Lender. The Interim Facility Agent shall promptly notify the Parent and the Increase Lender upon being so satisfied.

(d)	Each Increase Lender, by executing the Increase Confirmation, confirms that the Interim Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Interim Lender or Interim Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)	The Interim Facility Agent shall, as soon as reasonably practicable after it has executed an Increase Confirmation, send to the Parent a copy of that Increase Confirmation.

(f)	Clause 21.3 (Limitation of responsibility of Existing Interim Lenders) shall apply mutatis mutandis in this paragraph 2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Interim Lender” were references to all the Interim Lenders immediately prior to the relevant increase;

(ii)	the “New Interim Lender” were references to that Increase Lender; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a transfer and assignment.

Part 4
Form of Increase Confirmation

To:	[ • ] as Interim Facility Agent, [ • ] as Interim Security Agent and [ • ] as Parent

From:	[ • ] (the Increase Lender)

Dated:	[ • ]

[Company] – [     ] Interim Facilities Agreement

dated [      ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Interim Facilities Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impaired Agent, Replacement of an Interim Facility Agent, Defaulting Lender, Replacement of an Interim Lender / Increase,) of the Interim Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Interim Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Interim Lender under the Interim Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [ • ].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Interim Finance Documents as an Interim Lender.

6.	The Facility Office, address, email address and attention details for notices to the Increase Lender for the purposes of Clause 17.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Interim Lenders’ obligations referred to in paragraph (f) of paragraph 2 (Increase) of Part 3 (Replacement of an Interim Lender / Increase) of Schedule 5 (Impairment and Replacement of Interim Finance Parties) of the Interim Facilities Agreement.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Interim Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule to the Increase Confirmation

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Interim Facilities Agreement by the Interim Facility Agent.

[Interim Facility Agent]

By:

Part 5
Definitions

Capitalised terms in this Schedule 5 shall have the meanings ascribed to such terms in Schedule 1 (Definitions and Interpretation) and this Part 5, as applicable.

“Acceptable Bank” means a bank or financial institution which has a long-term credit rating of at least BBB- by Standard & Poor’s Rating Services or Fitch Ratings Ltd or at least Baa3 by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or any Interim Finance Party or any Affiliate of an Interim Finance Party.

“Authorisation” means an authorisation, consent, approval, licence, filing, notarisation or registration, in each case required by any applicable law or regulation.

“Defaulting Lender” means any Interim Lender:

(a)	which has failed to make its participation in an Interim Loan available (or has notified the Interim Facility Agent or the Parent (which has notified the Interim Facility Agent) that it will not make its participation in an Interim Loan available) by the Drawdown Date of that Interim Loan in accordance with Clause 5.3 (Advance of Interim Loans) or which has failed to provide cash collateral;

(b)	which has otherwise rescinded or repudiated an Interim Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing.

“Impaired Agent” means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Interim Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates an Interim Finance Document;

(c)	(if the Agent is also an Interim Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of Defaulting Lender; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three (3) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Part 4 (Form of Increase Confirmation) of this Schedule 5.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Non-Consenting Lender” has the meaning given to that term in paragraph (d) of paragraph 1 (Replacement of an Interim Lender) of Part 3 (Replacement of an Interim Lender / Increase) of this Schedule 5.

Schedule 6

Form of Transfer Certificate

To:         [ ● ] as Interim Facility Agent

From:    [ ● ] (the “Existing Interim Lender”) and [ ● ] (the “New Interim Lender”)

Dated:   [ ● ]

[Company] – [          ] Interim Facilities Agreement

dated [           ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This is a Transfer Certificate. Terms defined in the Interim Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 21.4 (Procedure for transfer) of the Interim Facilities Agreement:

(a)	Subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Existing Interim Lender and the New Interim Lender agree to the Existing Interim Lender transferring to the New Interim Lender by novation all or part of the Existing Interim Lender’s Interim Commitments, rights and obligations referred to in the Schedule in accordance with Clause 21.4 (Procedure for transfer) of the Interim Facilities Agreement.

(b)	The proposed Transfer Date is [ ● ].

(c)	The Facility Office and address, email address and attention details for notices of the New Interim Lender for the purposes of Clause 17.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

3.	The New Interim Lender expressly acknowledges the limitations on the Existing Interim Lender’s obligations set out in paragraph (c) of Clause 21.3 (Limitation of responsibility of Existing Interim Lenders) of the Interim Facilities Agreement.

4.	Notwithstanding any assignment, transfer or novation by any Interim Lender to any New Interim Lender, participant or sub-participant, of all or any part of its rights and obligations under the Interim Facilities Agreement or any of the other Interim Finance Documents, the parties hereto agree that any security interest created or guarantee given under this Agreement or any other Interim Finance Documents (or in relation to the Interim Facilities Agreement or any other Interim Finance Documents) shall be preserved and continue in full force and effect to the benefit of, among others, such New Interim Lender, participant or sub-participant.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

7.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Interim Lender’s interest in the Interim Security in all jurisdictions. It is the responsibility of the New Interim Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Interim Lender’s Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule to the Transfer Certificate

Commitment/rights and obligations to be transferred

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

[Existing Interim Lender]

By:

[New Interim Lender]

By:

This Transfer Certificate is accepted by the Interim Facility Agent and the Transfer Date is confirmed as [ ● ].

[Interim Facility Agent]

By:

Schedule 7

Form of Assignment Agreement

To:         [ ● ] as Interim Facility Agent

From:    [ ● ] (the “Existing Interim Lender”) and [ ● ] (the “New Interim Lender”)

Dated:   [ ● ]

[Company] – [          ] Interim Facilities Agreement

dated [             ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This is an Assignment Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 21.5 (Procedure for assignment) of the Interim Facilities Agreement.

3.	Subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Existing Interim Lender assigns absolutely to the New Interim Lender all the rights of the Existing Interim Lender under the Interim Facilities Agreement, the other Interim Finance Documents and in respect of the Interim Security which correspond to that portion of the Existing Interim Lender’s Interim Commitments and participations in Interim Loans under the Interim Facilities Agreement as specified in the Schedule;

4.	Subject to paragraph (e) of Clause 21.2 (Transfers by Interim Lenders), the Existing Interim Lender is released from all the obligations of the Existing Interim Lender which correspond to that portion of the Existing Interim Lender’s Interim Commitments and participations in Interim Loans under the Interim Facilities Agreement specified in the Schedule.

5.	The New Interim Lender becomes a Party as an Interim Lender and is bound by obligations equivalent to those from which the Existing Interim Lender is released under paragraph 4 above.

6.	The proposed Transfer Date is [ ● ].

7.	On the Transfer Date the New Interim Lender becomes Party to the Interim Finance Documents as an Interim Lender.

8.	The New Interim Lender expressly acknowledges the limitations on the Existing Interim Lender’s obligations set out in paragraph (c) of Clause 21.3 (Limitation of responsibility of Existing Interim Lenders) of the Interim Facilities Agreement.

9.	This Assignment Agreement acts as notice to the Interim Facility Agent (on behalf of each Interim Finance Party) and, upon delivery in accordance with Clause 21.6 (Copy of Transfer Certificate or Assignment Agreement to the Parent) of the Interim Facilities Agreement, to the Parent of the assignment referred to in this Assignment Agreement.

10.	The Facility Office and address, email address and attention details for notices of the New Interim Lender for the purposes of Clause 17.1 (Mode of service) of the Interim Facilities Agreement are set out in the Schedule.

11.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

12.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by [English] law.

13.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:	The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Interim Lender’s interest in the Interim Security in all jurisdictions. It is the responsibility of the New Interim Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Interim Lender’s Interim Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule to the Assignment Agreement

Commitment/rights and obligations to be transferred by assignment, release and accession

[INSERT RELEVANT DETAILS]

[Facility office address, email address and attention details for notices and account details for payments]

[Existing Interim Lender]

By:

[New Interim Lender]

By:

This Assignment Agreement is accepted by the Interim Facility Agent and the Transfer Date is confirmed as [ ● ].

[Signature of this Assignment Agreement by the Interim Facility Agent constitutes confirmation by the Interim Facility Agent of receipt of notice of the assignment referred to herein, which notice the Interim Facility Agent receives on behalf of each Interim Finance Party.]

[Interim Facility Agent]

By:

Schedule 8

The Original Interim Lenders

Name of Original Interim Lender	Interim Facility (GBP) Commitment	Interim Facility (EUR) Commitment
Deutsche Bank AG, London Branch	£574,000,000	€134,400,000
Goldman Sachs Bank USA	£430,500,000	€100,800,000
Barclays Bank PLC	£430,500,000	€100,800,000
	£1,435,000,000	€336,000,000

Schedule 9

GUARANTEE

1.	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Interim Finance Party punctual performance by each Obligor of all of that Obligor’s payment obligations under the Interim Finance Documents;

(b)	undertakes with each Interim Finance Party that whenever an Obligor does not pay any amount when due under any Interim Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Interim Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Interim Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Interim Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Schedule 9 if the amount claimed had been recoverable on the basis of a guarantee.

2.	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Interim Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by an Interim Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Schedule 9 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

4.	Waiver of defences

The obligations of each Guarantor under this Schedule 9 will not be affected by an act, omission, matter or thing which, but for this Schedule 9, would reduce, release or prejudice any of its obligations under this Schedule 9 (without limitation and whether or not known to it or any Interim Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or any other person;

(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Company;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of an Interim Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Interim Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Interim Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

5.	Guarantor Intent

Without prejudice to the generality of paragraph 4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Interim Finance Documents and/or any facility or amount made available under any of the Interim Finance Documents.

6.	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Interim Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Schedule 9. This waiver applies irrespective of any law or any provision of an Interim Finance Document to the contrary.

7.	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Interim Finance Documents have been irrevocably paid in full, each Interim Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Interim Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantors or on account of a Guarantor’s liability under this Schedule 9 unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under the Interim Finance Documents.

8.	Deferral of rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Interim Finance Documents have been irrevocably paid in full and unless the Interim Facility Agent otherwise directs, a Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Interim Finance Documents or by reason of any amount being payable, or liability arising, under this Schedule 9:

(a)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under the Interim Finance Documents or of any other guarantee or security interest taken pursuant to, or in connection with, the Interim Finance Documents by any Interim Finance Party;

(b)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under paragraph 1 (Guarantee and indemnity);

(c)	to exercise any right of set-off against any Obligor; and/or

(d)	to claim or prove as a creditor of any Obligor in competition with any Interim Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Interim Finance Parties by the Obligors under or in connection with the Interim Finance Documents to be repaid in full on trust for the Interim Finance Parties and shall promptly pay or transfer the same to the Interim Facility Agent or as the Interim Facility Agent may direct for application in accordance with Clause 10 (Payments).

9.	Release of Guarantor’s right of contribution

If any Guarantor (a “Retiring Party”) ceases to be a Guarantor in accordance with the terms of the Interim Finance Documents for the purpose of any sale or other disposal of that Retiring Party then on the date such Retiring Party ceases to be a Guarantor:

(a)	that Retiring Party is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Interim Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Interim Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Interim Finance Parties under any Interim Finance Document or of any other security taken pursuant to, or in connection with, any Interim Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Party.

10.	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Interim Finance Party.

11.	Limitation

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Act and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

Schedule 10

form of extension request

To:         [ ● ] as Interim Facility Agent

From:    [ ● ] (the Parent)

Dated:   [ ● ]

[Company] – [           ] Interim Facilities Agreement

dated [              ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This Extension Request shall take effect as an Extension Request for the purpose of Clause 6.4 (Extension Option) of the Interim Facilities Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.	We refer to Clause 6.4 (Extension Option) of the Interim Facilities Agreement.

3.	We hereby request that the Final Repayment Date be extended to the Extended Final Repayment Date.

4.	We hereby confirm that no Major Event of Default is continuing on the date of this Extension Request.

5.	This Extension Request and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Extension Request has been entered into on the date stated at the beginning of this Extension Request.

[Parent]

By:

Schedule 11

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1.	The Additional guarantors

(a)	Constitutional documents: a copy of the constitutional documents of the Additional Guarantor (including statutory registers).

(b)	Board approvals: with respect to each Additional Guarantor, to the extent legally required or if required by its constitutional documents, a copy of a resolution of the board of directors or equivalent body of such Additional Guarantor approving the Interim Finance Documents to which it is a party and the transactions contemplated thereby.

(c)	Specimen signatures: specimen signatures for the person(s) authorised in the resolutions referred to above.

(d)	Director’s certificates: a certificate from the Additional Guarantor (signed by an authorised signatory):

(i)	certifying that each copy document relating to it specified in paragraphs (a) to (c) above is correct, complete and (to the extent executed) in full force and effect and has not been amended or superseded prior to the date of the relevant Accession Deed; and

(ii)	confirming that borrowing, guaranteeing or securing (as appropriate) the Total Interim Commitments would not cause any borrowing, guaranteeing, security or other similar limit binding on it to be exceeded, subject to any guarantee limitations included in the relevant Accession Deed.

2.	Interim Finance Documents

(a)	A copy of the Accession Deed signed by the Additional Guarantor and the Parent.

(b)	Any Interim Security Documents which, subject to the Agreed Security Principles, are required by the Interim Facility Agent to be executed by the proposed Additional Guarantor.

3.	Legal Opinions

(a)	A legal opinion from Latham & Watkins as English law counsel to the Arrangers and the Interim Lenders in respect of enforceability of the Accession Deed governed by English law and capacity of the Additional Guarantor incorporated in England and Wales.

(b)	If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or is executing an Interim Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Arrangers and the Interim Lenders or the legal advisers to the Additional Guarantors where customary in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Interim Finance Documents (the "Applicable Jurisdiction") as to the law of the Applicable Jurisdiction and in the form distributed to the Interim Lenders prior to signing the Accession Deed.

4.	Other Conditions Precedent

(a)	Process Agent: if the Additional Guarantor is not incorporated in England and Wales, evidence that the process agent appointed in respect of the Interim Finance Documents for such Additional Guarantor has accepted its appointment as agent for service of process.

(b)	Financial Statements: a copy of the latest audited financial statements of the Additional Guarantor.

(c)	KYC: evidence that each of the Interim Facility Agent and the Interim Security Agent has carried out, and is satisfied with the results of, its “know your customer” checks.

Schedule 12

Form of Accession Deed

To:	[ ] as Interim Facility Agent for itself and each of the other parties to the Interim Facilities Agreement referred to below

From:	[Subsidiary] and [Parent]

Dated:

Dear Sirs

[Company] – [     ] Interim Facilities Agreement

dated [          ] (as amended from time to time) (the “Interim Facilities Agreement”)

1.	We refer to the Interim Facilities Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Interim Facilities Agreement. Terms defined in the Interim Facilities Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Interim Facilities Agreement and the other Interim Finance Documents as an Additional Guarantor pursuant to Clause 21.9 (Additional Guarantors) of the Interim Facilities Agreement. [Subsidiary] is a [company] duly incorporated under the laws of [name of relevant jurisdiction] and is a [limited liability company] with registered number [ ].

3.	[Subsidiary's] administrative details for the purposes of the Interim Facilities Agreement are as follows:

Address:

Email address:

Attention:

4.	[Add applicable guarantee limitation language]

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

[EXECUTED AS A DEED

By: [Subsidiary]

Director
Director/Secretary]

OR

[EXECUTED AS A DEED
By: [Subsidiary]
Signature of Director
Name of Director
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness]

The Parent

[Parent]

By:

Schedule 13

Form of us tax compliance certificates

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Interim Facilities Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Interim Facilities Agreement”), among, inter alia, the Parent and each Interim Lender from time to time party thereto.

Pursuant to the provisions of paragraph (b) of Clause 8.7 (US Tax Forms) of the Interim Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Interim Loan(s) (as well as any note(s) evidencing such Interim Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the US Code, (iii) it is not a “10-percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the US Code and (iv) it is not a “controlled foreign corporation” related to the US Borrower as described in Section 881(c)(3)(C) of the US Code.

The undersigned has furnished the Interim Facility Agent and the US Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the US Borrower and the Interim Facility Agent, and (2) the undersigned shall have at all times furnished the US Borrower and the Interim Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Interim Facilities Agreement and used herein shall have the meanings given to them in the Interim Facilities Agreement.

[NAME OF INTERIM LENDER]

By:

Name:

Title:

Date:

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Interim Facilities Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Interim Facilities Agreement”), among, inter alia, the Parent and each Interim Lender from time to time party thereto.

Pursuant to the provisions of paragraph (b) of Clause 8.7 (US Tax Forms) of the Interim Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the US Code, (iii) it is not a “10-percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the US Code and (iv) it is not a “controlled foreign corporation” related to the US Borrower as described in Section 881(c)(3)(C) of the US Code.

The undersigned has furnished its participating Interim Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Interim Lender in writing, and (2) the undersigned shall have at all times furnished such Interim Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Interim Facilities Agreement and used herein shall have the meanings given to them in the Interim Facilities Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Interim Facilities Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Interim Facilities Agreement”), among, inter alia, the Parent and each Interim Lender from time to time party thereto.

Pursuant to the provisions of paragraph (b) of Clause 8.7 (US Tax Forms) of the Interim Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the US Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the US Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the US Borrower as described in Section 881(c)(3)(C) of the US Code.

The undersigned has furnished its participating Interim Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Interim Lender and (2) the undersigned shall have at all times furnished such Interim Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Interim Facilities Agreement and used herein shall have the meanings given to them in the Interim Facilities Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Interim Facilities Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Interim Facilities Agreement”), among, inter alia, the Parent and each Interim Lender from time to time party thereto.

Pursuant to the provisions of paragraph (b) of Clause 8.7 (US Tax Forms) of the Interim Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Interim Loan(s) (as well as any note(s) evidencing such Interim Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Interim Loan(s) (as well as any note(s) evidencing such Interim Loan(s)), (iii) with respect to the extension of credit pursuant to this Interim Facilities Agreement or any other Interim Finance Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the US Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the US Borrower within the meaning of Section 871(h)(3)(B) of the US Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the US Borrower as described in Section 881(c)(3)(C) of the US Code.

The undersigned has furnished the Interim Facility Agent and the US Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the US Borrower and the Interim Facility Agent, and (2) the undersigned shall have at all times furnished the US Borrower and the Interim Facility Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Interim Facilities Agreement and used herein shall have the meanings given to them in the Interim Facilities Agreement.

[NAME OF INTERIM LENDER]

By:

Name:

Title:

Date:

Schedule 14

REFERENCE RATE TERMS

CURRENCY:	Sterling.
Cost of funds pursuant to Clause 7.9 (Proposed Disrupted Loans) as a fallback
Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	An RFR Banking Day.
Baseline CAS:	None specified.
Break Costs:	None specified.

Business Day Conventions:	(a)	If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)	subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Interim Facility Agent, or by any other Interim Finance Party which agrees with the Company to do so in place of the Interim Facility Agent) of the Central Bank Rate Spreads for the five (5) most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Interim Facility Agent (or by any other Interim Finance Party which agrees with the Parent to do so in place of the Interim Facility Agent) of:

(a)       the Daily Rate for that RFR Banking Day; and

(b)       the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or

(b)           if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)       the Central Bank Rate for that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment ; or

(c)           if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than one (1) per cent., the Daily Rate shall be deemed to be one (1) per cent.

Lookback Period:	Five (5) RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Interim Facility (GBP) Loan; and

(b) the applicable Baseline CAS.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Interest Periods
Length of Interest Period in absence of selection (paragraph (e) of Clause 7.2 (Payment of interest)):	One (1) month prior to the Extension Effective Date and three (3) months upon and following the Extension Effective Date (or, if earlier, a period ending on the Final Repayment Date).
Periods capable of selection as Interest Periods (paragraph (b) of Clause 7.2 (Payment of interest)):

(a)           Prior to the Extension Effective Date, one (1), two (2) or three (3) weeks, one (1) or two (2) months or ninety (90) days (or any other period agreed with the Interim Facility Agent).

(b)           Upon and following the Extension Effective Date, one (1), two (2) or three (3) months (or any other period agreed with the Interim Facility Agent).

Reporting Times
Deadline for Interim Lenders to report market disruption in accordance with Clause 7.8 (Market Disruption Notice)	Close of business in London on the Reporting Day for the relevant Interim Facility (GBP) Loan.
Deadline for Interim Lenders to report their cost of funds in accordance with Clause 7.9 (Proposed Disrupted Loan)	Close of business on the date falling five (5) Business Days after the Reporting Day for the relevant Interim Facility (GBP) Loan.

Schedule 15

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for an Interim Facility (GBP) Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Interim Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Interim Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four (4) decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 16

CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for an Interim Facility (GBP) Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 365 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

SIGNATORIES

THE PARENT

/s/ Craig L. Eaton
for and on behalf of

PREMIER ENTERTAINMENT PARENT, LLC

Name:	Craig L. Eaton

Title:	Executive Vice President, General Counsel and Secretary

Notice Details

Address:	100 Westminster Street, Providence, Rhode Island 02903
Email:	Craig@ballys.com
Attention:	Craig L. Eaton, General Counsel
Telephone:	1-401-475-8414
Fax:	1-401-727-4770

[Project Lincoln - signature page to Interim Facilities Agreement]

THE BORROWER

/s/ Craig L. Eaton
for and on behalf of

PREMIER ENTERTAINMENT SUB, LLC

Name:	Craig L. Eaton

Title:	Executive Vice President, General Counsel and Secretary

Notice Details

Address:	100 Westminster Street, Providence, Rhode Island 02903
Email:	Craig@ballys.com
Attention:	Craig L. Eaton, General Counsel
Telephone:	1-401-475-8414
Fax:	1-401-727-4770

[Project Lincoln - signature page to Interim Facilities Agreement]

ARRANGERS

/s/ Hoby Buvat
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Arranger

Name:	Hoby Buvat

Title:	MD

/s/ Jeremy Sellay
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Arranger

Name:	Jeremy Sellay

Title:	MD

Notice details

Address:	Winchester House, 1 Great Winchester Street, 5th Floor, London UK EC2N 2DB
Email:	mark.dixson@db.com
Attention:	Mark Dixson
Telephone:	+44(20)754-74716
Fax:	+44(20)754-57130

[Project Lincoln - signature page to Interim Facilities Agreement]

/s/ Robert Ehudih
for and on behalf of

GOLDMAN SACHS BANK USA
as Arranger

Name:	Robert Ehudih

Title:	Authorized Signator

Notice details

Address:	200 West Street New York, NY 10282
Email:	gs-sbd-admin-contacts@ny.email.gs.com
Telephone:	212-902-1099
Fax:	917-977-3966

[Project Lincoln - signature page to Interim Facilities Agreement]

/s/ Jeremy Hazan
for and on behalf of

BARCLAYS BANK PLC
as Arranger

Name:	Jeremy Hazan

Title:	Managing Director

Notice details

Address:	745 7th Avenue, New York, NY 10019
Email:	Ali.Hassan2@barclays.com
Attention:	Bank Debt Management/ Ali Hassan
Telephone:	+1 (212) 412-1140

[Project Lincoln - signature page to Interim Facilities Agreement]

ORIGINAL INTERIM LENDERS

/s/ Hoby Buvat
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Original Interim Lender

Name:	Hoby Buvat

Title:	MD

/s/ Jeremy Sellay
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Original Interim Lender

Name:	Jeremy Sellay

Title:	MD

Notice details

Address:	Winchester House, 1 Great Winchester Street, 5th Floor, London UK EC2N 2DB
Email:	mark.dixson@db.com
Attention:	Mark Dixson
Telephone:	+44(20)754-74716
Fax:	+44(20)754-57130

[Project Lincoln - signature page to Interim Facilities Agreement]

/s/ Robert Ehudin
for and on behalf of

GOLDMAN SACHS BANK USA
as Original Interim Lender

Name:	Robert Ehudin

Title:	Authorized Signator

Notice details

Address:	200 West Street New York, NY 10282
Email:	gs-sbd-admin-contacts@ny.email.gs.com
Telephone:	212-902-1099
Fax:	917-977-3966

[Project Lincoln - signature page to Interim Facilities Agreement]

/s/ Jeremy Hazan
for and on behalf of

BARCLAYS BANK PLC
as Original Interim Lender

Name:	Jeremy Hazan

Title:	Managing Director

Notice details

Address:	745 7th Avenue, New York, NY 10019
Email:	Ali.Hassan2@barclays.com
Attention:	Bank Debt Management/ Ali Hassan
Telephone:	+1 (212) 412-1140

[Project Lincoln - signature page to Interim Facilities Agreement]

INTERIM FACILITY AGENT

/s/ Vikki Adams
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Interim Facility Agent

Name:	Vikki Adams

Title:	Vice President

/s/ Craig Hoepfl
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Interim Facility Agent

Name:	Craig Hoepfl

Title:	Vice President

Notice details

Address:	Winchester house, 1 Great Winchester Street, London, EC2N 2DB
Email:	vikki.adams@db.com
Attention:	Vikki Adams
Telephone:	+44(20)754-75855

[Project Lincoln - signature page to Interim Facilities Agreement]

INTERIM SECURITY AGENT

/s/ Vikki Adams
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Interim Security Agent

Name:	Vikki Adams

Title:	Vice President

/s/ Craig Hoepfl
for and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH
as Interim Security Agent

Name:	Craig Hoepfl

Title:	Vice President

Notice details

Address:	Winchester house, 1 Great Winchester Street, London, EC2N 2DB
Email:	vikki.adams@db.com
Attention:	Vikki Adams
Telephone:	+44(20)754-75855

[Project Lincoln - signature page to Interim Facilities Agreement]